EXECUTION

Exhibit 10.2

CREDIT AGREEMENT

$200,000,000 Revolving Credit Facility

Dated as of September 15, 2003

among

CATELLUS DEVELOPMENT CORPORATION

and

CATELLUS LAND AND DEVELOPMENT CORPORATION,

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender, and L/C Issuer,

FLEET NATIONAL BANK,

as Syndication Agent,

BANK ONE, NA,

as Documentation Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Managing Agent,

UNION BANK OF CALIFORNIA, N.A.,

as Managing Agent,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

as

Sole Lead Arranger and Sole Book Manager

i

5.02	Authorization; No Contravention	65
5.03	Governmental Authorization; Other Consents	65
5.04	Binding Effect	65
5.05	Financial Statements; No Material Adverse Effect	65
5.06	Litigation	66
5.07	No Default	66
5.08	Ownership of Property; Liens	66
5.09	Environmental Compliance	66
5.10	Insurance	67
5.11	Taxes	67
5.12	ERISA Compliance	67
5.13	Subsidiaries; Pledge of Capital Stock	68
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	68
5.15	Disclosure	69
5.16	Compliance with Laws	69
5.17	Tax Shelter Regulations	69
5.18	Intellectual Property; Licenses, Etc.	69
5.19	Violation of Laws; Permits	70
5.20	Borrowing Base Assets	70
5.21	Leases and Ground Leases	70
5.22	Notes Receivable	70
5.23	Solvency	71
5.24	Additional Representations and Warranties as of the REIT Conversion Date	71
5.25	Additional Representations and Warranties as of the REIT Election Date	72

ARTICLE VI.	AFFIRMATIVE COVENANTS	73
6.01	Financial Statements	73
6.02	Certificates; Other Information	73
6.03	Notices	75
6.04	Payment of Obligations	76
6.05	Preservation of Existence, Etc	76
6.06	Maintenance of Properties	76
6.07	Maintenance of Insurance	77
6.08	Compliance with Laws	77
6.09	Books and Records	77
6.10	Inspection Rights	77
6.11	Use of Proceeds	78
6.12	Additional Guarantors and Pledge of Capital Stock; Release of Guarantors and Pledges of Guarantor Capital Stock	78
6.13	Pledge by REIT Guarantor; Pledge and Delivery of Notes Receivable	80
6.14	Borrowing Base Certificate	82

ARTICLE VII.	NEGATIVE COVENANTS	82
7.01	Liens	82
7.02	Investments and Development Costs	83
7.03	Indebtedness	84
7.04	Fundamental Changes	85
7.05	Dispositions	86
7.06	Restricted Payments	87
7.07	Change in Nature of Business	88
7.08	Transactions with Affiliates	88

ii

7.09	Burdensome Agreements	88
7.10	Use of Proceeds	88
7.11	Financial Covenants	89
7.12	Fundamental Changes and REIT Covenants	89

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES	90
8.01	Events of Default	90
8.02	Remedies Upon Event of Default	93
8.03	Application of Funds	93

ARTICLE IX.	ADMINISTRATIVE AGENT	94
9.01	Appointment and Authorization of Administrative Agent	94
9.02	Delegation of Duties	94
9.03	Liability of Administrative Agent	95
9.04	Reliance by Administrative Agent	95
9.05	Notice of Default	96
9.06	Credit Decision; Disclosure of Information by Administrative Agent	96
9.07	Indemnification of Administrative Agent	96
9.08	Administrative Agent in its Individual Capacity	97
9.09	Successor Administrative Agent	97
9.10	Administrative Agent May File Proofs of Claim	98
9.11	Agent Under Other Loan Documents, Collateral, Release of Collateral and Release of Guaranty Matters	99
9.12	Other Agents; Arrangers and Managers	99

ARTICLE X.	MISCELLANEOUS	100
10.01	Amendments, Etc.	100
10.02	Notices and Other Communications; Facsimile Copies	101
10.03	No Waiver; Cumulative Remedies	102
10.04	Attorney Costs, Expenses and Taxes	102
10.05	Indemnification by Loan Parties	103
10.06	Payments Set Aside	104
10.07	Successors and Assigns	104
10.08	Confidentiality	107
10.09	Set-off	108
10.10	Interest Rate Limitation	109
10.11	Counterparts	109
10.12	Integration	109
10.13	Survival of Representations and Warranties	109
10.14	Severability	109
10.15	Tax Forms	110
10.16	Replacement of Lenders	111
10.17	Governing Law	112
10.18	Waiver of Right to Trial by Jury	112
10.19	Time of the Essence	113

SIGNATURES		S-1

iii

SCHEDULES

2.01	Commitments and Pro Rata Shares
5.01	Jurisdictions of organizational and qualification for each Loan Document Party
5.06	Litigation
5.12	ERISA Disclosure
5.13	Subsidiaries and Other Investment Affiliates
5.21	Ground Lease Property
5.22(a)	Notes Receivable
5.22(b)	Intercompany Notes Receivable not subject to a Pledge
5.22(c)	Notes Receivable (principal outstanding more than $1,000,000) not subject to a Pledge
7.03	Existing Indebtedness
7.11	Financial Covenants
7.12	Anticipated Fundamental Changes
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F(1)	Guaranty (REIT Guarantor)
F(2)	Guaranty (Subsidiary)
F(3)	Guaranty (Borrower)
G	Intentionally Left Blank
H	Borrowing Base Certificate
I(1)	Pledge Agreement
I(2)	Pledge Agreement (Intercompany Promissory Note)
J	REIT Conversion Compliance Certificate
K	Loan Document Assumption and Affirmation
L	Supplemental Signature Page (New Lender)

iv

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of September 15, 2003, among CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation (the “Pre-REIT Conversion Borrower” or the “OP Borrower”), CATELLUS LAND AND DEVELOPMENT CORPORATION, a Delaware corporation (the “TRS Borrower”, and together with the OP Borrower, each, a “Borrower” and together, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, FLEET NATIONAL BANK, as Syndication Agent, BANK ONE, NA, as Documentation Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Managing Agent, and UNION BANK OF CALIFORNIA, N.A., as Managing Agent.

A. Each Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

B. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adjusted Aggregate NOI” means, for any fiscal quarter for any Real Property, (a) the Aggregate NOI of such Real Property, minus (b) the Adjusted CAPEX of such Real Property.

“Adjusted CAPEX” means, in respect of a reserve for any Real Property, capital expenditures for replacements for any fiscal quarter, the greater of (a) $0.10 per square foot (calculated on an annual basis), or (b) actual expenditures for replacements (on a trailing four fiscal quarter basis), excluding, however, one-time expenditures that increase the rentable area of any Real Property, enhance the value of any Real Property (as opposed to maintaining the value of such Real Property), change the use of any Real Property, represent improvements to recently acquired Real Property contemplated at the time of the acquisition, or expenditures that are reimbursable by third parties not affiliated with any Loan Party.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate NOI” means, for any fiscal quarter for any Real Property, (a) the gross operating income for such fiscal quarter of such Real Property (determined in accordance with GAAP; provided, however, that rentals included in gross operating income shall (i) be based upon the actual cash rentals payable to the owner of such Real Property during such fiscal quarter, without giving effect to straight-line rental accounting under GAAP, and (ii) exclude all deferred rentals for such fiscal quarter), adjusted by deducting the aggregate amount of all reasonable and customary property expenses, including operating costs, maintenance and repair costs and administrative costs, management fees, real estate taxes and insurance premiums attributable to such Real Property for such fiscal quarter; plus (b) all interest income of any Loan Party relating to such Real Property.

“Agreement” means this Credit Agreement.

“Allocable Share” means the Loan Parties’ pro rata share of the capital investment in any Investment Affiliate or Subsidiary.

“Applicable Capitalization Rate” means, for any Real Property, 9.25%.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate + margin below; Letters of Credit	Base Rate + margin below
I	<50%	1.65%	0%
II	≥ 50% and < 55%	1.85%	0%
III	≥ 55% and < 60%	2.00%	0.15%
IV	≥ 60%	2.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective with respect to all Outstanding Amounts as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until delivery of such Compliance Certificate, in which case the Applicable Rate shall be calculated in accordance with such Compliance Certificate on the first Business Day following delivery thereof. The Applicable Rate in effect from the Closing Date shall be determined based upon Pricing Level III.

“Applicable Unused Fee Rate” means the following percentages per annum, based upon the Usage Percentage:

Usage Percentage	Applicable Unused Fee Rate
<33%	0.30%
≥33% and <66%	0.25%
≥66%	0.20%

The Applicable Unused Fee Rate shall be calculated for every calendar quarter.

“Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means (a) the audited consolidated balance sheet of the Consolidated Group for the fiscal year ended December 31, 2002, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Consolidated Group, including the notes thereto; and (b) as applicable, any subsequent audited financial statements of the Consolidated Group delivered pursuant to Section 6.01(a).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” means, individually, the OP Borrower or the TRS Borrower, and “Borrowers” means, collectively, the OP Borrower and the TRS Borrower.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means, as of any date of determination, the sum of the following (without double counting):

(a) the Eligible Stabilized Operating Property Value multiplied by 65%;

(b) the Eligible Ground Lease Property Value multiplied by 65%, in an amount not to exceed 10% of the Borrowing Base Availability;

(c) the sum of the (1) Eligible Lease-Up Property Value, plus (2) the Eligible WIP Value, multiplied by 50%, in an amount not to exceed 20% of the Borrowing Base Availability;

(d) the Eligible Unimproved Land Value multiplied by 25%, in an amount not to exceed 20% of the Borrowing Base Availability;

(e) the book value (in accordance with GAAP) of Eligible Cash owned by the Loan Parties, less a $20,000,000 reserve, in an amount not to exceed 20% of the Borrowing Base Availability;

(f) the Eligible Notes Receivable Value multiplied by 25%, in an amount not to exceed 10% of the Borrowing Base Availability; and

(g) the Eligible Mission Bay Block 28 Value multiplied by 50%, in an amount not to exceed 25% of the Borrowing Base Availability;

provided, however, that (y) all Real Property included in the Borrowing Base and subject to an Eligible Bond Transaction shall not exceed 30% of the Borrowing Base Availability; and (z) if, on the date of determination, (i) Eligible Mission Bay Block 28 is included in the Borrowing Base, the aggregate total of clauses (b) through (g) above shall not exceed 55% of the Borrowing Base Availability, and (ii) no Eligible Mission Bay Block 28 is included in the Borrowing Base, the aggregate total of clauses (b) through (f) above shall not exceed 45% of the Borrowing Base Availability.

“Borrowing Base Availability” means the lesser of (a) the Aggregate Commitments, or (b) the Borrowing Base.

“Borrowing Base Certificate” means a certificate signed by a Responsible Officer of each Borrower, in substantially the form of Exhibit H, with such changes thereto as the Administrative Agent may from time to time reasonably request, and including the addition of any assets that become Eligible Borrowing Base Assets after the delivery of any previous Borrowing Base Certificate, and the deletion of any assets that are no longer Eligible Borrowing Base Assets as of the delivery of the previous Borrowing Base Certificate.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of California, New York or the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Stock” means all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, provided that in no event shall the term “Capital Stock” include convertible notes.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from S&P and Moody’s (or, if at any time either or both of S&P and Moody’s shall not be rating such obligations, then from two such other nationally recognized rating services as may be acceptable to the Administrative Agent) and not listed for possible down-grade in Credit Watch published by S&P; (c) commercial paper, other than commercial paper issued by any Borrower, the REIT Guarantor or any of its Affiliates, maturing no more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to the Administrative Agent); (d) shares of any money market mutual fund rated at least AAA or its equivalent by either S&P or Moody’s; (e) shares of any money market mutual fund whose investment policy restricts it to investments in ‘first tier’ securities as defined by the SEC; and (f) domestic certificates of deposit or time deposits or bankers’ acceptances maturing within 90 days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by (i) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000, or (ii) any Lender.

“Change of Control” means the following:

(a) With respect to the Pre-REIT Conversion Borrower (prior to the REIT Conversion) and the REIT Guarantor (after the REIT Conversion), an event or series of events by which:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (B) and clause (C), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

(b) With respect to the Post-REIT Conversion Borrower, an event or series of events by which:

(i) after the REIT Conversion Date, the REIT Guarantor no longer owns a majority of the outstanding Capital Stock of the Post-REIT Conversion Borrower; or

(ii) after the REIT Conversion Date, the REIT Guarantor no longer serves as the sole general partner of the Post-REIT Conversion Borrower.

(c) With respect to the TRS Borrower, an event or series of events by which the OP Borrower no longer owns 100% of the outstanding Capital Stock of the TRS Borrower, directly or indirectly.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b) or 4.01(c), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning as defined in each Pledge Agreement.

“Collateral Document” means, collectively, (a) each Pledge Agreements and related stock powers and assignments, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Completed” means, with respect to any item of Real Property, that the construction of all improvements (or discreet phase(s) thereof, if applicable) has been completed, certificates of occupancy shall have been issued with respect to such improvements (or other evidence thereof reasonably satisfactory to the Administrative Agent), and such improvements shall be available for immediate occupancy and/or lease in the normal course of business.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Condemnation” means any condemnation proceeding involving any Unencumbered Pool Property or any portion thereof or any parking facility used in connection therewith that has been commenced or, to the knowledge of a Responsible Officer of any Loan Party, that is contemplated by any Governmental Authority.

“Consolidated Group” means, (a) before the REIT Conversion Date, the OP Borrower and its consolidated Subsidiaries; and (b) after the REIT Conversion Date, the REIT Guarantor and its consolidated Subsidiaries.

“Consolidated Leverage Ratio” means, as of any date of determination, the percentage derived from the ratio of (a) Consolidated Total Liabilities (as defined in Schedule 7.11), to (b) Total Asset Value (as defined in Schedule 7.11) for the fiscal quarter most recently ended.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Investment Affiliate” means any Investment Affiliate of which the operational management of such Investment Affiliate, or the oversight of a third-party management company managing the operations of such Investment Affiliate, is controlled, directly or indirectly, through one or more intermediaries, by a Loan Party.

“Credit Extension” means each of the following: (a) a Borrowing, and (b) an L/C Credit Extension.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the non-credit-enhanced, senior unsecured long-term debt of The Gap, provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 3% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 3% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the required funding date, (b) or has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Development” means, with respect to any Real Property project under construction, that the real estate is owned in fee simple title by the owner thereof, and that construction contracts have been entered into and all necessary building permits have been obtained, until the construction of all improvements (or discreet phase(s) thereof, if applicable) of such project shall have been Completed.

“Development Cost” means all costs incurred in connection with construction work-in-progress, the cost of improvements to real property under construction and the cost of the underlying real property and improvements, including, without limitation, all such costs associated with real property subject to Eligible Bond Transactions, Permitted Bond Transactions and Safe Harbor Transactions.

“Development Property” means any Lease-Up Property and any WIP, provided, however, that any such property shall no longer be considered “Development Property” 12 months after the issuance of a certificate of occupancy (or other evidence thereof reasonably satisfactory to the Administrative Agent) for such property.

“Disposition” or “Dispose” means the sale, transfer, exclusive license or other, similar disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Dispose” shall not include (a) any lease or Ground Lease of any Real Property or Unimproved Land in the Ordinary Course of Business, or (b) any transfer of Real Property in connection with an Eligible Bond Transaction.

“Distributions” means the declaring or making by any Borrower, the REIT Guarantor or any Subsidiary of (i) any distribution to the REIT Guarantor or any other Person (other than to any Borrower, any Guarantor (other than the REIT Guarantor) or a Wholly-Owned Subsidiary of a Borrower) of any properties, including cash, rights, obligations, or limited liability company interests or units, on account of any stock, membership interests or partnership interests in any Borrower, the REIT Guarantor or any Subsidiary; or (ii) any purchase, redemption or acquisition for value of any of the stock, limited liability company interests or partnership interests of any Borrower, the REIT Guarantor or any Subsidiary, now or hereafter outstanding.

“Dollar” and “$” mean lawful money of the United States.

“E&P Distribution” means the special dividend to shareholders of the Pre-REIT Conversion Borrower or, after the REIT Conversion Date, the REIT Guarantor (as applicable) of accumulated earnings and profits of the Pre-REIT Conversion Borrower and the REIT Guarantor (as applicable) estimated as of December 31, 2003, in an amount not to exceed $300,000,000, all as more fully described in the S-4.

“Eligible Assignee” has the meaning specified in Section 10.07(g).

“Eligible Bond Transactions” means a transaction wherein a Loan Party is the sole holder of revenue bonds issued by a public or governmental entity pursuant to which such public or governmental entity (a) acquires real property (the “Project”) from a Loan Party with bond proceeds, (b) leases such Project to a Loan Party at a rental sufficient to pay debt service on such revenue bonds, (c) pledges, mortgages or otherwise encumbers such Project and the revenues therefrom to the Loan Party, as the sole holder of the revenue bonds, as security for repayment of such revenue bonds, and (d) grants to such Loan Party a purchase option to repurchase such Real Property upon the maturity of the revenue bonds at a nominal price.

“Eligible Borrowing Base Assets” means all Eligible Stabilized Operating Property, Eligible Ground Lease Property, Eligible Lease-Up Property, Eligible WIP, Eligible Unimproved Land, Eligible Cash, Eligible Notes Receivable and Eligible Mission Bay Block 28.

“Eligible Cash” means all Dollar-denominated cash and Cash Equivalents owned by any Loan Party, including without limitation, cash held as part of a Section 1031 Exchange Account, which cash and Cash Equivalents are subject to no Liens or restrictions (other than such restrictions as are customarily part of a Section 1031 Exchange Agreement). Any such cash shall be maintained in deposit accounts at Bank of America or at another financial institution with total assets in excess of $10,000,000,000.

“Eligible Ground Lease Property” means all Ground Lease Property that is (a) 100% owned in fee simple title by any Loan Party or is subject to an Eligible Bond Transaction; (b) subject to no Lien, other than Permitted Liens; (b) located in the United States; (c) Environmentally Compliant; and (d) to the knowledge of a Responsible Officer of any Loan Party, free from any Material Defect. In addition, to qualify as “Eligible Ground Lease Property,” the Administrative Agent must have confirmed its receipt of satisfactory evidence that the rentals under the Ground Lease for such Ground Lease Property are non-cancellable for the entire term of the Ground Lease.

“Eligible Ground Lease Property Value” means the value of all Eligible Ground Lease Property, determined as follows:

(a) Eligible Ground Lease Property owned in fee simple title (or, with respect to Eligible Ground Lease Property subject to an Eligible Bond Transaction, leased) by any Loan Party for less than one fiscal quarter shall be valued at its cost, in accordance with GAAP;

(b) Eligible Ground Lease Property owned in fee simple title (or, with respect to Eligible Ground Lease Property subject to an Eligible Bond Transaction, leased) by any Loan Party for at least one and less than four fiscal quarters shall be valued by calculating the annualized Aggregate NOI for such Eligible Ground Lease Property for the most recent fiscal quarter, capitalized at the Applicable Capitalization Rate; and

(c) Eligible Ground Lease Property owned in fee simple title (or, with respect to Eligible Ground Lease Property subject to an Eligible Bond Transaction, leased) by any Loan Party for four or more fiscal quarters shall be valued at the Aggregate NOI for such Eligible Ground Lease Property for the four most recent fiscal quarters, capitalized at the Applicable Capitalization Rate.

“Eligible Lease-Up Property” means all Lease-Up Property that is (a) 100% owned in fee simple title by any Loan Party; (b) subject to no Lien, other than Permitted Liens; (b) located in the United States; (c) Environmentally Compliant; and (d) free from any Material Defect; provided, however, that any such Lease-Up Property that does not so qualify to be treated as Stabilized Operating Property 30 months after the receipt of a certificate of occupancy (or other evidence thereof reasonably satisfactory to the Administrative Agent) shall cease to qualify as Eligible Lease-Up Property and shall no longer be included in the Borrowing Base.

“Eligible Lease-Up Property Value” means the value of all Eligible Lease-Up Property, determined as follows:

(a) for a period of up to 12 months after the receipt of a certificate of occupancy (or other evidence thereof reasonably satisfactory to the Administrative Agent), such Eligible Lease-Up Property shall be valued at its book value, in accordance with GAAP; and

(b) for the period of 12 through 30 months after the receipt of a certificate of occupancy (or other evidence thereof reasonably satisfactory to the Administrative Agent), such Eligible Lease-Up Property shall be valued at the annualized Aggregate NOI for such Eligible Lease-Up Property based upon the most recent fiscal quarter, capitalized at the Applicable Capitalization Rate.

“Eligible Mission Bay Block 28” means Mission Bay Block 28 during the period from the Closing Date to the second anniversary of the Closing Date, provided that (a) Mission Bay Block 28 (i) is 100% owned in fee simple title by a Loan Party; (ii) subject to no Lien, other than a Permitted Lien; (iii) remains unoccupied and 100% leased to The Gap pursuant to The Gap Lease; (iv) is Environmentally Compliant; and (v) is free from any Material Defect; (b) all rentals payable under The Gap Lease are current and are not overdue for a period in excess of ten Business Days; and (c) no default or event of default has occurred and is continuing under The Gap Lease.

“Eligible Mission Bay Block 28 Value” means the value of Eligible Mission Bay Block 28, determined as follows:

(a) if The Gap has a Debt Rating of at least Ba2 or BB or better, the Eligible Mission Bay Block 28 shall be valued at the annualized Aggregate NOI for such Eligible Mission Bay Block 28 based upon the most recent fiscal quarter, capitalized at the Applicable Capitalization Rate; and

(b) if The Gap has a Debt Rating of less than Ba2 or BB, the Eligible Mission Bay Block 28 shall be valued at its book value in accordance with GAAP;

provided, however, that after the second anniversary of the Closing Date, or if Mission Bay Block 28 is no longer leased to The Gap, then Mission Bay Block 28 shall not qualify as Eligible Mission Bay Block 28, and shall only be included in the Borrowing Base if such property otherwise qualifies as Stabilized Operating Property or a Lease-Up Property, as applicable.

“Eligible Notes Receivable” means any such Notes Receivable which (a) are 100% owned by a Loan Party; (b) are subject to no Lien, other than an assignment for the benefit of the Lenders; (c) have been validly assigned to the Administrative Agent, for the benefit of the Lenders, pursuant to the procedures set forth in Section 6.13(b); (d) represent performing loans owed to a Loan Party that are not in default and under which payments are not more than 30 days past due, (e) are secured by Real Property, Unimproved Land or other collateral acceptable to the Administrative Agent in its sole discretion; (f) are not Intercompany Notes Receivable; (g) are not Notes Receivable of an obligor that is an Affiliate of a Loan Party or a Subsidiary; and (h) which are otherwise reasonably acceptable to the Administrative Agent, taking into account factors such as the payment term of the Notes Receivable, the financial stability of the obligor thereunder, the recourse nature of the obligation, and the value of the collateral securing such Notes Receivable.

“Eligible Notes Receivable Value” means the value of all Eligible Notes Receivable, determined by the book value of such Eligible Notes Receivable in accordance with GAAP.

“Eligible Stabilized Operating Property” means all Stabilized Operating Property that is (a) 100% owned in fee simple title by any Loan Party or subject to an Eligible Bond Transaction; (b) subject to no Lien, other than Permitted Liens; (c) located in the United States; (d) Environmentally Compliant; and (e) free from any Material Defect.

“Eligible Stabilized Operating Property Value” means the value of all Eligible Stabilized Operating Property, determined as follows:

(a) Eligible Stabilized Operating Property owned by a Loan Party in fee simple title (or, if subject to an Eligible Bond Transaction, leased by such Loan Party) for less than one fiscal quarter shall be valued at its book value, in accordance with GAAP;

(b) Eligible Stabilized Operating Property owned by a Loan Party in fee simple title (or, if subject to an Eligible Bond Transaction, leased by such Loan Party) for at least one and less than four fiscal quarters shall be valued by calculating the annualized Aggregate NOI for such Eligible Stabilized Operating Property based upon the most recent fiscal quarter, minus a capital reserve equal to $0.10 per square foot, capitalized at the Applicable Capitalization Rate; and

(c) Eligible Stabilized Operating Property owned by a Loan Party in fee simple title (or, if subject to an Eligible Bond Transaction, leased by such Loan Party) for four or more fiscal quarters shall be valued at the Aggregate NOI for such Eligible Stabilized Operating Property for the four most recent fiscal quarters, minus a capital reserve equal to $0.10 per square foot, capitalized at the Applicable Capitalization Rate.

“Eligible Unimproved Land” means all Unimproved Land that meets each of the following criteria: (a) such Unimproved Land is 100% owned in fee simple title by any Loan Party; (b) such Unimproved Land is subject to no Lien, other than Permitted Liens; (b) such Unimproved Land is located in the United States; (c) such Unimproved Land is Environmentally Compliant; (d) the owner’s intended use of such Unimproved Land is permissible under the applicable general plan or its equivalent, and under any applicable specific plan, zoning classification or development agreement; (e) such Unimproved Land has access to roads adequate for the owner’s intended use and Development of such Unimproved Land; and (f) such Unimproved Land is entitled to access to, or the availability of, utilities adequate for the owner’s intended use and Development of such Unimproved Land.

“Eligible Unimproved Land Value” means all Eligible Unimproved Land valued at its book value, in accordance with GAAP.

“Eligible WIP” means all WIP that is (a) 100% owned in fee simple title by any Loan Party or subject to an Eligible Bond Transaction; (b) subject to no Lien, other than Permitted Liens; (b) located in the United States; (c) Environmentally Compliant; and (d) free from any Material Defect.

“Eligible WIP Value” means the value of all Eligible WIP, valued at its book value, in accordance with GAAP.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Document Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmentally Compliant” means, with respect to any Real Property, Unimproved Land or Ground Lease Property, (i) there are no Hazardous Materials on the property at levels that require cleanup or remediation under any applicable Environmental Law, (ii) in the event remediation was required with respect to such property, such remediation has been completed pursuant to the requirements of all applicable Environmental Laws and the owner of such property has received no further action status or other equivalent approval (if required or appropriate) from the applicable Governmental Authority, and (iii) to the extent Hazardous Materials are stored, used and disposed of on the property, such Hazardous Materials are stored, used and disposed of in compliance with all applicable Environmental Laws and are in such quantities and of such type as are (x) customarily stored and used on properties similar to such property, (y) used in respective tenants’ Ordinary Course of Business, if applicable, or (z) customarily used in the course of construction, if applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of

America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Extension Effective Date” has the meaning specified in Section 2.14.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated June 10, 2003, among the OP Borrower, the Administrative Agent and the Arranger.

“Floating Rate Debt” means any Indebtedness listed in paragraph (a) of the definition thereof that bears interest at a rate that is subject to periodic adjustment (either automatically by reference to a fluctuating base or market rate of interest or at the option of the lender) at any time prior to the maturity date of such Indebtedness.

“Foreign Lender” has the meaning specified in Section 10.15(a)(i).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Funds From Operations” means, with respect to the REIT Guarantor and its Subsidiaries, on a consolidated basis, net income calculated in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures (with adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis), as more fully described in the REIT Guarantor’s reports and statements filed with the SEC.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Ground Lease” means any lease of land under which the tenant (a) is the fee owner of the improvements thereon and the ground lessee of the land; and (b) assumes all responsibility for the payment of all obligations relating to the leased property and the improvements thereon.

“Ground Lease Property” means any Real Property or Unimproved Land subject to a Ground Lease.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term “Guarantee” shall not include (y) endorsements for deposit or collection in the Ordinary Course of Business, or (z) stand-by letter of credit obligations and completion guarantees described in the definition of “Contingent Obligations.” The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Person that is a party to a Guaranty, including (a) on the Closing Date, each Borrower; (b) on the Closing Date, SF Pacific Properties Inc., a Delaware corporation, CCG Ontario, LLC, a Delaware limited liability company, Catellus Residential Group, Inc., a California corporation, Santa Fe Bayfront Venture, a California general partnership, Catellus Westminster Company, LLC, a Delaware limited liability company, and Plato REIT, LLC, a Delaware limited liability company; (c) as of the REIT Conversion Date, the REIT Guarantor; (d) as of the REIT Conversion Date, each Material Subsidiary and owner of Unencumbered Pool Property that has not already executed a Guaranty (subject to the limitations set forth in clause (i) of Section 6.12(c)); and (e) each other Person that becomes a party to a Guaranty pursuant to Section 6.12 (subject to the limitations set forth in clause (i) of Section 6.12(c)).

“Guaranty” means each Guaranty made by each Guarantor in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F(1) (with respect to the Guaranty of the REIT Guarantor to be executed as of the REIT Conversion Date), or substantially in the form of Exhibit F(3) (with respect to the Guaranty of each Borrower to be executed on the Closing Date), or substantially in the form of Exhibit F(2) (with respect to the Guaranty of each other Guarantor to be executed on the Closing Date or on any date thereafter).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all obligations of such Person arising under commercial letters of credit;

(c) all obligations of such Person arising under bankers’ acceptances, bank guaranties and similar instruments excluding, however, those items described in the definition of “Contingent Obligations,” as defined in Schedule 7.11);

(d) net obligations of such Person under any Swap Contract;

(e) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business);

(f) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(g) capital leases and Synthetic Lease Obligations;

(h) the book value of any bonds issued under a Permitted Bond Transaction and held by a Person, other than a Loan Party;

(i) all obligations of such Person under financing or borrowing arrangements secured by, or linked to, the obligation to such Person to issue Capital Stock in the future, but excluding employee stock options, convertible debentures and notes issued by such Person, or the conversion rights of the holders of limited partnership units of the OP Borrower into shares of the REIT Guarantor; and

(j) all Guarantees of such Person in respect of any of the foregoing, excluding, however, any such completion guarantees which constitute “Contingent Obligations,” as defined in Schedule 7.11.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless and to the extent such Indebtedness is expressly made non-recourse to, or otherwise capped with respect to, such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Initial Term” means the period from and including the Closing Date to September 15, 2006.

“Intercompany Notes Receivable” means any Notes Receivable under which a Loan Party or a Subsidiary is the obligor, payor or borrower and a Loan Party or a Subsidiary is the holder, payee or lender.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar month and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by any Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Investment” means any direct or indirect acquisition or investment in any other Person or in the Indebtedness of such Person, whether by means of (a) the purchase or other acquisition of Capital Stock, partnership interests or other securities of or equity interests in such Person; (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, such Person, including any partnership or joint venture interest in such Person; (c) the purchase or acquisition of any Indebtedness of such Person, including any such Indebtedness secured by real or personal property, such as a mortgage-backed note; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of assets of such Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be book value of such Investment, in accordance with GAAP.

“Investment Affiliate” means a Person in which any Loan Party directly or indirectly, has a capital Investment of no less than 10% of the aggregate capital investment of such Person.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lease-Up Property” means any Real Property not subject to a Ground Lease that has been Completed, but less than 70% of the improvements therein are occupied by tenants, under written leases, who have commenced paying rent.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a direct pay letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is not later than 30 days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Document Assumption and Affirmation” means an assumption and affirmation of this Agreement and each other Loan Document to be executed by each Borrower, the REIT Guarantor and each other Loan Document Party as of the REIT Conversion Date, substantially in the form of Exhibit K hereto.

“Loan Document Parties” means, collectively, the OP Borrower, the TRS Borrower, each Guarantor and each other Subsidiary that is a party to a Loan Document.

“Loan Documents” means this Agreement, each Note, each Letter of Credit Application, each Letter of Credit, the Fee Letter, each Pledge Agreement, each Guaranty, each Request for Credit Extension, any Loan Document Assumption and Affirmation, and any document, instrument or agreement from time to time executed by any Loan Party or any Subsidiary thereof and delivered in connection with this Agreement.

“Loan Parties” means, collectively, the OP Borrower, the TRS Borrower, and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of (i) the Borrowers and the REIT Guarantor, taken as a whole, or (ii) the Loan Parties, taken as a whole, or (iii) the Loan Document Parties and the Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Document Party to perform its Obligations; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Document Party of any Loan Document to which it is a party.

“Material Defect” means, with respect to a material portion of the improvements upon any Real Property or any parking facility used in connection therewith, any Condemnation, any material damage, deficiency or structural defect, including any such damage caused by fire, earthquake, flood or other casualty, any construction defect, any defect or deficiency caused by deferred maintenance, any significant violations of building or safety codes, or the lack of access to or availability of adequate water, gas, telephone, electrical supply, storm and sanitary sewage facilities and means of access to and from public streets or highways. For the purposes of this definition, a “Material Defect” is one that would diminish the fair market value of such Real Property by 15% from the fair market value of the same Real Property, without such Material Defect.

“Material Subsidiary” means (a) any direct or indirect Subsidiary of any Borrower, or (b) any direct or indirect Subsidiary of the REIT Guarantor (other than any Borrower) as to which the Borrowers’ and the REIT Guarantor’s aggregate pro rata share of the consolidated assets of such Subsidiary (as reflected on the GAAP-prepared financial statements of such Subsidiary) exceeds $25,000,000 as of the end of any fiscal quarter, with “pro rata” share being the Borrowers’ and the REIT Guarantor’s aggregate effective direct or indirect percentage ownership of the capital investment in such Subsidiary.

“Maturity Date” means the later of (a) September 15, 2006 and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section.

“Mission Bay Block 28” means the Real Property located at 10 Terry A. Francois Boulevard, AKA 550 Terry A. Francois Boulevard, San Francisco, California.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Recourse Indebtedness” means, with respect to any Person, Indebtedness of that Person with respect to which recourse to such Person for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness. Notwithstanding the foregoing, Indebtedness of any Person shall not fail to constitute Non-Recourse Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Indebtedness to the effect that such Person shall be liable, beyond the assets securing such Indebtedness, for (a) misapplied moneys, including insurance and condemnation proceeds and security deposits, (b) liabilities (including environmental liabilities) of the holders of such Indebtedness and their affiliates to third parties, (c) breaches of customary representations and warranties given to the holders of such Indebtedness, (d) commission of waste with respect to any part of the collateral securing such Indebtedness, (e) recovery of rents, profits or other income attributable to the collateral securing such Indebtedness collected more than one month in advance of the due date thereof, or following a default, (f) fraud, gross negligence or willful misconduct, (g) breach of any covenants regarding compliance with ERISA; (h) the filing of a voluntary bankruptcy; (i) enforcement costs in excess of the costs of an uncontested foreclosure; and (j) the failure to pay taxes resulting in a Lien on the collateral securing such Indebtedness.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

“Notes Receivable” means any negotiable instrument or other writing that evidences a right to the payment of a monetary obligation and that is not itself a security agreement or a lease and that is of a type that, in the ordinary course of business, is transferred by delivery of an endorsement or assignment.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Document Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Document Party any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OP Borrower” means (a) before the REIT Conversion Date, Catellus Development Corporation, a Delaware corporation; and (b) after the REIT Conversion Date, the Post-REIT Conversion Borrower.

“Ordinary Course of Business” means, in respect of any transaction involving a Person, the ordinary course of such Person’s business, substantially as intended to be conducted currently by any such Person as of the Closing Date or the REIT Conversion Date and as contemplated under Section 7.07, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Contractual Obligation of such Person. For purposes of clarification, any business or activity constituting “Ordinary Course of Business” as defined hereunder for any Loan Party or Subsidiary shall also constitute “Ordinary Course of Business” for each other Loan Party and Subsidiary.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Bond Transactions” means the issuance of revenue bonds by a public or governmental entity pursuant to which such public or governmental entity (a) acquires real property (the “Project”) of a Loan Party or Subsidiary with bond proceeds, (b) leases such Project to a Loan Party or Subsidiary at a rental sufficient to pay debt service on such revenue bonds, and (c) pledges, mortgages or otherwise encumbers such Project and the revenues therefrom to the holders of the revenue bonds, as security for repayment of such revenue bonds.

“Permitted Contest” means the contest by any Person (the “Obligee”) of the payment of any taxes, assessments or other governmental charges, or charges of suppliers, carriers, warehousemen, mechanics, materialmen, repairmen or similar charges arising in the Ordinary Course of Business (“Charges”), and any contest of a Lien under Section 6.04(b), provided that (a) the contest of any such Charges or Lien is conducted by the Obligee in good faith, by appropriate proceedings; (b) adequate reserves with respect to such contest are maintained on the books of the Obligee, in accordance with GAAP; (c) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Lien or such Charges and any Lien in respect thereof, (d) no Collateral, Unencumbered Pool Property or other material portion of any other property of the Obligee becomes subject to a Lien or becomes subject to forfeiture or loss as a result of such contest, (e) the Obligee promptly pays or discharges all contested Liens and Charges and delivers to the Administrative Agent evidence reasonably acceptable to the Administrative Agent of such compliance, payment or discharge, if and when such contest is terminated or discontinued adversely to such Obligee or the conditions set forth in clauses (a) through (d) above are no longer met; and (f) the Administrative Agent has not advised the OP Borrower in writing that the Administrative Agent reasonably believes that the nonpayment or nondischarge of such Charges or Lien by the Obligee is reasonably expected to have or result in a Material Adverse Effect.

“Permitted Liens” means:

(a) Liens granted to the Administrative Agent pursuant to any Loan Document;

(b) Liens for taxes, assessments and other governmental charges not yet delinquent or which are being contested pursuant to a Permitted Contest;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being contested pursuant to a Permitted Contest;

(d) pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other similar legislation, other than any Lien imposed by ERISA;

(e) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business;

(f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g) liens, assessments and other encumbrances in favor of governmental taxing authorities, such as Community Facility Districts or other Mello Roos type assessment and/or tax districts, burdening specific items of real property;

(h) leases and Ground Leases entered into in the Ordinary Course of Business, including any purchase options granted to lessees under such leases and Ground Leases; and

(i) Liens in favor of a Loan Party, as the holder of the revenue bonds issued under an Eligible Bond Transaction, securing the repayment obligations of such revenue bonds.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledge Agreement” means each pledge agreement or accession agreement to each pledge agreement in favor of the Administrative Agent, executed by each Loan Party and

Subsidiary, if and as required under Section 6.12(b) or Section 6.13, substantially in the form of Exhibit I(1) attached hereto or, with respect to the pledge of any Intercompany Notes Receivable, substantially in the form of Exhibit I(2) attached hereto.

“Post-REIT Conversion Borrower” means Catellus Operating Limited Partnership, a Delaware limited partnership, the entity into which the Pre-REIT Conversion Borrower will merge, which entity will be the surviving entity of such merger and will succeed to and continue the business of the Pre-REIT Conversion Borrower.

“Post-REIT Conversion Net Offering Proceeds” means all cash proceeds received by the REIT Guarantor on or after the REIT Conversion Date, as a result of the sale of common, preferred or other classes of stock in the REIT Guarantor, minus (i) attorneys’ fees and disbursements, (ii) accountants’ fees, (iii) underwriters’ or placement agents’ fees, discounts or commissions, (iv) brokerage, consultants’ and other fees, (v) printing, registration and related expenses, (vi) proceeds received from stock issued as a result of employees exercising stock options under an employee stock option plan, and (vii) other customary fees and expenses, in each case, actually incurred in connection with such sale.

“Pre-REIT Conversion Borrower” means Catellus Development Corporation, a Delaware corporation, corporation identification number 2049941.

“Pre-REIT Conversion Net Offering Proceeds” means all cash proceeds received by the Borrower before the REIT Conversion Date and after March 31, 2002, as a result of the sale of common, preferred or other classes of stock in the OP Borrower, minus (i) attorneys’ fees and disbursements, (ii) accountants’ fees, (iii) underwriters’ or placement agents’ fees, discounts or commissions, (iv) brokerage, consultants’ and other fees, (v) printing, registration and related expenses, in each case, actually incurred in connection with such sale, (vi) proceeds received from stock issued as a result of employees exercising stock options under an employee stock option plan, and (vii) other customary fees and expenses, in each case, actually incurred in connection with such sale.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Real Property” means any real estate that is improved or is under Development to be improved with one or more office, industrial buildings, retail buildings, business parks, multifamily apartment buildings, or a mix of any such improvements, but excluding any Unimproved Land.

“Recourse Indebtedness” means any Indebtedness of a Person that is not Non-Recourse Indebtedness.

“Register” has the meaning set forth in Section 10.07(c).

“REIT” means a real estate investment trust as defined in Section 856 of the Internal Revenue Code or any successor thereto.

“REIT Conversion” means the restructuring of Pre-REIT Conversion Borrower, pursuant to which the Pre-REIT Conversion Borrower will merge with and into the Post-REIT Conversion Borrower, with the Post-REIT Conversion Borrower being the surviving entity of such merger. As of the date of the REIT Conversion, the Post-REIT Conversion Borrower will be 100% owned and controlled by the REIT Guarantor and, at all times thereafter, the Post-REIT Conversion Borrower will be at least majority-owned and controlled by the REIT Guarantor.

“REIT Conversion Compliance Certificate” means a certificate of a Responsible Officer of the Post-REIT Conversion Borrower, as of the REIT Conversion Date, substantially in the form of Exhibit J to this Agreement

“REIT Conversion Date” means the date that the REIT Conversion is finalized, which shall be the effective date of the merger of the Pre-REIT Conversion Borrower with and into the Post-REIT Conversion Borrower.

“REIT Election” means an election by the REIT Guarantor to be taxed as a REIT, to be filed with the REIT Guarantor’s United States federal income tax return for the taxable year in which the REIT Guarantor intends for such election to become effective.

“REIT Election Date” means the date that the REIT Guarantor files its United States federal income tax return which includes the REIT Election.

“REIT Guarantor” means Catellus SubCo, Inc., a Delaware corporation, that, following consummation of the REIT Conversion will be a publicly traded, New York Stock Exchange listed corporation, that will directly or indirectly own 100% of the outstanding partnership interests of the Post-REIT Conversion Borrower as of the REIT Conversion Date and will own a majority of the partnership interests of the Post-REIT Conversion Borrower at all times thereafter, and that will execute a Guaranty of the Obligations effective the REIT Conversion Date.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having at least 66-2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, or a vice president of strategic planning of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“S-4” means the Form S-4 of Catellus SubCo, Inc., filed with the Securities and Exchange Commission on May 2, 2003, as the same may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Safe Harbor Transaction” means a transaction entered into in the Ordinary Course of Business, in which: (a) a Loan Party or a Subsidiary designates certain real property as an exchange property for acquisition by an unaffiliated third-party exchange accommodator entity (a “Tax Accommodator”) and the Loan Party or a Subsidiary has certain contractual rights with respect to such real property but the Tax Accommodator acquires the ownership interests in such real property, (b) a Loan Party or Subsidiary advances loan funds on either a secured or an unsecured basis to such Tax Accommodator for the acquisition and improvement of such real property, and (c) within one-hundred eighty days of the acquisition and loan, a Loan Party or Subsidiary utilizes such real property in the completion of a transaction governed by a Section 1031 Exchange Agreement covering real property owned by a Loan Party or Subsidiary.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 1031 Exchange Account” means an exchange account, established pursuant to a Section 1031 Exchange Agreement, into which the proceeds of sale of Real Property or Unimproved Land have been deposited by any Loan Party, pending completion of an exchange intended to be tax-deferred under Section 1031 of the Code.

“Section 1031 Exchange Agreement” means a written agreement, in form and substance reasonably acceptable to the Administrative Agent, entered into between a Loan Party and a qualified exchange intermediary reasonably acceptable to the Administrative Agent, providing (a) for the sale of an Real Property or Unimproved Land intended to be tax-deferred under Section 1031 of the Code; and (b) for the return to the applicable Loan Party of the balance held in the Section 1031 Exchange Account upon the closure of the Section 1031 Exchange Account pursuant to such Section 1031 Exchange Agreement.

“Solvent” means, with respect to any Person, that as of the date of determination: (a) the fair valuation of the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation on a going-concern basis; (b) the Person reasonably expects to be able to pay the liabilities on such Person’s then existing debts as they become absolute and matured; (c) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Stabilized Operating Property” means items of Real Property not subject to a Ground Lease that have been Completed, provided that at least 80% of the improvements of all such Completed Real Property, on an aggregate basis, are occupied by tenants, under written leases, who have commenced paying rent. Notwithstanding the foregoing, from and after receipt of a certificate of occupancy (or other evidence thereof reasonably satisfactory to the Administrative Agent), any Lease-Up Property must initially be at least 70% occupied by tenants, under written leases, who have commenced paying rent, before such Lease-Up Property may qualify as a Stabilized Operating Property.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which more than 50% of the shares of Capital Stock or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to (a) before the REIT Conversion Date, a direct or indirect Subsidiary or Subsidiaries of the OP Borrower (other than the TRS Borrower) and, (b) after the REIT Conversion Date, a direct or indirect Subsidiary or Subsidiaries of (i) the OP Borrower (other than the TRS Borrower), (ii) the TRS Borrower, and/or (iii) the REIT Guarantor (other than either Borrower).

“Super Majority-Owned Subsidiary” means a Subsidiary of any Loan Party, 90% or more of the stock, partnership interests, membership interests or other equity or other beneficial interests (in the case of Persons other than corporations) of which is owned directly or indirectly by any Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000, and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxable REIT Subsidiary” means each corporation other than a REIT in which the REIT Guarantor directly or indirectly holds stock, and that has made a joint election with the REIT Guarantor to be treated as taxable REIT subsidiary of the REIT Guarantor within the meaning of Section 856(l) of the Code.

“Tax Accommodator” has the meaning as defined in the definition of “Safe Harbor Transaction.”

“The Gap” means The Gap, Inc., a Delaware corporation.

“The Gap Lease” means that certain lease agreement entered into between the OP Borrower and The Gap dated as of November 22, 2000, and recorded on April 20, 2001 in the real estate records of the City and County of San Francisco as Instrument No. G933657.

“Threshold Amount” means $25,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“TRS Borrower” means Catellus Land and Development Corporation, a Delaware corporation.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unencumbered Pool Property” means any Unencumbered Real Property or Unencumbered Unimproved Land included in the Borrowing Base.

“Unencumbered Property” means any Unencumbered Real Property or Unencumbered Unimproved Land.

“Unencumbered Real Property” means any Real Property (including any Ground Lease Property that is Real Property), as to which (a) neither such Real Property, nor any interest in the Person owning such Real Property, is subject to any Lien (other than Permitted Liens), and (b) the Person owning such Real Property is not subject to any provision in its Organizational Documents or in any agreement or instrument (other than this Agreement or any other Loan Document) that prohibits or limits the Disposition of, or the creation of any Lien on, such Real Property as security for Indebtedness of the owner of such Real Property.

“Unencumbered Unimproved Land” means any Unimproved Land, as to which (a) neither such Unimproved Land, nor any interest in the Person owning such Unimproved Land, is subject to any Lien (other than Permitted Liens), and (b) the Person owning such Unimproved Land is not subject to any provision in its Organizational Documents or in any agreement or instrument (other than this Agreement or any other Loan Document) that prohibits or limits the Disposition of, or the creation of any Lien on, such Unimproved Land as security for Indebtedness of the owner of such Unimproved Land.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, based on the actuarial value of the assets and the actuarial accrued liabilities that are used in conjunction with determining the funding requirements for such Pension Plan reported in such Pension Plan’s annual report for the applicable plan year.

“Unimproved Land” means any unimproved land not subject to a Ground Lease under which the lessee has commenced paying rent, including future phases of a partially completed project that is owned in fee simple title by a Person for the purposes of future Development of

Real Property improvements. For the purposes of the foregoing definition, “unimproved” shall include land on which the construction of building improvements has not commenced or has been discontinued for a period longer than 60 days prior to completion.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unused Fee” has the meaning set forth in Section 2.9(a).

“Usage Percentage” means, for any calendar quarter, a percentage derived from the ratio of (a) the product of the weighted average of the daily Total Outstandings during such calendar quarter, to (b) the Aggregate Commitments.

“Wholly-Owned Subsidiary” means a Subsidiary of any Loan Party, 100% of the stock, partnership interests, membership interests or other equity or other beneficial interests (in the case of Persons other than corporations) of which is owned directly or indirectly by any Loan Party.

“WIP” means any Real Property project not subject to a Ground Lease under Development by a Loan Party or a Subsidiary, until such Real Property has been Completed.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.07 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Borrowing Base Availability; and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment and the limits of the Borrowing Base, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be accompanied by a Borrowing Base Certificate as of the most recently concluded fiscal quarter, adjusted as set forth in Section 4.02(d) and received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by any Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice and Borrowing Base Certificate as of the most recently concluded fiscal quarter, adjusted as set forth in Section 4.02(d), each appropriately completed and signed by a Responsible Officer of each Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice and Borrowing Base Certificate, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the OP Borrower or the TRS Borrower, as requested in the Committed Loan Notice, in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrowers, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the applicable Borrower specified in the Committed Loan Notice, as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to Committed Eurodollar Rate Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the OP Borrower or the TRS Borrower, as specified in the Letter of Credit Application, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the OP Borrower or the TRS Borrower, as applicable; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Borrowing Base Availability, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

(E) such Letter of Credit is in an initial amount less than $10,000, in the case of a standby Letter of Credit, or $5,000,000, in the case of a direct pay Letter of Credit, or is to be denominated in a currency other than Dollars.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower for whom the Letter of Credit is issued, delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the such Borrower, accompanied by a Borrowing Base Certificate as of the most recently concluded fiscal quarter, adjusted as set forth in Section 4.02(d), executed by each Borrower. Such Letter of Credit Application and Borrowing Base Certificate must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from either Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the requesting Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If either Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or waived in accordance with the terms hereof.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower requesting such Letter of Credit or amendment and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. On the later of (A) 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit or (B) one hour after any payment by the L/C Issuer under a Letter of Credit on the date of any payment (each such date, an “Honor Date”), the applicable Borrower that requested such Letter of Credit shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If such Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate

Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 10:00 a.m. on the next Business Day succeeding the date of such notice, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the OP Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower requesting the applicable Letter of Credit to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under such Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from any Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower that requested a Letter of Credit to reimburse the L/C Issuer for each drawing under such Letter of Credit and to repay each L/C Borrowing under such Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that such Borrower, any other Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower, any other Loan Party or any Subsidiary.

The Borrower requesting a Letter of Credit shall promptly examine a copy of such Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. The Borrower requesting a Letter of Credit shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower requesting a Letter of Credit may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit requested by such Borrower after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing which the applicable Borrower has not repaid to the L/C Issuer in accordance with the provisions under Section 2.03(c)(iii) following demand therefor, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the applicable Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.

(h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(i) Letter of Credit Fees. The Borrower requesting a Letter of Credit shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit so requested, equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower requesting a Letter of Credit shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit so requested in the amount of $1,000 per annum, payable annually in advance. In addition, each Borrower shall pay for each draw permissible under a direct pay Letter of Credit, a drawing fee in the amount of $250.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the OP Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Borrowing Base Availability, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the OP Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the OP Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the OP Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone by the OP Borrower. Each such notice must be accompanied by a Borrowing Base Certificate as of the most recently concluded fiscal quarter, adjusted as set forth in Section 4.02(d) and received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice and Borrowing Base Certificate, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender)

prior to 11:00 a.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied or waived in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 12:00 noon on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the OP Borrower at the office of the OP Borrower by crediting the account of the OP Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the OP Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the OP Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 10:00 a.m. on the next Business Day after the delivery of the Committed Loan Notice hereunder, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the OP Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the OP Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the OP Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the OP Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The OP Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Each Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by any Borrower, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

(b) The OP Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or, if less, the entire principal amount of such outstanding Swing Line Loans. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the OP Borrower, the OP Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If for any reason the Total Outstandings at any time exceed the Borrowing Base Availability then in effect, the Borrowers shall immediately prepay Loans and Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless, after the prepayment in full of the Committed Loans and Swing Line Loans, the Total Outstandings exceed the Borrowing Base Availability then in effect.

(d) If the Borrowers (i) fail to satisfy each of the conditions precedent set forth in Section 4.03 on or before the REIT Conversion Date, or (ii) fail to satisfy each of the conditions precedent set forth in Section 4.04 on or before the REIT Election Date, which conditions have not been waived by the Administration Agent and the Required Lenders, (A) the Administrative Agent may, or shall upon the request of the Requisite Lenders, declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated; and (B) upon the occurrence of the events described in the foregoing clause (A), the Borrowers shall immediately prepay all Loans and Cash Collateralize all L/C Obligations (in an amount equal to the then Outstanding Amount thereof).

2.06 Termination or Reduction of Commitments. The OP Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the OP Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Borrowing Base Availability, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All Unused Fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

(b) The OP Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date three Business Days after such Loan is made and (ii) the Maturity Date.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) If any amount payable by any of the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, each Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in clauses (i) and (j) of Section 2.03:

(a) Unused Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, an unused fee (the “Unused Fee”) equal to the Applicable Unused Fee Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The Unused Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met or waived in accordance with the terms hereof, and shall be due and payable quarterly in arrears on the first Business Day of each April, July, October and January (with respect to such Unused Fee accruing during for the immediately preceding quarter), commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Unused Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Unused Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Unused Fee Rate separately for each period during such quarter that such Applicable Unused Fee Rate was in effect.

(b) Other Fees. (i) The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the

Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrowers made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrowers in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein. If received before 11 a.m. on a Business Day, the Administrative Agent will distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office on the same Business Day, otherwise the Administrative Agent will distribute such funds on the next Business Day. All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to any Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest, subject, however, to the Borrowers’ obligations under Section 3.05 hereof.

(e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C

Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14 Extension of Maturity Date.

The OP Borrower shall have the right to exercise one option to extend the Maturity Date then in effect (such existing Maturity Date being the “Extension Effective Date”), for an additional term of twelve months, provided that each of the following conditions precedent are met:

(a) the OP Borrower delivers to the Administrative Agent (which shall promptly notify the Lenders) a request for such extension (an “Extension Request”) not earlier than 90 days and not later than 60 days prior to the Extension Effective Date;

(b) at the time that the OP Borrower delivers the Extension Request to the Administrative Agent and as of the Extension Effective Date, no Default has occurred and is continuing;

(c) on the Extension Effective Date, the Borrowers pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, an extension fee (the “Extension Fee”) in an amount equal to 0.25% times the Aggregate Commitment outstanding as of the date of the Extension Request;

(d) the Borrowers deliver to the Administrative Agent a certificate of the Borrowers, dated as of the Extension Effective Date (in sufficient copies for each Lender), signed by a Responsible Officer of each Borrower, certifying that, before and after giving effect to such extension, (i) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (ii) no Default exists.

This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.15 Increase in Commitments.

(a) Provided no Default exists, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the OP Borrower may no more than three times during the Initial Term, request an increase in the Aggregate Commitments by an amount not less than $10,000,000 for any individual request, and not exceeding $100,000,000 in the aggregate for all such requests, provided that, in any event, the Aggregate Commitments shall not exceed $300,000,000 at any time. At the time of sending such notice, the OP Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the OP Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the OP Borrower may also invite additional Eligible Assignees to become Lenders upon execution of a supplemental signature page to this Agreement substantially in the form of Exhibit L. Each Borrower shall execute and deliver such amendments to the Loan Documents and other documents and certificates, including a new Note in favor of any additional Eligible Assignee, and the Borrowers shall pay such additional upfront fees, arrangement fees and other fees, as may be mutually agreed between the Borrowers, the Administrative Agent and such additional Eligible Assignees (it being understood that any such fees shall not be required to be ratable).

(b) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the OP Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the OP Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the OP Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

(c) This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.16 Replacement Documentation. Upon receipt of an affidavit of an officer of the Administrative Agent or any of the Lenders as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrowers will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Any and all payments by the Borrowers to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof or, if such receipts are not obtainable, other evidence of such payments by such Borrower reasonably satisfactory to the applicable Lender or the Administrative Agent, as applicable.

(b) In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by such Borrower under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) Each Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto (other than such liability directly arising from the gross negligence or willful misconduct of the Administrative Agent or the Lenders), in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (c) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

(d) The Borrowers will not be required to pay any additional amounts in respect of United States federal income tax pursuant to Section 3.01(a) to any Lender (i) if the obligation to pay such additional amounts arose solely as a result of such Lender’s failure to comply with its obligation under Section 10.15; or (ii) if, but only to the extent that, at the time such Lender becomes a party to the Agreement such Lender was subject to United States federal withholding taxes on amounts payable pursuant to the terms of this Agreement (except to the extent that such Lender’s assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from any Borrower with respect to Taxes).

(e) If the Borrowers are required to pay additional amounts to the account of any Lender pursuant to this Section 3.01 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender shall designate a different Lending Office (i) if such designation will avoid the need for the Borrower to pay such additional amounts which will thereafter accrue, and (ii) will not, in the sole, good faith judgment of such Lender, otherwise be materially disadvantageous or cause unreasonable hardship to such Lender; provided, however, that the fees, charges, costs and expenses relating to such change shall be paid by the Borrowers, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause unreasonable hardship to such Lender.

3.02 Illegality. If any Lender determines, as to itself, that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the OP Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the OP Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice to the OP Borrower, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous or cause unreasonable hardship to such Lender in the sole, good faith judgment of such Lender; provided, however, that the fees, charges, costs and expenses relating to such change shall be paid by the Borrowers and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause unreasonable hardship to such Lender. Upon any Lender’s making a determination under this Section 3.02 that causes the Borrowers to convert the Eurodollar Rate Loans of such Lender to Base Rate Loans, the OP Borrower may replace such Lender in accordance with Section 10.16.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the OP Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the OP Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Cost and Reduced Return; Capital Adequacy Reserves on Eurodollar Rate Loans.

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction after the date hereof of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers will pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Borrowers will pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

(d) Each Lender will notify the Borrowers and the Administrative Agent of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.04 and, if requested by the OP Borrower, will designate a different Lending Office (i) if such designation will avoid the need for, or reduce the amount of, such compensation, and (ii) will not otherwise be materially disadvantageous or cause unreasonable hardship to such Lender in the sole, good faith judgment of such Lender; provided, however, that the fees, charges, costs and expenses relating to such change shall be paid by the Borrowers and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause unreasonable hardship to such Lender.

3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan on the date or in the amount notified by any Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. In addition to the foregoing, in the event that any Lender makes Loan funds available to the Administrative Agent as provided under Article II, and such funds are not made available to such Borrower by the Administrative Agent under the circumstances described in Section 2.12(d), and if the Administrative Agent is unable to return such funds to the applicable Lender by 11:00 a.m. on the same day that such funds were made available by such Lender, then the Borrowers shall pay to such Lender interest on such funds, at the Applicable Rate, from the date that such Lender made such funds available to the Administrative Agent, to the date that the Administrative Agent returns such funds to the Lender. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Matters Applicable to all Requests for Compensation.

(a) Any certificate of the Administrative Agent or any Lender claiming compensation under this Article III, setting forth the additional amount or amounts to be paid to it hereunder and the bases for calculating the same, in reasonable detail, shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the OP Borrower may replace such Lender in accordance with Section 10.16, provided that no Default has occurred and is continuing.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT

EXTENSIONS AND REIT CONVERSION

4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Document Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i) counterparts of this Agreement, executed by each party hereto, sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower;

(ii) Notes executed by the Borrowers in favor of each Lender requesting Notes;

(iii) counterparts of the Guaranty, executed by each Borrower and each Subsidiary disclosed in Part (d) and (e) of Schedule 5.13 (other than the Subsidiaries described in Part (g) of Schedule 5.13), sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower;

(iv) the following: (A) counterparts of the Pledge Agreement substantially in the form of Exhibit I(2) attached hereto, executed by the OP Borrower with respect to the Intercompany Notes Receivable owned by the OP Borrower, regardless of the amount thereof (except for those Intercompany Notes Receivable listed on Schedule 5.22(b) hereof); and (B) counterparts of the Pledge Agreement substantially in the form of Exhibit I(1) attached hereto, executed by the OP Borrower with respect to (x) the other Notes Receivable owned by the OP Borrower in an outstanding principal amount of more than $1,000,000 (except for those Notes Receivable listed on Schedule 5.22(c) hereof, and otherwise subject to the limitations set forth in the last sentence of Section 6.13(b)); (y) the stock of each Material Subsidiary and each owner of Unencumbered Pool Property (subject to the limitations set forth in clause (ii) of Section 6.12(c)); and (z) the stock of the TRS Borrower, sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower;

(v) the following (A) counterparts of the Pledge Agreement or accession agreements substantially in the form of Exhibit I(2) attached hereto, executed by the TRS Borrower and each Subsidiary, sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower, if such Person owns any Intercompany Notes Receivable, regardless of the amount thereof (except for those Intercompany Notes Receivable listed on Schedule 5.22(b) hereof); and (B) counterparts of the Pledge Agreement or accession agreements substantially in the form of Exhibit I(1) attached hereto, executed by the TRS Borrower and each Subsidiary, sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower, if such Person owns (y) any other Notes Receivable in an outstanding principal amount of more than $1,000,000 (except for those Notes Receivable listed on Schedule 5.22(c) hereof, and otherwise subject to the limitations set forth in the last sentence of Section 6.13(b)); or (z) the stock of a Material Subsidiary or an owner of Unencumbered Pool Property (subject to the limitations set forth in clause (ii) of Section 6.12(c));

(vi) original certificates for the Capital Stock pledged under each Pledge Agreement described in clauses (iv) and (v) above (in each case to the extent that such interests are certificated), accompanied by undated stock powers executed in blank or the equivalent under applicable law, plus Administrative Agent prepared and filed Uniform Commercial Code financing statements naming each entity executing a Pledge Agreement or a Pledge Agreement accession agreement as debtor thereunder and describing the Capital Stock pledged under each Pledge Agreement described in clauses (iv) and (v) above;

(vii) any original Intercompany Notes Receivable (regardless of the amount) and any other Notes Receivable in an outstanding principal amount of more than $1,000,000 and pledged under each Pledge Agreement described in clauses (iv) and (v) above, accompanied by allonges or endorsements in favor of the Administrative Agent, for the benefit of the Lenders, or the equivalent under applicable law;

(viii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Document Party (other than such Loan Document Party pledging only Intercompany Notes Receivable) as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Document Party is a party;

(ix) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Document Party (other than such Loan Document Party pledging only Intercompany Notes Receivable) is duly organized or formed, and that each Loan Document Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so is not reasonably expected to have a Material Adverse Effect;

(x) a favorable opinion of Latham & Watkins LLP, counsel to the Loan Document Parties (other than such Loan Document Party pledging only Intercompany Notes Receivable), that is reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Document Parties and the Loan Documents as the Administrative Agent may reasonably request, plus a favorable written opinion of Goodwin Procter LLP that is reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, with respect to certain REIT matters;

(xi) a certificate of a Responsible Officer of each Loan Document Party (other than such Loan Document Party pledging only Intercompany Notes Receivable) either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Document Party and the validity against such Loan Document Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xii) a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or is reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) that there is no litigation other than as described in Section 5.06 and the Schedule thereto; and (D) that each representation and warranty set forth in Sections 5.01 through 5.25 is true and correct as of the Closing Date; and;

(xiii) a Compliance Certificate as of the OP Borrower’s most recently concluded fiscal quarter prior to the Closing Date, signed by a Responsible Officer of the OP Borrower;

(xiv) proforma financial statements (including balance sheets, income statements and cash flow statements) and covenant compliance projections covering a three-year period from the date of the Closing Date, shown on an annual basis;

(xv) a Borrowing Base Certificate as of the most recently concluded fiscal quarter, adjusted as set forth in Section 4.02(d);

(xvi) copies of all Organizational Documents for each Loan Party;

(xvii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

(xviii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the OP Borrower shall have paid all reasonable Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of reasonable Attorney Costs as shall constitute its reasonable estimate of such Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the OP Borrower and the Administrative Agent).

(d) The Arranger shall have received Commitments from Lenders of at least $200,000,000, including the Commitment of Bank of America.

(e) The Administrative Agent shall have received satisfactory evidence of the repayment in full of the OP Borrower’s $173,355,000 secured term loan facility dated on or about October 6, 2000, including the release of all liens on the OP Borrower’s property securing such term loan facility.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following additional conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) The Borrowers shall have delivered to the Administrative Agent the completed Borrowing Base Certificate required under Section 6.14 as of the most recently concluded fiscal quarter of the OP Borrower, adjusted to reflect (i) the removal or addition from the Borrowing Base of any Eligible Stabilized Operating Property, Eligible Ground Lease Property, Eligible Lease-up Property, Eligible Mission Bay Block 28 or Eligible WIP; or (ii) the removal from the Borrowing Base of any Eligible Unimproved Land with an aggregate book value (in accordance with GAAP) in any fiscal quarter of over $10,000,000, if the remaining Eligible Unimproved Land included in the Borrowing Base (valued at the book value of such Eligible Unimproved Land, in accordance with GAAP), has fallen or will fall below $200,000,000. The giving of any Request for Credit Extension and the acceptance by any Borrower of the proceeds of a Credit Extension shall each be deemed a certification to the Administrative Agent and the Lenders that on and as of the date of such Credit Extension, the statements in the Request for Credit Extension and the Borrowing Base Certificate are true, correct and complete.

(e) The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such other customary documents related to the foregoing as the Administrative Agent reasonably may require.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the OP Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03 Conditions of Maintenance of Commitments and Extensions of Credit After the REIT Conversion Date. The obligation of each Lender to maintain its Commitment hereunder and to honor any Request for Credit Extension from or after the REIT Conversion Date is subject to satisfaction of the following additional conditions precedent on or before the REIT Conversion Date:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Document Party, each dated the REIT Conversion Date (or, in the case of certificates of governmental officials, a recent date before the REIT Conversion Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i) counterparts of a Loan Document Assumption and Affirmation, executed by each Borrower, the REIT Guarantor and each other Loan Document Party, sufficient in number for distribution to the Administrative Agent, each Lender and the Post-REIT Conversion Borrower;

(ii) counterparts of the REIT Conversion Compliance Certificate, executed by the Post-REIT Conversion Borrower;

(iii) counterparts of the Guaranty of the REIT Guarantor and of each Subsidiary disclosed in Schedules 2 and 3 attached to the REIT Conversion Compliance Certificate (if such Subsidiary has not executed a Guaranty prior to the REIT Conversion Date), sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower;

(iv) counterparts of the accession agreements to the Pledge Agreement substantially in the form of Exhibit I(1) or Exhibit I(2) attached hereto (as applicable), executed by each Borrower and each other Loan Party or Subsidiary owning Intercompany Notes Receivable and other Notes Receivable required to be pledged hereunder and listed on Schedule 4 to the REIT Conversion Compliance Certificate and each Loan Party or Subsidiary owning any Capital Stock of a Material Subsidiary or owner of Unencumbered Pool Property listed on Schedules 2 and 3 of the Compliance Certificate (subject to the limitations set forth in clause (ii) of Section 6.12(c) and the last sentence of Section 6.13(b)), but not any such Loan Party or Subsidiary that has previously executed a Pledge Agreement and that has executed the Loan Document Assumption and Affirmation), sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower;

(v) original certificates for the Capital Stock pledged under each Pledge Agreement described in clause (iv) above (to the extent certificated), accompanied by undated stock powers executed in blank or the equivalent under applicable law (with the exception of any such original Capital Stock certificates delivered to the Administrative Agent prior to the REIT Conversion Date);

(vi) any original Intercompany Notes Receivable (regardless of the amount, but excluding the Intercompany Notes Receivable listed on Schedule 5.22(b)), and any other original Notes Receivable that is in an outstanding principal amount of more than $1,000,000 (other than the Notes Receivable listed on Schedule 5.22(c)) and pledged under each Pledge Agreement described in clause (iv) above, accompanied by allonges or endorsements in favor of the Administrative Agent, or the equivalent under applicable law (with the exception of any such original Notes Receivable delivered to the Administrative Agent prior to the REIT Conversion Date);

(vii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Person that became a Loan Document Party after the Closing Date (other than such Loan Document Party pledging only Intercompany Notes Receivable) as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the documents described in clauses (i) through (vi) above;

(viii) such documents and certifications as the Administrative Agent may reasonably require to evidence that the REIT Guarantor, the Post-REIT Conversion Borrower, and each other new Loan Document Party (other than such Loan Document Party pledging only Intercompany Notes Receivable) is duly organized or formed, and that each such Loan Document Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so is not reasonably expected to have a Material Adverse Effect;

(ix) a favorable opinion of counsel to the REIT Guarantor, the Post-REIT Conversion Borrower and any Person that became a Loan Document Party after the Closing Date (other than such Loan Document Party pledging only Intercompany Notes Receivable) that is acceptable to the Administrative Agent and substantially in the form of the opinion delivered on the Closing Date (with respect to such parties), addressed to the Administrative Agent and each Lender, as to such matters concerning the REIT Guarantor, the Post-REIT Conversion Borrower and the other Loan Document Parties (other than such Loan Document Party pledging only Intercompany Notes Receivable) as the Administrative Agent may reasonably request;

(x) a certificate of a Responsible Officer of the REIT Guarantor, the Post-REIT Conversion Borrower and the other new Loan Document Parties (other than such Loan Document Party pledging only Intercompany Notes Receivable) either (A) attaching copies of all consents, licenses and approvals required in connection with the REIT Conversion and the execution, delivery and performance by such Person and the validity against such Person of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xi) a certificate signed by a Responsible Officer of the Post-REIT Conversion Borrower certifying (A) that no Default has occurred and is continuing, or will result from, or exist on the date of, the REIT Conversion; (B) that the conditions specified in Sections 4.02(c) have been satisfied; (C) that there has been no event or circumstance since the Closing Date that has had or is reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (D) that there is no litigation other than as described in Section 5.06, and there has been no material and adverse development with respect to any litigation described in Section 5.06 or any Schedule thereto, after giving effect to applicable reserves therefore (other than such litigation or adverse development that has not, nor is reasonably expected to, result in a Material Adverse Effect); and

(E) that each representation and warranty set forth in Section 5.24 is true and correct as of the REIT Conversion Date;

(xii) copies of all Organizational Documents for the Post-REIT Conversion Borrower, the REIT Guarantor and each new Loan Document Party (other than such Loan Document Party pledging only Intercompany Notes Receivable);

(xiii) evidence of the approval of the REIT Conversion by the holders of the Capital Stock of the OP Borrower;

(xiv) evidence of the REIT Conversion, including, without limitation, evidence of necessary shareholder and board approval; and

(xv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, Banc of America Securities LLC, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b) No Default shall exist, or would result from the REIT Conversion.

(c) Unless waived by the Administrative Agent, the OP Borrower shall have paid all reasonable Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the REIT Conversion Date, plus such additional amounts of reasonable Attorney Costs as shall constitute its reasonable estimate of such Attorney Costs incurred or to be incurred by it in connection with the REIT Conversion and the transactions contemplated hereby (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

4.04 Conditions of Maintenance of Commitments and Extensions of Credit After the REIT Election Date. The obligation of each Lender to maintain its Commitment hereunder and to honor any Request for Credit Extension from or after the REIT Election Date is subject to satisfaction of the following additional conditions precedent on or before the REIT Election Date:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Document Party, each dated the REIT Election Date (or, in the case of certificates of governmental officials, a recent date before the REIT Election Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i) such documents and certifications as the Administrative Agent may reasonably require to evidence that the REIT Guarantor has made the REIT Election;

(ii) a certificate of a Responsible Officer of the REIT Guarantor either (A) attaching copies of all consents, licenses and approvals required in connection with the REIT Election and the execution, delivery and performance by the REIT Guarantor and the validity against the REIT Guarantor of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(iii) a certificate signed by a Responsible Officer of the REIT Guarantor and each Borrower certifying (A) that no Default has occurred and is continuing, or will result from the REIT Election or exist on the REIT Election Date; (B) that the conditions specified in Section 4.04 have been satisfied; (C) that there has been no event or circumstance since the REIT Conversion that has had or is reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (D) that there is no litigation other than as described in Section 5.06, and there has been no material and adverse development with respect to any litigation described in Section 5.06 or any Schedule thereto, after giving effect to applicable reserves therefore (other than such litigation or adverse development that has not, nor is reasonably expected to, result in a Material Adverse Effect); and (E) that each representation and warranty set forth in Section 5.24 is true and correct as of the REIT Election Date; and

(iv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, Banc of America Securities LLC, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b) No Default shall exist, or would result from the REIT Election.

(c) Unless waived by the Administrative Agent, the OP Borrower shall have paid all reasonable Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the REIT Election Date, plus such additional amounts of reasonable Attorney Costs as shall constitute its reasonable estimate of such Attorney Costs incurred or to be incurred by it in connection with the REIT Election and the transactions contemplated hereby (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders as of the Closing Date that:

5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Document Party and each Controlled Investment Affiliate (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance in all material respects with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so is not reasonably expected to have a Material Adverse

Effect. Schedule 5.01 is a complete and accurate list of the jurisdiction of organization or formation where the ownership, lease or operation of properties or the conduct of business of each Loan Document Party requires such qualification, except to the extent that failure to do so is not reasonably expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Document Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in clauses (b) and (c) above where such conflict or contravention is not reasonably expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Document Party of this Agreement or any other Loan Document, other than such filings or actions contemplated under the Loan Documents in connection with the pledging of security interests.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Document Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Document Party, enforceable against each Loan Document Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability.

5.05 Financial Statements; No Material Adverse Effect.

(a) The most recently delivered Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, to the extent applicable, for financial performance measured by Funds From Operations, as described in the REIT Guarantor’s reports and statements filed with the SEC; (ii) fairly present in all material respects the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Consolidated Group as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated financial statements of the Consolidated Group dated March 31, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, to the extent applicable, except for financial performance measured by Funds From Operations, as described in the REIT Guarantor’s reports and statements filed with the SEC, and (ii) fairly present in all material respects the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Such financial statements reflect all material indebtedness and other material liabilities, direct or contingent, of the Consolidated Group as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) Since the date of the most recently delivered Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or is reasonably expected to have a Material Adverse Effect.

5.06 Litigation. Except as specifically disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Document Party, any Subsidiary or any Controlled Investment Affiliate or against any of their respective properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, and after giving effect to applicable reserves therefor, is reasonably expected to have a Material Adverse Effect.

5.07 No Default. None of the Loan Document Parties, nor any Subsidiary or Controlled Investment Affiliate, is in default under or with respect to any Contractual Obligation which, either individually or in the aggregate, is reasonably expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each of the Loan Document Parties and each Subsidiary has good record and valid title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. The properties owned by each of the Loan Document Parties and each Subsidiary are subject to no Liens, other than (a) Permitted Liens, (b) Liens in connection with any Indebtedness listed on Schedule 7.03; and (c) such other Liens after the Closing Date that are not prohibited under the Loan Documents.

5.09 Environmental Compliance. Each Loan Document Party and each Subsidiary and each Controlled Investment Affiliate conducts in the Ordinary Course of Business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the OP Borrower has reasonably concluded that such Environmental Laws and claims are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, after giving effect to applicable reserves therefor.

5.10 Insurance. The properties of each Loan Party and each Subsidiary and each Controlled Investment Affiliate are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party (or otherwise as reasonably acceptable to the Administrative Agent), in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party, Subsidiary or Controlled Investment Affiliate (as applicable) operates.

5.11 Taxes. Each Loan Party, each Subsidiary and each Controlled Investment Affiliate has filed all Federal, state and other material tax returns and reports required to be filed, and has paid prior to delinquency all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the Borrowers’ knowledge, there is no proposed tax assessment against any Loan Party, any Subsidiary or any Controlled Investment Affiliate that would, if made, have a Material Adverse Effect.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, except where non-compliance is not reasonably expected to result in a Material Adverse Effect or in liability to the Borrowers in excess of $5,000,000. Except as set forth on Schedule 5.12, Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or opinion from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as are not, in the aggregate, reasonably expected to result in a Material Adverse Effect or in liability to the Borrowers in excess of $5,000,000, the Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

(b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that is reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur which has resulted or is reasonably expected to result in a Material Adverse Effect or in liability to the Borrowers in excess of $5,000,000; (ii) no Pension Plan has any Unfunded Pension Liability which has resulted or is reasonably expected to result in a Material Adverse Effect or in liability to the Borrowers in excess of $5,000,000; (iii) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which has resulted or is reasonably expected to result in a Material Adverse Effect or in liability to the Borrowers in excess of $5,000,000; (iv) none of the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan which has resulted or is reasonably expected to result in a Material Adverse Effect or in liability to the Borrowers in excess of $5,000,000; and (v) neither the Borrowers nor, to the Borrowers’ knowledge, any ERISA Affiliate, has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Pledge of Capital Stock.

(a) As of the Closing Date, (i) each Subsidiary is listed in Part (a) of Schedule 5.13; (ii) each Investment Affiliate that is not a Subsidiary is disclosed in Part (b) of Schedule 5.13, which Schedule includes a description of the ownership of the Capital Stock of such Investment Affiliate; (iii) no Loan Party has any other direct or indirect Investments in any other Person, other than those specifically disclosed in Part (c) of Schedule 5.13; (iv) each Loan Party and Subsidiary that owns any Unencumbered Pool Property is disclosed in Part (d) of Schedule 5.13; (v) each of the Material Subsidiaries is disclosed in Part (e) of Schedule 5.13; (vi) each member of the Consolidated Group that has executed a Pledge Agreement in favor of the Administrative Agent is disclosed in Part (f) of Schedule 5.13; (vii) any Subsidiary that is a party to a financing arrangement as of the Closing Date that prohibits, or such Subsidiary’s Organization Documents prohibit, such Subsidiary from executing a Guaranty hereunder is disclosed in Part (g) of Schedule 5.13; and (viii) any Subsidiary that is a party to a financing arrangement as of the Closing Date that prohibits, or such Subsidiary’s Organization Documents prohibit, the pledge of the Capital Stock of such Subsidiary is disclosed in Part (h) of Schedule 5.13.

(b) Each Pledge Agreement creates in favor of the Administrative Agent for the benefit of the Lenders a valid and perfected security interest in the Pledged Collateral described therein (after giving effect to the deliveries and filings required under such Pledge Agreement and applicable law), subject to no other Liens (other than as expressly permitted therein), securing in each case the payment of the Obligations, and all deliveries of original stock certificates (if certificated), membership and partnership certificates (if certificated) and endorsements and assignments, and other filings and actions necessary or appropriate to perfect or protect such security interests, have been duly taken or arrangements therefor reasonably satisfactory to the Administrative Agent have been made.

5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) None of the Loan Parties has engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Loan Parties, any Person controlling any Loan Party, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrowers have disclosed to the Administrative Agent and the Lenders the existence of all agreements, instruments and corporate or other restrictions to which any Loan Document Party, any Subsidiary or any Controlled Investment Affiliate is subject, and all other matters known to it, that, individually or in the aggregate, is reasonably expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other information furnished by or on behalf of any Loan Document Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws. Each Loan Party, each Subsidiary and each Controlled Investment Affiliate is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith, either individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect.

5.17 Tax Shelter Regulations. The Borrowers do not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If any Borrower so notifies the Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Committed Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

5.18 Intellectual Property; Licenses, Etc. Except as is not reasonably expected to have a Material Adverse Effect, each Loan Party, each Subsidiary and each Controlled Investment Affiliate owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party, Subsidiary or Controlled Investment Affiliate infringes upon any rights held by any other Person.

No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened, which, either individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

5.19 Violation of Laws; Permits. No Unencumbered Pool Property is being operated in violation of (a) any Law or (b) any building permits, restrictions of record, or any agreement affecting any such property, or (c) any judgment, decree or order applicable to such property, except where such violation is not reasonably expected to result in a Material Adverse Effect. All governmental permits (including, without limitation, building permits and certificates of occupancy) necessary under applicable Law to lawfully construct, own, lease, occupy, use and operate each Unencumbered Pool Property and the improvements thereon, including, but not limited to, all applicable environmental and zoning laws, ordinances and regulations, have been obtained.

5.20 Borrowing Base Assets.

All of the assets included in the Borrowing Base qualify as Eligible Stabilized Operating Property, Eligible Ground Lease Property, Eligible Lease-Up Property, Eligible WIP, Eligible Unimproved Land, Eligible Cash, Eligible Notes Receivable and/or Eligible Mission Bay Block 28.

5.21 Leases and Ground Leases.

(a) As of the Closing Date, Schedule 5.21 contains a list of all Ground Lease Property owned by any Loan Party or Subsidiary. Other than as set forth in Schedule 5.21, as of the Closing Date neither any Borrower nor any other Loan Party or Subsidiary has leased any Real Property or Unimproved Land under a Ground Lease.

(b) The OP Borrower has delivered to the Administrative Agent copies of all Eligible Ground Leases. No lease or Ground Lease of any Unencumbered Pool Property or any interest therein of the lessor thereunder is subject to any present assignment or pledge or Lien (other than Permitted Liens). All rent due to date under each lease and Ground Lease of Unencumbered Pool Property has been collected in the Ordinary Course of Business and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due, other than in the Ordinary Course of Business. Except as disclosed in such lease or Ground Lease of Unencumbered Pool Property, the interest of the lessee under each such lease and Ground Lease is as lessee only, with no options to purchase or rights of first refusal.

5.22 Notes Receivable.

(a) As of the Closing Date, Schedule 5.22(a) contains a list of each Intercompany Notes Receivable (except for the Intercompany Notes Receivable that are not required to be pledged and are listed on Schedule 5.22(b)) and each other Notes Receivable in an outstanding principal amount of more than $1,000,000 (except for such other Notes Receivable that are not required to be pledged and are listed on Schedule 5.22(c)) that is owned by any Loan Party or any Subsidiary. As of the Closing Date, other than as set forth in Schedules 5.22(a), (b)

and (c), no Loan Party or Subsidiary owns any Intercompany Notes Receivable or any other Notes Receivable with an outstanding principal amount of more than $1,000,000.

(b) Subject to the limitations set forth in the last sentence of Section 6.13(b), the Borrowers have delivered, or have caused any Loan Party or Subsidiary owning any Intercompany Notes Receivable (except for those Intercompany Notes Receivable listed on Schedule 5.22(b)) or owning any other Notes Receivable with an outstanding principal amount of more than $1,000,000 (except for such other Notes Receivable listed on Schedule 5.22(c)) to deliver, to the Administrative Agent an executed Pledge Agreement pledging and assigning such Notes Receivable to the Administrative Agent for the benefit of the Lenders, to secure the Obligations, plus the original Notes Receivable and an endorsement and assignment of such Notes Receivable, in form and substance satisfactory to the Administrative Agent.

(c) As of the date of the delivery of each Pledge Agreement, original Notes Receivable and endorsement and assignment, such Pledge Agreement creates in favor of the Administrative Agent for the benefit of the Lenders a valid and perfected security interest in such Collateral (after giving effect to the deliveries and filings required under the applicable Pledge Agreement and applicable law), subject to no other Liens (other than as expressly permitted in such Pledge Agreement), securing in each case the payment of the Obligations, and all deliveries of original Notes Receivable, endorsements and assignments, and other filings and actions necessary or appropriate to perfect or protect such security interests have been duly taken or arrangements therefor reasonably satisfactory to the Administrative Agent have been made.

5.23 Solvency. Each Loan Document Party is, and upon the incurrence of any Obligation by such Loan Document Party on any date on which this representation and warranty is made, will be, Solvent.

5.24 Additional Representations and Warranties as of the REIT Conversion Date. In order to induce the Lenders to maintain their Loan Commitments and to continue making Loans after the REIT Conversion Date, each Borrower makes the following representations and warranties to the Administrative Agent and the Lenders as of the REIT Conversion Date:

(a) Each of the representations and warranties set forth in Sections 5.01 through Section 5.12, Section 5.14 through Section 5.20, Section 5.21(b), Section 5.22(b) and Section 5.22(c) are true and correct as of the REIT Conversion Date as if made on the REIT Conversion Date.

(b) The shares of common stock of the REIT Guarantor are listed on the New York Stock Exchange.

(c) As of the REIT Conversion Date, (a) each of the Subsidiaries of the OP Borrower and of the REIT Guarantor is listed in the corporate organizational chart attached as Schedule 1 to the REIT Conversion Compliance Certificate; (b) neither the OP Borrower nor the REIT Guarantor has any direct or indirect Investments in any other Person, other than the Subsidiaries and those specifically disclosed in Schedule 7 attached to the REIT Compliance Conversion Certificate; (c) each of the Investment Affiliates that are not Subsidiaries are disclosed in Schedule 7 attached to the REIT Conversion Compliance Certificate; (d) each of the

Subsidiaries of the Borrowers or the REIT Guarantor that owns any Unencumbered Pool Property is disclosed in Schedule 3 attached to the REIT Conversion Compliance Certificate; (e) each of the Material Subsidiaries is disclosed in Schedule 2 attached to the REIT Conversion Compliance Certificate; and (f) each member of the Consolidated Group that has executed a Pledge Agreement in favor of the Administrative Agent as of the REIT Conversion Date is disclosed in Schedules 2, 3 and 4 attached to the REIT Conversion Compliance Certificate. As of the REIT Conversion Date, the Administrative Agent has, for the benefit of the Lenders, a first priority, perfected Lien in and to the Collateral described in each Pledge Agreement (after giving effect to the deliveries and filings required under such Pledge Agreement and applicable law), subject to no other Lien.

(d) As of the REIT Conversion Date, Schedule 4 attached to the REIT Conversion Compliance Certificate includes a list of all Intercompany Notes Receivable (except for those Intercompany Notes Receivable listed on Schedule 5.22(b)) and all other Notes Receivable in an outstanding principal amount of more than $1,000,000 (except for those Intercompany Notes Receivable listed on Schedule 5.22(c)) that are owned by any Loan Party or any Subsidiary. Other than as set forth in Schedule 4 attached to the REIT Conversion Compliance Certificate or in Schedules 5.22(a), (b) and (c) hereof, no Loan Party or Subsidiary owns any Intercompany Notes Receivable or any other Notes Receivable in an outstanding principal amount of more than $1,000,000.

(e) As of the REIT Conversion Date, no Default has occurred and is continuing as of the REIT Conversion Date, and no Default will result from REIT Conversion.

5.25 Additional Representations and Warranties as of the REIT Election Date. In order to induce the Lenders to maintain their Loan Commitments and to continue making Loans after the REIT Election Date, each Borrower makes the following representations and warranties to the Administrative Agent and the Lenders as of the REIT Election Date:

(a) Each of the representations and warranties set forth in Section 5.24 are true and correct as of the REIT Election Date as if made on the REIT Election Date.

(b) The REIT Guarantor has been organized in conformity with the requirements for qualification as a REIT under the Code. The REIT Guarantor has elected to be taxed as a REIT under the Code beginning with its taxable year ending December 31 of the taxable year for which it has filed the REIT Election and for each tax year thereafter, and such election has not been and will not be revoked or terminated. The REIT Guarantor’s method of operation has enabled it, and its proposed method of operation will continue to enable it since the year to which the REIT Election applies, on a continuous basis, to meet the requirements for qualification and taxation as a REIT under the Code. The REIT Guarantor is entitled to a dividends paid deduction for the tax year of the REIT Election and each tax year thereafter that meets the requirements of Section 857 of the Internal Revenue Code.

(c) As of the REIT Election Date, no Default has occurred and is continuing as of the REIT Election Date, and no Default will result from REIT Election.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

6.01 Financial Statements. The OP Borrower shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent, and the Administrative Agent shall thereafter make available to each Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the OP Borrower, a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP (except, to the extent applicable, for financial performance measured by Funds From Operations, as described in the REIT Guarantor’s reports and statements filed with the SEC), audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the OP Borrower, a consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the OP Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all on an unaudited basis and in reasonable detail and certified by a Responsible Officer of the OP Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP (except, to the extent applicable, for financial performance measured by Funds From Operations, as described in the REIT Guarantor’s reports and statements filed with the SEC), subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the OP Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the OP Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. The OP Borrower shall deliver to the Administrative Agent the items described in clauses (a) through (f) below, and the TRS Borrower shall deliver to the Administrative Agent the items described in clauses (b), (e) and (f)

below, in form and detail satisfactory to the Administrative Agent, and the Administrative Agent shall thereafter make available to each Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the OP Borrower;

(b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any Subsidiary, or any audit of any of them;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the OP Borrower or the REIT Guarantor, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) when the same is complete, but in any event no later than the delivery of the financial statements under Section 6.01(a), the OP Borrower’s business plan for the next fiscal year, in a format and with such detail as the Administrative Agent may reasonably require and certified by a Responsible Officer of the OP Borrower;

(e) promptly after any Borrower has notified the Administrative Agent of any intention by such Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party, any Subsidiary or any Controlled Investment Affiliate, or compliance with the terms of the Loan Documents by any Loan Document Party, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the OP Borrower or the REIT Guarantor (as applicable) posts such documents, or provides a link thereto on the OP Borrower’s or REIT Guarantor’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the OP Borrower’s or REIT Guarantor’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the OP Borrower shall deliver paper copies of such documents to the Administrative Agent that requests the OP Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent, and (ii) the OP Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the OP Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery.

6.03 Notices. Each Borrower shall promptly notify the Administrative Agent and each Lender, in each case as soon as any Responsible Officer of such Borrower become aware thereof:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect, including, to the extent applicable, (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party, Subsidiary or Controlled Investment Affiliate; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party, Subsidiary or Controlled Investment Affiliate and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party, Subsidiary or Controlled Investment Affiliate, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary;

(e) of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating of The Gap as long as Mission Bay Block 28 is a property that is included in the Borrowing Base;

(f) of any event or occurrence whereby (i) the Total Outstandings exceed the Borrowing Base Availability and the same is not prepaid in accordance with Section 2.05(c) hereof, or (ii) any asset that was Eligible Stabilized Operating Property, Eligible Ground Lease Property, Eligible Lease-up Property, Eligible Mission Bay Block 28 or Eligible WIP is removed from, or ceases to be eligible for, the Borrowing Base; or (iii) any asset that was Eligible Unimproved Land with an aggregate book value (in accordance with GAAP) in any fiscal quarter of over $10,000,000 is removed from, or ceases to be eligible for, the Borrowing Base and the remaining Eligible Unimproved Land included in the Borrowing Base (valued at the book value of such Eligible Unimproved Land, in accordance with GAAP), has fallen or will fall below $200,000,000; and

(g) from and after the REIT Election Date, of the failure of the REIT Guarantor to maintain its status as a REIT.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the notifying Borrower setting forth details of the occurrence referred to therein and stating what action, if any, such Borrower has taken or proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Documents that have been breached. Each notice pursuant to Section 6.03(f)must be accompanied by a Borrowing Base Certificate as of the most recently concluded fiscal quarter, adjusted as set forth in Section 4.02(d), and a certificate of a Responsible Officer of each Borrower stating that, as of the date of such certificate, (i) no Default exists (or if a Default exists, stating what action, if any, such Borrower has taken or proposes to take with respect thereto); and (ii) the Borrowers are in compliance on a pro forma basis with the investment and financial covenants set forth in Sections 7.02(b) and 7.11 hereof (or the Borrowers are not so in compliance, stating what action, if any, such Borrower has taken or proposes to take with respect thereto).

6.04 Payment of Obligations. Each Borrower shall, and shall cause each other Loan Party, each Subsidiary and each Controlled Investment Affiliate to, pay and discharge, prior to delinquency, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by a Permitted Contest; (b) all lawful claims which, if unpaid and not bonded, would by law become a Lien upon its property (other than Permitted Liens); provided, however, that notwithstanding the foregoing, any Borrower, Loan Party or Subsidiary may contest under a Permitted Contest such Lien resulting from such lawful claim on any property that is not Collateral or an Eligible Borrowing Base Asset, as long as such Lien (or the underlying claim) is not expected to, and does not, cause a Material Adverse Effect or an Event of Default under Sections 8.01(e), 8.01(f), 8.01(g), or 8.01(h); and (c) any Indebtedness, prior to delinquency, if the failure to make such payment would result in an Event of Default under Section 8.01(e) hereof, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc. Each Borrower shall, and shall cause each other Loan Document Party, each Subsidiary and each Controlled Investment Affiliate to (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or as otherwise permitted under this Agreement; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or advisable in the normal conduct of its business, except to the extent that failure to do so is not reasonably expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which is reasonably expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. Each Borrower shall, and shall cause each other Loan Party, each Subsidiary and each Controlled Investment Affiliate to (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so is not reasonably expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so is not reasonably expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in similar localities in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. Each Borrower shall, and shall cause each other Loan Party, each Subsidiary and each Controlled Investment Affiliate to, maintain with financially sound and reputable insurance companies not Affiliates of the Borrowers (or as is otherwise acceptable to the Administrative Agent), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. At the request of the Administrative Agent (but no more often than once in any 12 month period, unless an Event of Default exists or any insurance required hereunder is due to expire or has expired), each Borrower shall, and shall cause each other Loan Party, each Subsidiary and each Controlled Investment Affiliate to, deliver to the Administrative Agent a certificate of all insurance required hereunder then in force.

6.08 Compliance with Laws. Each Borrower shall, and shall cause each other Loan Party, each Subsidiary and each Controlled Investment Affiliate to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith is not reasonably expected to have a Material Adverse Effect.

6.09 Books and Records. Each Borrower shall, and shall cause each other Loan Party, each Subsidiary and each Controlled Investment Affiliate to, (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied (except, to the extent applicable, for financial performance measured by Funds From Operations, as described in the REIT Guarantor’s reports and statements filed with the SEC) shall be made of all financial transactions and matters involving the assets and business of such Person; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Person.

6.10 Inspection Rights. Each Borrower shall, and shall cause each other Loan Party, each Subsidiary and each Controlled Investment Affiliate to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice; provided, however, that if no Event of Default exists, the Administrative Agent may conduct no more than one inspection of such properties in any fiscal year and be reimbursed for the Administrative Agent’s reasonable and out-of-pocket expenses incurred for such inspection, each Lender may conduct no more than one inspection of such properties in any fiscal year; and provided further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing any number of times at the expense of the Borrowers at any time during normal business hours and without advance notice. The Administrative Agent and each Lender shall make reasonable efforts to minimize disruption to the business and tenants at the properties so visited and inspected.

6.11 Use of Proceeds. The Borrowers shall use the proceeds of the Credit Extensions for general corporate purposes (including, without limitation, acquisitions, development, repayment of Indebtedness and general working capital purposes, but not for repurchases of Capital Stock by any Loan Party) not in contravention of any Law or of any Loan Document.

6.12 Additional Guarantors and Pledge of Capital Stock; Release of Guarantors and Pledges of Guarantor Capital Stock.

(a) (i) On the REIT Conversion Date, the REIT Guarantor must (A) become a Guarantor by executing and delivering to the Administrative Agent a Guaranty substantially in the form of Exhibit F(1) attached hereto and such other document as the Administrative Agent shall deem appropriate for such purpose, and (B) deliver to the Administrative Agent all of the documents described in Section 4.03 relating to the REIT Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent; and (ii) on the REIT Election Date, the REIT Guarantor must deliver to the Administrative Agent all of the documents described in Section 4.04 relating to the REIT Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent. If the Guaranty of the REIT Guarantor and all items described in this Section 6.12(a) are not delivered to the Administrative Agent on or before the REIT Conversion Date or the REIT Election Date, as applicable, an Event of Default shall occur and the Administrative Agent and the Lenders shall have the right to take any and all of the remedies described in Section 8.02.

(b) The Borrowers shall notify the Administrative Agent at the time that any Subsidiary becomes a Material Subsidiary or an owner of Unencumbered Pool Property and promptly thereafter (and in any event within 15 days):

(i) subject to clause (c) below, the Borrowers shall cause such Subsidiary (if not already a Guarantor) to become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and deliver to the Administrative Agent documents of the types referred to in clauses (viii), (ix) and (xvi) of Section 4.01(a) and, if requested by the Administrative Agent, favorable opinions of counsel to such Subsidiary (which may be an opinion of its in-house counsel) and shall cover the matters covered in the opinion delivered on the Closing Date (as applicable to such Subsidiary) and such other matters as may be reasonably required by the Administrative Agent), all in form, content and scope satisfactory to the Administrative Agent; and

(ii) subject to clause (c) below, the Borrowers shall execute, or cause any Loan Party or Subsidiary that is an owner of the Capital Stock of the Subsidiary identified in clause (i) above (if not already delivered), to duly execute and deliver to the Administrative Agent (A) an accession agreement to the Pledge Agreement substantially in the form of Exhibit I(1), and (B) to the extent certificated, certificates evidencing all of the issued and outstanding Capital Stock of such Subsidiary owned by such Loan Party or Subsidiary, which certificates shall be accompanied by undated stock powers executed in blank or the equivalent under applicable law; and

(iii) the Borrowers shall deliver or cause to be delivered evidence satisfactory to the Administrative Agent that the Lien granted to the Administrative Agent for the benefit of the Lenders in the Collateral described in clause (ii) above is a perfected security interest (after giving effect to the deliveries and filings required under the applicable Pledge Agreement and applicable law), and no other Lien exists on any such Collateral; and

(iv) at any time and from time to time, the Borrowers shall promptly execute and deliver, or cause any Loan Party or Subsidiary to execute and deliver, any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or appropriate in obtaining the full benefits of, or in perfecting and preserving the Liens of, the pledges and guaranties contemplated by, this Section 6.12(b).

(c) Until the Guaranty, each Pledge Agreement or Pledge Agreement accession agreements, and all items described in the foregoing Section 6.12(b) are delivered to the Administrative Agent, the Unencumbered Property owned in fee simple title by such Person shall not be included in the Borrowing Base. Notwithstanding the foregoing, (i) if the execution of the Guaranty by such Material Subsidiary or owner of Unencumbered Pool Property is prohibited under the then-current financing arrangements of such Person, then such Guaranty will not be required hereunder, provided, however, that in such event, the Unencumbered Property owned by such Material Subsidiary or owner of Unencumbered Pool Property shall not be included in the Borrowing Base; and (ii) if the execution of a Pledge Agreement or accession agreement to such Pledge Agreement by the owner of the Capital Stock of such Material Subsidiary or owner of Unencumbered Pool Property is prohibited under the then-current financing arrangements of such Person, then such Pledge Agreement will not be required hereunder.

(d) Provided that the Borrowers provide to the Administrative Agent no less than five Business Days advance written notice that the following events will occur, and provided that the Borrowers and applicable Guarantor complies with this Section 6.12(d), the Administrative Agent, for itself and on behalf of the Lenders, shall release any Guarantor (other than the REIT Guarantor or a Borrower) from its obligations under such Guarantor’s Guaranty if (i) such Guarantor is not, or no longer qualifies as, a Material Subsidiary, and (ii) any Real Property or Unimproved Land owned by such Guarantor no longer qualifies as, or is removed as, Unencumbered Pool Property in a transaction permitted under this Agreement and as a consequence thereof such Guarantor no longer owns any Unencumbered Pool Property; provided that in the case of the foregoing, the Administrative Agent shall release such Guarantor from its obligations under such Guarantor’s Guaranty only if the Administrative Agent is satisfied that: (i) no Default exists; (ii) the Borrowers are in compliance on a pro forma basis with the investment and financial covenants set forth in Sections 7.02(b) and 7.11 hereof; (iii) the Total Outstandings are not and will not be in excess of the Borrowing Base Availability; and (iv) the Borrowers have delivered to the Administrative Agent a Borrowing Base Certificate as of the most recently concluded fiscal quarter, adjusted as set forth in Section 4.02(d) (with such adjustment reflecting the removal from the Borrowing Base of any Unencumbered Pool Property owned by the Guarantor that will be released from its Guaranty hereunder), and a certificate of a Responsible Officer of each Borrower, certifying as to the matters set forth in the foregoing clauses (i), (ii) and (iii). Upon the release of the Guaranty as provided in this Section 6.12(d), any Unencumbered Property owned by such Guarantor or former Guarantor shall not be included in the Borrowing Base.

(e) Upon the release of the Guaranty of any Guarantor as provided in Section 6.12(d), and provided that the Borrowers and applicable Guarantor complies with Section 6.12(d), the Administrative Agent shall release from the Lien of the applicable Pledge Agreement the Capital Stock of the Guarantor so released under Section 6.12(d).

6.13 Pledge by REIT Guarantor; Pledge and Delivery of Notes Receivable.

(a) On the REIT Conversion Date, the REIT Guarantor must (i) execute an accession agreement to the Pledge Agreement substantially in the form of Exhibit I(2) attached hereto and deliver to the Administrative Agent any original Intercompany Notes Receivable of any amount (except for such Intercompany Notes Receivable listed on Schedule 5.22(b)), plus an endorsement and assignment of each such Notes Receivable in form and substance satisfactory to the Administrative Agent; (ii) execute an accession agreement to the Pledge Agreement substantially in the form of Exhibit I(1) attached hereto and deliver to the Administrative Agent (y) any other original Notes Receivable in an outstanding principal amount of more than $1,000,000 (except for such Notes Receivable listed on Schedule 5.22(c)) owned or possessed by the REIT Guarantor, plus an endorsement and assignment of each such Notes Receivable in form and substance satisfactory to the Administrative Agent; and (z) to the extent certificated and not previously delivered to the Administrative Agent, the shares of Capital Stock of each Material Subsidiary and each owner of Unencumbered Pool Property owned by the REIT Guarantor (other than the Post-REIT Conversion Borrower), accompanied by undated stock powers executed in blank or the equivalent under applicable law. Notwithstanding the foregoing,

(A) the REIT Guarantor will not be required to pledge any Notes Receivable hereunder if such Notes Receivable are not included in the Borrowing Base and if the Administrative Agent determines in its sole and reasonable discretion that (w) such Notes Receivable mature within six months or less, (x) such Notes Receivables are not capable of being pledged by the REIT Guarantor, (y) the pledge of such Notes Receivable would cause an unreasonable hardship to the REIT Guarantor, or (z) the pledge of such Notes Receivable would not add any significant value to the Collateral granted to the Administrative Agent, for the benefit of the Lenders; and

(B) if the pledge by the REIT Guarantor of the Capital Stock of any Material Subsidiary or owner of Unencumbered Pool Property is prohibited under the then-current financing arrangements of such Person, then the REIT Guarantor will not be required to pledge the Capital Stock of such Person hereunder.

(b) The Borrowers shall notify the Administrative Agent at any time that the Borrowers or any Loan Party or any Subsidiary owns or gains possession of (y) any Intercompany Notes Receivable (of any amount), or (z) any other Notes Receivable in an outstanding principal amount of more than $1,000,000, and promptly thereafter (and in any event within 15 days):

(i) if the Loan Party or Subsidiary owning such Notes Receivable is not already a party to a Pledge Agreement, the Borrowers shall cause such Loan Party or Subsidiary owning such Notes Receivable to duly execute and deliver to the Administrative Agent (A) an accession agreement to the Pledge Agreement substantially in the form of Exhibit I(2) (with respect to Intercompany Notes Receivable) or Exhibit I(1) (with respect to other Notes Receivable in an outstanding principal amount of more than $1,000,000), and (B) any original Intercompany Notes Receivable (of any amount), and any other original Notes Receivables in an outstanding principal amount of more than $1,000,000, owned by such Loan Party or Subsidiary, accompanied by allonges or endorsements in favor of the Administrative Agent, or the equivalent under applicable law;

(ii) if such Notes Receivable are owned by any Borrower, such Borrower shall deliver to the Administrative Agent any original Intercompany Notes Receivable (of any amount), and any other original Notes Receivable that is in an outstanding principal amount of more than $1,000,000, owned by such Borrower, accompanied by allonges or endorsements in favor of the Administrative Agent, or the equivalent under applicable law; and

(iii) the Borrowers shall deliver or caused to be delivered evidence satisfactory to the Administrative Agent that the Lien granted to the Administrative Agent for the benefit of the Lenders in the Notes Receivable is a perfected security interest (after giving effect to the deliveries and filings required under the Pledge Agreement and applicable law), and no other Lien exists on any such Notes Receivable.

Notwithstanding the foregoing, the applicable Borrower, other Loan Party or Subsidiary will not be required to pledge such Notes Receivable hereunder if such Notes Receivable are not included in the Borrowing Base and if the Administrative Agent determines in its sole and reasonable discretion that (w) such Notes Receivable mature within six months or less, (x) such Notes Receivable are not capable of being pledged by such Borrower, other Loan Party or Subsidiary, (y) the pledge of such Notes Receivable would cause an unreasonable hardship to such Borrower, other Loan Party or Subsidiary, or (z) the pledge of such Notes Receivable would not add any significant value to the Collateral granted to the Administrative Agent, for the benefit of the Lenders.

(c) At any time and from time to time, the Borrowers shall promptly execute and deliver, or cause any Loan Party or Subsidiary to execute and deliver, any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or advisable in obtaining the full benefits of, or in perfecting and preserving the pledge and Liens contemplated by, this Section 6.13.

(d) Provided that the Borrowers provide to the Administrative Agent no less than five Business Days advance written notice that the following events will occur, and provided that the Borrowers and applicable Pledgor comply with this Section 6.13(d), the Administrative Agent, for itself and on behalf of the Lenders, shall release from the Lien of any Pledge Agreement any Notes Receivable if the owner of such Notes Receivable has notified the Administrative Agent that such Notes Receivable has or is about to be repaid in full.

6.14 Borrowing Base Certificate. The Borrowers shall deliver to the Administrative Agent, as soon as available but in any event by no later than 55 days after the end of each fiscal quarter, a completed Borrowing Base Certificate and the Administrative Agent shall thereafter make available to each Lender such completed Borrowing Base Certificate.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

7.01 Liens.

(a) Each Borrower shall not, and shall not permit any Loan Document Party or Subsidiary to, create, incur, assume or suffer to exist any Lien upon its interest in any Guarantor or in any Subsidiary that owns Unencumbered Property, other than Liens in favor of the Administrative Agent.

(b) Each Borrower shall not, and shall not permit any Loan Document Party or Subsidiary to, create, incur, assume or suffer to exist any Lien upon any Collateral pledged under any Pledge Agreement, other than Liens in favor of the Administrative Agent.

(c) Each Borrower shall not, and shall not permit any Loan Document Party or Subsidiary to, create, incur, assume or suffer to exist any Lien upon any Unencumbered Property or upon any lease or Ground Lease of any Unencumbered Property, other than Permitted Liens, except if, both before and after giving effect thereto: (i) no Default exists; (ii) the Borrowers are in compliance on a pro forma basis with the investment and financial covenants set forth in Sections 7.02(b) and 7.11 hereof; and (iii) the Total Outstandings are not and will not be in excess of the Borrowing Base Availability.

(d) The Borrowers shall deliver to the Administrative Agent:

(i) a certificate of a Responsible Officer, certifying as to the matters set forth in the foregoing Section 7.01(c) prior to the creation, assumption or existence of any Lien upon (A) any Unencumbered Property consisting of Stabilized Operating Property, Ground Lease Property, Lease-up Property, Mission Bay Block 28 or WIP; or (B) any Unencumbered Pool Property consisting of Eligible Unimproved Land with an aggregate book value (in accordance with GAAP) in any fiscal quarter of over $10,000,000, if the remaining Eligible Unimproved Land included in the Borrowing Base (valued at the book value of such Eligible Unimproved Land, in accordance with GAAP), has fallen or will fall below $200,000,000; and

(ii) a Borrowing Base Certificate as of the most recently concluded fiscal quarter, adjusted as set forth in Section 4.02(d) (with such adjustment reflecting the removal from the Borrowing Base of any Unencumbered Pool Property that will be the subject of a Lien as contemplated hereunder), (A) prior to the creation, assumption or existence of a Lien upon any Unencumbered Pool Property consisting of Eligible Stabilized Operating Property, Eligible Ground Lease Property, Eligible Lease-up Property, Eligible Mission Bay Block 28 or

Eligible WIP; or (B) prior to the creation, assumption or existence of a Lien upon any Unencumbered Pool Property consisting of Eligible Unimproved Land with an aggregate book value (in accordance with GAAP) in any fiscal quarter of over $10,000,000, if the remaining Eligible Unimproved Land included in the Borrowing Base (valued at the book value of such Eligible Unimproved Land, in accordance with GAAP), has fallen or will fall below $200,000,000.

7.02 Investments and Development Costs.

(a) Each Borrower shall not, and shall not permit any Loan Party or Subsidiary to, make any Investments, except:

(i) Investments held by a Borrower or such Loan Party or Subsidiary in the form of Cash Equivalents;

(ii) advances to officers, directors and employees of any Loan Party or Subsidiary in the Ordinary Course of Business, for travel, entertainment, relocation and analogous ordinary business purposes;

(iii) subject to the limitations set forth in Section 7.02(b), Investments in any Subsidiary, Investment Affiliate or other Person that is engaged in any of the lines of business described in Section 7.07 hereof; provided, however, the foregoing provision shall not permit any Borrower, Loan Party or Subsidiary to make any Investments in the form of a Guarantee of Unsecured Indebtedness, other than a Guaranty of such Unsecured Indebtedness (as defined in Schedule 7.11) of any Loan Party or Subsidiary that is specifically permitted under Section 7.03(a);

(iv) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(v) without limiting clause (iii) above, Guarantees permitted under Section 7.03;

(vi) Investments in the form of seller financing of dispositions of Real Property or Unimproved Land in transactions permitted under Section 7.05, provided that such financing is documented by Notes Receivable and such Notes Receivable, if representing an outstanding payment obligation of more than $1,000,000, is pledged to the Administrative Agent pursuant to Section 6.13(b) (subject to the limitations set forth in the last sentence of Section 6.13(b));

(vii) Investments of a Borrower, Loan Party or Subsidiary in revenue bonds issued pursuant to an Eligible Bond Transaction or a Permitted Bond Transaction;

(viii) Investments of a Borrower, Loan Party or Subsidiary in loans advanced pursuant to Safe Harbor Transactions; and

(ix) intercompany Indebtedness to any Loan Party or Subsidiary of a Loan Party permitted under Section 7.03(a)(vi), provided that the Intercompany Notes Receivable of the obligor thereunder (regardless of the amount thereof) is pledged as contemplated by such section.

(b) The Borrowers shall not permit:

(i) the total cost (in accordance with GAAP) to the date of measurement of all Unimproved Land owned by the Loan Parties and the Subsidiaries to exceed 25% of Total Asset Value (as defined in Schedule 7.11), as calculated as of the end of the most recent fiscal quarter and shown on the consolidated balance sheet of the Consolidated Group;

(ii) the Investment of the Loan Parties and the Subsidiaries in any Person that is not a Super Majority-Owned Subsidiary to exceed, in the aggregate, 15% of Total Asset Value (as defined in Schedule 7.11), as calculated as of the end of the most recent fiscal quarter, excluding, for the purposes of the above calculation, the REIT Guarantor’s interest in the OP Borrower;

(iii) the total Development Cost of the Loan Parties and the Subsidiaries, as set forth in the consolidated balance sheet of the Consolidated Group as of the end of the most recent fiscal quarter, to exceed 15% of Total Asset Value (as defined in Schedule 7.11), as calculated as of the end of the most recent fiscal quarter; and

(iv) the sum of the above clauses (i), (ii) and (iii) to exceed 40% of Total Asset Value (as defined in Schedule 7.11), as calculated as of the end of the most recent fiscal quarter.

7.03 Indebtedness.

(a) The Borrowers shall not, and shall not permit any Loan Party or Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) Indebtedness outstanding or anticipated on the Closing Date and listed on Schedule 7.03 and refinancings of such Indebtedness, provided that the principal amount of such Indebtedness so refinanced does not increase, and provided further that the terms of such refinancing are not substantially more onerous to the Borrower, Loan Party or Subsidiary (as applicable) than the terms of the original financing;

(iii) Guarantees of any Loan Party or any Subsidiary in respect of (A) Indebtedness otherwise permitted hereunder of any Loan Party or Subsidiary; (B) Investments permitted under Section 7.02(a)(iii); and (C) Unsecured Indebtedness to providers of credit support or credit enhancement supporting obligations to Community Facility Districts or other Mello Roos type assessment and/or tax districts, in an amount not to exceed $250,000,000 at any time outstanding;

(iv) obligations (contingent or otherwise) of any Loan Party or any Subsidiary existing or arising under any Swap Contract, provided that (A) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (B) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(v) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested under a Permitted Contest;

(vi) intercompany Indebtedness to any Loan Party or any Subsidiary of a Loan Party, provided that the obligor thereunder has issued Intercompany Notes Receivable in favor of the lender thereunder, which Intercompany Notes Receivable are in form and substance satisfactory to the Administrative Agent, and such Intercompany Notes Receivable has been pledged to the Administrative Agent pursuant to Section 6.13, without regards to the dollar amount of such Notes Receivable;

(vii) to the extent constituting Indebtedness, (A) capital leases of assets; provided that the assets leased are owned by the lessor or are collateral for the lease obligations; and (B) tax obligations of any Loan Party or Subsidiary owing to Community Facility Districts or other Mello Roos type assessment and/or tax districts, which tax obligations support bonds issued by such districts;

(viii) Secured Indebtedness (as defined in Schedule 7.11), provided that the Lien securing such Indebtedness is not prohibited under Section 7.01 and subject to the limitations set forth in clauses (c) and (f) of Schedule 7.11; and

(ix) other Indebtedness in an amount not to exceed $2,000,000 at any time outstanding.

(b) The Borrowers shall not permit the Floating Rate Debt of the Loan Parties and the Subsidiaries (including the Indebtedness under this Agreement, but not including any such Floating Rate Debt that is subject to a Swap Contract ) to exceed 40% of the Indebtedness listed in paragraph (a) of the definition thereof, of the Loan Parties and the Subsidiaries.

7.04 Fundamental Changes. The Borrowers shall not, and shall not permit any other Loan Document Party or any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) (i) in connection with the REIT Conversion, the Pre-REIT Conversion Borrower may merge with the Post-REIT Conversion Borrower, provided that each of the conditions set forth in Section 4.03 are met to the satisfaction of the Administrative Agent and the Lenders; (ii) any Guarantor, Subsidiary or other Person may merge with the OP Borrower or the TRS Borrower, provided that the OP Borrower or the TRS Borrower, as applicable, shall be the continuing or surviving Person and provided further, however, that the OP Borrower may not merge with the TRS Borrower; (iii) any Guarantor, Subsidiary or other Person may merge with a Guarantor, provided that a Guarantor is the continuing or surviving Person or the surviving Person becomes a Guarantor hereunder; provided, however, that Catellus Westminster Company, LLC, may merge into Catellus Commercial Group, LLC (“CCG”) and CCG will not be required to become a Guarantor hereunder unless after giving effect to such merger, CCG constitutes a Material Subsidiary or an owner of Unencumbered Pool Property, provided further, however, that the OP Borrower may not merge with the TRS Borrower after the REIT Election; or (iv) any Subsidiary that is not a Guarantor may merge with any other Person, provided, in the case of any of the foregoing clauses (i), (ii), (iii) or (iv): (A) no Default exists or will exist after the merger; (B) the Total Outstandings are not and will not be in excess of the Borrowing Base Availability; (C) the Borrowers are and will be after the merger in compliance on a pro forma basis with the investment and financial covenants set forth in Sections 7.02(b) and 7.11 hereof and have provided evidence of such compliance prior to the merger; and (D) such merger will not cause a Material Adverse Effect;

(b) any Subsidiary or the TRS Borrower may Dispose of all or substantially all of its assets to any Loan Party; and

(c) subject to compliance with Section 7.05 (including the delivery of any notice and Borrowing Base Certificate required thereunder), any Subsidiary that is not a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Person if, both before and after giving effect thereto, (A) no Default exists or will exist after the Disposition; (B) the Total Outstandings are not and will not be in excess of the Borrowing Base Availability; (C) the Borrowers are in compliance on a pro forma basis with the investment and financial covenants set forth in Sections 7.02(b) and 7.11 hereof and have provided evidence of such compliance prior to the Disposition; and (D) such Disposition will not cause a Material Adverse Effect.

7.05 Dispositions.

(a) Except as permitted under Sections 7.04(a) and 7.04(b), the Borrowers shall not, and shall not permit any Loan Document Party or Subsidiary to, Dispose of any Unencumbered Property (other than such a Disposition by (y) any Loan Document Party or Subsidiary to a Borrower, or (z) by any Loan Document Party that is not a Borrower, or any Subsidiary, to a Loan Party), except if, both before and after giving effect thereto: (i) no Default exists; (ii) the Borrowers are in compliance on a pro forma basis with the investment and financial covenants set forth in Sections 7.02(b) and 7.11 hereof; and (iii) the Total Outstandings are not and will not be in excess of the Borrowing Base Availability.

(b) The Borrowers shall deliver to the Administrative Agent:

(i) a certificate of a Responsible Officer, certifying as to the matters set forth in the foregoing Section 7.05(a) prior to the Disposition of (A) any Unencumbered Property consisting of Stabilized Operating Property, Ground Lease Property, Lease-up Property,

Mission Bay Block 28 or WIP; or (B) any Unencumbered Pool Property consisting of Eligible Unimproved Land with an aggregate book value (in accordance with GAAP) in any fiscal quarter of over $10,000,000, if the remaining Eligible Unimproved Land included in the Borrowing Base (valued at the book value of such Eligible Unimproved Land, in accordance with GAAP), has fallen or will fall below $200,000,000; and

(ii) a Borrowing Base Certificate as of the most recently concluded fiscal quarter, adjusted as set forth in Section 4.02(d) (with such adjustment reflecting the removal from the Borrowing Base of any Unencumbered Pool Property that will be Disposed of as contemplated hereunder), (A) prior to the Disposition of any Unencumbered Pool Property consisting of Eligible Stabilized Operating Property, Eligible Ground Lease Property, Eligible Lease-up Property, Eligible Mission Bay Block 28 or Eligible WIP; or (B) prior to the Disposition of any Unencumbered Pool Property consisting of Eligible Unimproved Land with an aggregate book value (in accordance with GAAP) in any fiscal quarter of over $10,000,000, if the remaining Eligible Unimproved Land included in the Borrowing Base (valued at the book value of such Eligible Unimproved Land, in accordance with GAAP), has fallen or will fall below $200,000,000.

7.06 Restricted Payments. After the REIT Conversion Date, the Borrowers shall not declare or make, or permit the REIT Guarantor or any Subsidiary to declare or make, any Distributions, except for:

(a) the exchange of membership or partnership interests of the OP Borrower for common stock of the REIT Guarantor; and

(b) if no monetary Default or other Event of Default exists, the REIT Guarantor, the Borrowers and the Subsidiaries may make Distributions with respect to each fiscal year beginning after December 31, 2003, in an amount in the aggregate which does not exceed the greater of (i) 95% of Funds From Operations for such period, or (ii) such amount as may be necessary for the REIT Guarantor to qualify as a REIT under the Code; and

(c) the one-time E&P Distribution;

(d) Distributions to the shareholders of the Pre-REIT Conversion Borrower or, after the REIT Conversion Date, the REIT Guarantor (as applicable), with respect to the third and fourth quarters of the fiscal year ending on December 31, 2003;

(e) payments to employees, or issuance and awards to employees, of restricted stock under an employee stock option or grant program; and

(f) Distributions of Real Property or Unimproved Land made to the REIT Guarantor as contemplated by the REIT Conversion; provided that all such Distributions are made on or before June 30, 2004 and, at the time of such Distribution, (i) no Default exists; (ii) the Borrowers are in compliance on a pro forma basis with the investment and financial covenants set forth in

Sections 7.02(b) and 7.11 hereof; and (iii) the Total Outstandings are not and will not be in excess of the Borrowing Base Availability; provided, however, that during the continuance of any monetary Default or any other Event of Default:

(A) aggregate Distributions under Section 7.06(b) shall not exceed the lesser of (x) the aggregate amount permitted to be made during the continuance thereof under clause (b) above, and (y) the minimum amount that the REIT Guarantor must distribute to its shareholders in order to qualify as a REIT under the Code; and

(B) the Borrowers shall not permit the REIT Guarantor to effect any repurchases of its common or preferred stock.

7.07 Change in Nature of Business. The Borrowers shall not, and shall not permit any Loan Party or Subsidiary to, engage in any material new line of business substantially different from those lines of business conducted by any Borrower or any of its Subsidiaries on the Closing Date or the REIT Conversion Date, including the ownership, acquisition, development, construction, management and rental of Real Property and Unimproved Land and, in each case, any business substantially related, necessary or incidental thereto.

7.08 Transactions with Affiliates. Except as otherwise expressly permitted hereunder, the Borrowers shall not, and shall not permit any Loan Party or Subsidiary to, enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

7.09 Burdensome Agreements. The Borrowers shall not, and shall not permit any other Loan Document Party or Subsidiary to, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Loan Document Party or Subsidiary (a) to pay dividends and distributions to any Borrower or any other Loan Party, other than during a default or an event of default under and as defined in any document evidencing Indebtedness of such Loan Document Party; (b) to transfer property to any Borrower or any other Loan Party (other than property that is subject to a Lien securing Indebtedness of such Loan Party or Subsidiary that is permitted under Section 7.03(a)(ii) or Section 7.03(a)(viii)); (c) that is a Material Subsidiary or an owner of Unencumbered Pool Property, to Guarantee the Indebtedness of the Borrowers; or (d) to grant and perfect, in favor of the Administrative Agent, a Lien in and to the Notes Receivable owned by such Loan Document Party or Subsidiary and required to be pledged hereunder.

7.10 Use of Proceeds. The Borrowers shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (a) purchase, redeem or otherwise acquire for value any Capital Stock of any Borrower or the REIT Guarantor; or (b) purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants. The Borrowers shall comply with each of the financial covenants set forth in Schedule 7.11, which financial covenants shall be calculated as of the last day of each fiscal quarter, but shall be satisfied at all times.

7.12 Fundamental Changes and REIT Covenants.

(a) Except for any such amendment (i) that is required under any requirement of Law imposed by any Governmental Authority or in order for the REIT Guarantor to qualify as a REIT under the Code, (ii) that is necessary to enable any Loan Document Party or Subsidiary to execute a Guaranty or Pledge Agreement as contemplated under Section 6.12 or Section 6.13; (iii) that is necessary to effectuate the REIT Conversion or any transaction permitted under Section 7.04 or Section 7.05 (as long as such amendments do not have an adverse effect on the Lenders or their rights hereunder); or (iv) that are described in Schedule 7.12 (as long as such amendments do not have an adverse effect on the Lenders or their rights hereunder), the Borrowers shall not, and shall not permit any other Loan Document Party or any Subsidiary, to amend its Organizational Documents (except for non-substantive amendments or technical amendments that do not have an adverse effect on the Lenders or their rights hereunder), except in each case (A) upon at least ten Business Days’ prior written notice to the Administrative Agent, and (B) if the Administrative Agent notifies the OP Borrower within such ten-Business Day period that such amendment is, in Administrative Agent’s reasonable judgment, a material amendment, with the prior written consent of the Required Lenders which consent will not be unreasonably withheld or delayed.

(b) Before the REIT Conversion Date, the OP Borrower shall not fail to comply in all material respects with all rules and regulations of the Securities Exchange Commission and shall not fail to file all reports required by the Securities Exchange Commission relating to the Borrower’s publicly-held securities. After the REIT Conversion Date, the Borrowers shall cause the REIT Guarantor to comply in all material respects with all rules and regulations of the Securities Exchange Commission and shall cause the REIT Guarantor to file all reports required by the Securities Exchange Commission relating to the REIT Guarantor’s publicly-held securities.

(c) Before the REIT Conversion Date, the OP Borrower shall not cease to have its common stock listed on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Exchange. After the REIT Conversion Date, the Borrowers shall cause the REIT Guarantor to, at all times, have its common stock listed on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Exchange.

(d) After the REIT Election Date, the REIT Guarantor shall not cease to qualify as a REIT under the Code.

(e) After the REIT Election Date, at no time shall the OP Borrower be taxed as a corporation under the Code.

(f) After the REIT Conversion Date, the REIT Guarantor shall not cease to own the majority of the outstanding Capital Stock in, and serve as the sole general partner of, the OP Borrower.

(g) After the REIT Conversion Date, the OP Borrower shall not cease to own, directly or indirectly, 100% of the outstanding Capital Stock of the TRS Borrower.

(h) Except as permitted under Section 7.04, the Loan Parties shall not cease to own the majority of the outstanding stock, membership interests or other entity interests in, each Guarantor and each Subsidiary (other than Guarantors and Subsidiaries (but excluding the TRS Borrower) that are Taxable REIT Subsidiaries) and, with respect to any Guarantor or Subsidiary that is not a corporation, a Loan Party shall not cease to serve as the managing member or general partner of, each such Guarantor and Subsidiary.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any Unused Fee or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12(a), 6.13(a) or 6.14 or Article VII or, after the REIT Conversion Date, the REIT Guarantor fails to perform or observe any term, covenant or agreement contained in any of Section 11(a), 11(b), 11(d) or 11(i) or Section 12 of the Guaranty executed by the REIT Guarantor; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of any Loan Party has knowledge thereof; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Document Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect when made or deemed made or shall be misleading in any material respect when made or deemed made; or

(e) Cross-Default and Cross-Acceleration. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event under clause (A) or (B) above is (y) in the case of Recourse Indebtedness, to cause, or to permit the holder or holders of any such Recourse Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Recourse Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Recourse Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (z) in the case of Non-Recourse Indebtedness, that the holder or holders of any such Non-Recourse Indebtedness demands such Non-Recourse Indebtedness to become due or be repurchased, prepaid, defeased or redeemed, or such holder or holders cause an offer to repurchase, prepay, defease or redeem such Non-Recourse Indebtedness to be made, prior to its stated maturity; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage and after giving effect to reserves therefor), or (ii) any one or more non-monetary final judgments that have, or are reasonably expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, unless such enforcement proceedings are stayed, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in accordance with its respective terms; or any Loan Document Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Document Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(k) Failure by any Guarantor to Perform Covenants; Invalidity of Guaranty. Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in a Guaranty on its part to be performed or observed, or any default shall occur under a Guaranty, and any such failure or default shall continue after the applicable grace period, if any, specified in a Guaranty as of the date of such failure, or any defined “Event of Default” as defined in such Guaranty shall have occurred and is continuing; or such Guaranty shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect in accordance with its terms (except as expressly permitted hereunder), or any Guarantor shall contest in any manner the validity or enforceability thereof or deny in writing that it has any further liability or obligation thereunder;

(l) Collateral Documents.

(i) Any Pledge Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby, or such security interest shall for any reason cease to be a perfected and first-priority security interest, other than as a result of any action or inaction by the Administrative Agent or any Lender not caused by the Default of any Borrower; or

(ii) Any party to a Pledge Agreement shall fail to perform or observe any term or covenant contained therein, and such failure shall continue unremedied for a period of 30 days after a Responsible Officer of any Loan Party or such party to a Pledge Agreement has notice thereof; or

(m) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the OP Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person; provided, however, that at the request of any Lender, the Administrative Agent shall provide to such Lender any information, document or other item in the Administrative Agent’s possession concerning any Loan Document Party, if such information, document or item relates to any of the Loan Documents, the obligations of any Loan Document Party under any Loan Document or the rights of the Administrative Agent or any Lender under any Loan Document.

9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-

Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent resulting from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders, and shall resign upon the request of the Required Lenders if the Required Lenders reasonably determine that any action taken by the Administrative Agent hereunder constitutes gross negligence or willful misconduct; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms “Administrative Agent,” “L/C Issuer” and “Swing Line Lender” shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer’s and Swing Line Lender’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization,

arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11 Agent Under Other Loan Documents, Collateral, Release of Collateral and Release of Guaranty Matters.

(a) Each Lender irrevocably authorizes the Administrative Agent, at its option and in its discretion, on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to, and to enter into all other Loan Documents, as applicable, including the Guaranty and each Pledge Agreement.

(b) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and its discretion, without the necessity of any notice to or further consent from the Lenders, from time to time to (i) take any action, with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon any Collateral granted pursuant to any Loan Document; (ii) release any Guarantor (other than the REIT Guarantor or any Borrower) from its obligations under its Guaranty upon the occurrence of the events described in Section 6.12(d); (iii) release the Administrative Agent’s Lien on any Capital Stock of a Guarantor pledged under a Pledge Agreement upon the occurrence of the events described in Section 6.12(e); (iv) release the Administrative Agent’s Lien on any Notes Receivable pledged under a Pledge Agreement upon the occurrence of the events described in Section 6.13(d); and (v) release any Guarantor and the Administrative Agent’s Lien on any Collateral pledged under a Pledge Agreement upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release the Lien on any Collateral pledged under a Pledge Agreement and to release any Guarantor from its obligations under its Guaranty pursuant to this Section 9.11(b).

(c) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Lender hereby agree that, other than the right of set-off under Section 10.09, no Lender shall have any right individually to exercise remedies against the Borrowers under Section 8.02 hereof, realize upon any of the Collateral under a Pledge Agreement or any annex or accession agreement thereto or to enforce any Guaranty or Pledge Agreement, as applicable, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent.

9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “managing agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender, other than the extension contemplated under Section 2.14;

(c) other than the extension contemplated under Section 2.14, postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the final proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby;

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) other than as provided in Section 9.11(b), release any Guarantor from the Guaranty without the written consent of each Lender; or

(h) other than as provided in Section 9.11(b), release all or substantially all of the Collateral without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender; and (B) the Borrowers may replace any such Defaulting Lender in accordance with Section 10.16.

10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; provided, however, that any such notice delivered to the OP Borrower shall be deemed to be delivered to each Borrower hereunder; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the OP Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. The Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The OP Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Attorney Costs, Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Administrative Agent for all reasonable, out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing and recording fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or, during the existence of an Event of Default, any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

10.05 Indemnification by Loan Parties. Whether or not the transactions contemplated hereby are consummated, the Loan Parties shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower, any Subsidiary or any other Loan Document Party, or any Environmental Liability related in any way to any Borrower, any Subsidiary or any other Loan Document Party (provided, however, that no Borrower shall have any indemnification obligation to an Indemnitee under this clause (c) with respect to any property currently or formerly owned or operated by any Loan Party or any Environmental Liability related to any Loan Party if such Indemnitee has any Indebtedness outstanding to such Loan Party outside of this Agreement and the other Loan Documents and if such Indemnitee’s claim for indemnification arises in connection with such other Indebtedness and not the Indebtedness arising under this Agreement and the other Loan Documents ), or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.06 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, other than as permitted under Section 7.04(a) hereof, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 10.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent of the Administrative Agent and the Borrowers not to be unreasonably withheld, conditioned or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approval shall not be unreasonably withheld, conditioned or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Notwithstanding the foregoing, as long as no Event of Default has occurred and is continuing, unless such requirement is waived by the Required Lenders, no assignment of the Commitment of Bank of America shall be permitted as long as Bank of America remains the Administrative Agent, if the effect of such assignment is to cause the remaining Commitment of Bank of America to be less than $5,000,000. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its respective expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, any of the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C

Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant that has been disclosed to the Borrowers also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the OP Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the OP Borrower is notified of the participation sold to such Participant and such Participant complies, for the benefit of the Borrowers, with Section 10.15 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (such approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower or any Borrower’s Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

10.08 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of any Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower; provided that such source is not bound by a confidentiality agreement with any Loan Party. For purposes of this Section, “Information” means all information received from any Loan Document Party relating to any Loan Document Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Document Party, provided that, in the case of information received from a Loan Document Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the “tax treatment” and “tax structure” of the transactions contemplated by this Agreement and (ii) each party (and each of its employees, representatives, or other agents) may disclose without limitation of any kind, any information with respect to the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby, and provided further, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated hereby, including a confidential communication with its attorney or a confidential communication with a federally authorized practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing. In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and, subject to this Section 10.08, instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers.

10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, during the existence of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Document Party, any such notice being waived by the Borrowers (each on its own behalf and on behalf of each Loan Document Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the appropriate Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as of each date made as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15 Tax Forms.

(a) (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent (who will deliver a copy of the same to the OP Borrower), prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement) or such other evidence satisfactory to the OP Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. In addition, a Foreign Lender claiming the exemption under the so-called “portfolio interest exemption” shall also provide a statement that such Foreign Lender is eligible for a complete exemption under Section 871(h) or 881(c) of the Code (including a certificate that it is not a “bank”). Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the OP Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that any Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

(ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii) None of the Borrowers shall be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve any Borrower of its respective obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which any Borrower is not required to pay additional amounts under this Section 10.15(a).

(b) Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

10.16 Replacement of Lenders. Under any circumstances set forth in Section 3.02, Section 3.06(b) or clause “(B)” of the last sentence of Section 10.01 providing that the Borrowers shall have the right to replace a Lender as a party to this Agreement, the Borrowers may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrowers in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrowers; provided, however, that if the Borrowers elect to exercise such right with respect to any Lender pursuant to Section 3.02 or Section 3.06(b), it shall be obligated to replace all Lenders that have made similar determinations of unlawfulness to maintain or fund Eurodollar Rate Loans under Section 3.02 or have made similar requests for compensation pursuant to Section 3.01 or 3.04, as applicable. The Borrowers shall (a) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (b) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (c) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

10.17 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS

SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.19 Time of the Essence. Time is of the essence of the Loan Documents.

[Remainder Of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CATELLUS DEVELOPMENT CORPORATION

By:	/s/ William M. Lau
Name:	William M. Lau
Title:	Vice President, Finance & Treasurer

1

CATELLUS LAND AND DEVELOPMENT CORPORATION

By:	/s/ William M. Lau
Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

2

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Frank H. Stumpf
Name:	Frank H. Stumpf
Title:	Principal

3

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Frank H. Stumpf
Name:	Frank H. Stumpf
Title:	Principal

4

FLEET NATIONAL BANK, as Syndication Agent and as a Lender

By:	/s/ Kathleen M. Ahern
Name:	Kathleen M. Ahern
Title:	Director

5

BANK ONE, NA, as Documentation Agent and as a Lender

By:	/s/ Timothy J. Carey
Name:	Timothy J. Carey
Title:	Director, Capital Markets

6

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Managing Agent and as a Lender

By:	/s/ Todd T. Popovich
Name:	Todd T. Popovich
Title:	Vice President

7

UNION BANK OF CALIFORNIA, N.A., as Managing Agent and as a Lender

By:	/s/ David D. Murphy
Name:	David D. Murphy
Title:	Senior Vice President

8

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

By:	/s/ R. William Knickerbocker
Name:	R. William Knickerbocker
Title:	Vice President

By:	/s/ David M. Schwarz
Name:	David M. Schwarz
Title:	Senior Vice President

9

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Cheryl VanKampenberg
Name:	Cheryl VanKampenberg
Title:	Assistant Vice President

10

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul Jamiolkowski
Name:	Paul Jamiolkowski
Title:	Vice President

11

BANK OF THE WEST, A CALIFORNIA BANKING CORPORATION, as a Lender

By:	/s/ Lynn D. Poster
Name:	Lynn D. Poster
Title:	Senior Vice President, Manager

12

WASHINGTON MUTUAL BANK, FA, as a Lender

By:	/s/ Sudeep S. Dhillon
Name:	Sudeep S. Dhillon
Title:	Credit Manager

13

COMERICA BANK, as a Lender

By:	/s/ Paul Hayashi
Name:	Paul Hayashi
Title:	First Vice President-Western Division

14

SCHEDULE 7.11

FINANCIAL COVENANT REQUIREMENTS

Each of the following financial requirements shall be calculated as of the last day of each fiscal quarter on a consolidated basis for the Consolidated Group, but shall be satisfied at all times:

(a) Minimum Consolidated Tangible Net Worth.

(i) For each fiscal quarter up to and including the fiscal quarter that ends on or after the date of the E&P Distribution, the Borrowers shall not permit Consolidated Tangible Net Worth at any time to be less than $452,750,000; plus (A) the sum of (y) 75% of positive Consolidated Net Income for each fiscal quarter beginning with the second fiscal quarter of 2003 (with no deductions for any net losses in any fiscal quarter); and (z) 85% of Pre-REIT Conversion Net Offering Proceeds; minus (B) the sum of (1) repurchases and redemptions of the OP Borrower’s Capital Stock (either by the retiring of such Capital Stock or by the booking of such interests as treasury stock, as long as such interests are not included in Shareholders’ Equity for the purposes of determining Consolidated Tangible Net Worth); and (2) cash distributions made from and after April 1, 2002, on account of any Capital Stock of the OP Borrower, in an amount not to exceed 50% of aggregate positive Consolidated Net Income from and after April 1, 2002.

(ii) From and after the first full fiscal quarter that begins after the date of the E&P Distribution, the Borrowers shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of (A) the lesser of (y) the amount that is equal to 85% of Consolidated Tangible Net Worth as of the end of the fiscal quarter in which the E&P Distribution is made or (z) $452,750,000; plus (B) 85% of Post-REIT Conversion Net Offering Proceeds.

(b) Maximum Leverage. The Borrowers shall not permit the ratio of Consolidated Total Liabilities to Total Asset Value as of the end of any fiscal quarter of the OP Borrower to exceed 0.65:1.

(c) Maximum Secured Indebtedness. The Borrowers shall not permit the ratio of (i) Total Secured Indebtedness to (ii) Total Asset Value as of the end of any fiscal quarter of the OP Borrower to exceed 0.50:1.

(d) Minimum Unencumbered Interest Coverage. The Borrowers shall not permit the ratio of (i) Unencumbered Property Adjusted Aggregate NOI, to (ii) Consolidated Interest Expense on Unsecured Indebtedness for the four fiscal quarters ending on the date of measurement, to be less than the following:

Closing Date through September 30, 2004:	1.40:1
October 1, 2004 through September 30, 2005	1.45:1
October 1, 2005 through the Maturity Date:	1.50:1

i

(e) Minimum Fixed Charge Coverage. The Borrowers shall not permit the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges for the four fiscal quarters ending on the date of measurement, to be less than 1.30:1.

(f) Maximum Secured Recourse Indebtedness. The Borrowers shall not permit the Secured Recourse Indebtedness of the Consolidated Group to exceed 15% of Total Asset Value.

For the purposes of the financial covenants set forth above, the following defined terms shall have the following meanings:

“Consolidated Adjusted EBITDA” means, for any fiscal quarter and without double counting any item, Consolidated Net Income for such fiscal quarter; plus the following for (y) the Consolidated Group (excluding minority interests of Subsidiaries that are not Wholly-Owned Subsidiaries), and (z) the Loan Parties’ Allocable Share of Investment Affiliates: (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) interest expense (as it appears on the income statement of the Consolidated Group in accordance with GAAP) for such fiscal quarter, (ii) the provision for federal, state, local and foreign income taxes payable by the Consolidated Group for such fiscal quarter, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (iv) the non-cash component of any extraordinary or non-recurring items which was deducted in determining such Consolidated Net Income, including non-cash expenses attributable to the awarding or conversion of employee stock option or grants; and (v) REIT Transition Expenses; and minus the following for (y) the Consolidated Group (excluding minority interests of Subsidiaries that are not Wholly-Owned Subsidiaries), and (z) the Loan Parties’ Allocable Share of Investment Affiliates: (b) the sum of (i) all non-cash items increasing Consolidated Net Income for such fiscal quarter, (ii) the Adjusted CAPEX for such fiscal quarter, and (iii) gains from extraordinary items or assets sales which are included in determining Consolidated Net Income, including gains from sales of Real Property and Unimproved Land.

“Consolidated Fixed Charges” means, as of the end of any fiscal quarter (a) the sum of (i) Consolidated Interest Expense for the fiscal quarter, plus (ii) scheduled or otherwise required principal amortization for the fiscal quarter on all Indebtedness of the Consolidated Group, but excluding any balloon payment due at maturity, plus (iii) all dividends accrued during the fiscal quarter in respect of any and all outstanding preferred shares of Capital Stock of the Consolidated Group, whether or not declared or paid; minus (b) the portion of all items referred to in the foregoing clause (a) for each Subsidiary that is not a Wholly-Owned Subsidiary, attributable to the minority interests in such Subsidiary; plus (c) the portion of all items referred to in the foregoing clause (a) owned by each Investment Affiliate that is not a member of the Consolidated Group, equal to the Borrowers’ and Guarantors’ Allocable Share of such Investment Affiliate.

“Consolidated Interest Expense” means, for any fiscal quarter, (a) the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses of the Consolidated Group in connection with borrowed money or reimbursement obligations with respect to letters of credit (including accrued or capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, but excluding interest paid from construction loan interest reserves; plus (ii) the portion of rent expense of the Consolidated Group with respect to such fiscal quarter under capital leases that is treated as interest in accordance with GAAP; minus (b) the portion of all items referred to in the foregoing clause (a) for each Subsidiary that is not a Wholly-Owned Subsidiary, attributable to the minority interests in such Subsidiary; plus (c) the portion of all items referred to in the foregoing clause (a) owned by each Investment Affiliate that is not a member of the Consolidated Group, equal to the Borrowers’ and Guarantors’ Allocable Share of such Investment Affiliate.

“Consolidated Net Income” means, for any fiscal quarter, for the Consolidated Group, (a) the net income of the Consolidated Group for that fiscal quarter, minus (b) the portion of all such net income for each Subsidiary that is not a Wholly-Owned Subsidiary, attributable to the minority interests in such Subsidiary; plus (c) the portion of net income of each Investment Affiliate that is not a member of the Consolidated Group, equal to the Borrowers’ and Guarantors’ Allocable Share of such Investment Affiliate, all as determined in accordance with GAAP, provided, however, that rentals included in net income shall (i) be based upon the actual cash rentals payable to the Consolidated Group or such Investment Affiliate (as applicable) during such fiscal quarter, without giving effect to straight-line rental accounting under GAAP, and (ii) exclude all deferred rentals for such fiscal quarter.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Consolidated Group, (a) the Shareholders’ Equity of the Consolidated Group on that date, exclusive of minority interests, minus (b) the Intangible Assets of the Consolidated Group on that date, all as determined in accordance with GAAP.

“Consolidated Total Liabilities” means as of any date, and without double counting any item, the sum of (a) the Total Liabilities of the Consolidated Group as of such date, plus (b) the Recourse Indebtedness of any Investment Affiliate that is not a member of the Consolidated Group and that is Guaranteed by any Loan Party or that is otherwise recourse to any Loan Party (in each case, to the extent of such Guarantee or recourse), plus (c) to the extent not included in (b), the portion of the Total Liabilities of each Investment Affiliate that is not a member of the Consolidated Group, equal to the Borrowers’ and Guarantors’ Allocable Share of such Investment Affiliate; minus (d) 50% of the deferred income tax liabilities of the Consolidated Group as of such date; minus (e) the amount by which the unrestricted cash and Cash Equivalents of the Consolidated Group exceeds $100,000,000 as of such date; minus (f) the portion of the Total Liabilities of each Subsidiary that is not a Wholly-Owned Subsidiary attributable to the minority interests in such Subsidiary, as long as such Total Liabilities are not Guaranteed by any Loan Party and are not otherwise recourse to any Loan Party (in each case to the extent of such Guarantee or recourse).

“Contingent Obligation” means, as to any Person, without duplication, (a) 10% of the sum of: (i) standby letters of credit, performance bonds and surety bonds under which such Person is an account party or obligor, which standby letters of credit, performance bonds or surety bonds secure obligations to develop Real Property or Unimproved Land; plus (ii) any completion guaranty of such Person, guaranteeing obligations to develop Real Property or Unimproved Land, valued at the cost of the remaining work to be completed and guaranteed thereby; plus (iii) obligations of such Person supporting the payment to bondholders under any tax increment bonds or community facility district bonds; plus (b) all stand-by letters of credit not described in clause (a) under which such Person is the account party; plus (c) all obligations of such Person to purchase or acquire any asset or to make any investment, including all such obligations that shall become binding or enforceable only upon the fulfillment of certain conditions precedent, the passage of time, or both; plus (d) all other contingent liabilities of every nature and kind of such Person that should be disclosed as contingent liabilities on the balance sheet of such Person in accordance with GAAP.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“REIT Transition Expenses” means the one-time expenses related to the REIT Conversion, including employee severance costs and fees for legal, accounting, advisory and other professional services, not to exceed $15,000,000 in the aggregate.

“Secured Indebtedness” means all Indebtedness of a Person that is secured by a Lien on any asset of such Person, provided that, at the time that such Indebtedness is incurred, the value of the collateral provided by such Person to secure such Indebtedness is approximately equal to, or more than, the maximum principal amount available to such Person under the documents evidencing such Indebtedness.

“Secured Recourse Indebtedness” means all Secured Indebtedness of a Person that is also the Recourse Indebtedness of such Person. The amount of any Secured Recourse Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of Secured Indebtedness that is recourse to such Person and for which such Person is liable or obligated.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity, determined in accordance with GAAP.

“Total Asset Value” means, without double counting any item, the sum of:

(a) cash and the book value of all Cash Equivalents owned by the Borrowers, the Guarantors and each Wholly-Owned Subsidiary as of the most recently ended fiscal quarter (excluding cash or Cash Equivalents that are reserved or subject to restrictions, including, without limitation, tenant deposits) in excess of an aggregate working capital reserve of $20,000,000, and up to an aggregate maximum of $80,000,000; plus

(b) the value of any Unimproved Land owned in fee simple title by the Borrowers, the Guarantors and each Wholly-Owned Subsidiary, determined to be the cost of such Unimproved Land in accordance with GAAP; plus

(c) the value of any Real Property (other than Development Property) owned in fee simple title by the Borrowers, the Guarantors and each Wholly-Owned Subsidiary (or (i) if subject to a Permitted Bond Transaction, leased by such Borrower, Guarantor or Wholly-Owned Subsidiary, or (ii) if subject to a Safe Harbor Transaction, owned by the applicable Tax Accommodator ) for less than one fiscal quarter, determined to be the book value of such Real Property in accordance with GAAP; plus

(d) the value of any Real Property (other than Development Property) owned in fee simple title by the Borrowers, the Guarantors and each Wholly-Owned Subsidiary (or (i) if subject to a Permitted Bond Transaction, leased by such Borrower, Guarantor or Wholly-Owned Subsidiary, or (ii) if subject to a Safe Harbor Transaction, owned by the applicable Tax Accommodator ) for at least one and less than four fiscal quarters, determined by calculating the annualized Adjusted Aggregate NOI for such Real Property based upon the most recent fiscal quarter, capitalized at the Applicable Capitalization Rate; plus

(e) the value of any Real Property (other than Development Property) owned in fee simple title by the Borrowers, the Guarantors and each Wholly-Owned Subsidiary (or (i) if subject to a Permitted Bond Transaction, leased by such Borrower, Guarantor or Wholly-Owned Subsidiary, or (ii) if subject to a Safe Harbor Transaction, owned by the applicable Tax Accommodator ) for four or more fiscal quarters, determined by calculating the Adjusted Aggregate NOI for such Real Property for the four most recent fiscal quarters, capitalized at the Applicable Capitalization Rate; plus

(f) the value of any Development Property owned in fee simple title by the Borrowers, the Guarantors and each Wholly-Owned Subsidiary (or (i) if subject to a Permitted Bond Transaction, leased by such Borrower, Guarantor or Wholly-Owned Subsidiary, or (ii) if subject to a Safe Harbor Transaction, owned by the applicable Tax Accommodator ) that is not otherwise included in Adjusted Aggregate NOI, determined by the cost of such Development Property in accordance with GAAP; plus

(g) the book value (net of any applicable reserves) of all other tangible assets of the Borrowers, the Guarantors and each Wholly-Owned Subsidiary as shown on its most recent quarterly financial statements prepared on a consolidated basis in accordance with GAAP; plus

(h) the portion of all items referred to in the foregoing clauses (a)-(g) owned by each Subsidiary that is not a Wholly-Owned Subsidiary (or (i) if subject to a Permitted Bond Transaction, leased by such Subsidiary, or (ii) if subject to a Safe Harbor Transaction, owned by the applicable Tax Accommodator), equal to the Borrowers’ and Guarantors’ Allocable Share of such Subsidiary; plus

v

(i) the portion of all items referred to in the foregoing clauses (a)-(g) owned by each Investment Affiliate that is not a Subsidiary (or (i) if subject to a Permitted Bond Transaction, leased by such Investment Affiliate, or (ii) if subject to a Safe Harbor Transaction, owned by the applicable Tax Accommodator), equal to the Borrowers’ and Guarantors’ Allocable Share of such Investment Affiliate.

“Total Liabilities” of a Person means the sum of, without duplication: (a) all Indebtedness of such Person, plus (b) all other liabilities of every nature and kind of such Person that should be included as liabilities on the balance sheet of such Person in accordance with GAAP, plus (c) all other Contingent Obligations of such Person.

“Total Secured Indebtedness” means (a) all Secured Indebtedness of the Consolidated Group, plus (b) the portion of the Secured Indebtedness of each Investment Affiliate that is not a member of the Consolidated Group, equal to the Borrowers’ and Guarantors’ Allocable Share of such Investment Affiliate; minus (c) the portion of all Secured Indebtedness of each Subsidiary that is not a Wholly-Owned Subsidiary, attributable to the minority interests in such Subsidiary.

“Unencumbered Property Adjusted Aggregate NOI” means the Adjusted Aggregate NOI for all Unencumbered Property owned in fee simple title by the Consolidated Group, excluding the portion of the Adjusted Aggregate NOI for all Unencumbered Property owned in fee simple title by each Subsidiary that is not a Wholly-Owned Subsidiary, attributable to the minority interests in such Subsidiary, plus the portion of the Adjusted Aggregate NOI for all Unencumbered Property owned in fee simple title by each Investment Affiliate that is not a member of the Consolidated Group, equal to the Borrowers’ and Guarantors’ Allocable Share of such Investment Affiliate.

“Unsecured Indebtedness” means any Indebtedness that is not Secured Indebtedness.

EXHIBIT F(1)

FORM OF GUARANTY

(REIT GUARANTOR)

THIS GUARANTY (this “Guaranty”), dated as of                     , 20        , is made by Catellus SubCo, Inc., a Delaware corporation (the “Guarantor”), in favor of the Lenders party to the Credit Agreement referred to below, Fleet National Bank, as Syndication Agent, Bank One, NA, as Documentation Agent, Wells Fargo Bank, National Association, as Managing Agent, Union Bank of California, N.A., as Managing Agent (Syndication Agent, Documentation Agent, and Managing Agents, collectively, the “Other Agents”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the letter of credit issuer (in such capacity, the “the L/C Issuer”), and the swing line lender (in such capacity, the “Swing Line Lender”).

A. Catellus Development Corporation, a Delaware corporation, as a borrower (the “Pre-REIT Conversion Borrower” or “OP Borrower”), Catellus Land and Development Corporation, a Delaware corporation, as a borrower (the “TRS Borrower,” and together with the OP Borrower, each a “Borrower” and together, the “Borrowers”), the Lenders from time to time party to the Credit Agreement, as defined below (each a “Lender” and, collectively, the “Lenders”), the Other Agents, and Bank of America, N.A., as Administrative Agent, the L/C Issuer, and the Swing Line Lender, are parties to a Credit Agreement dated as of September 15, 2003 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”).

B. As anticipated under the Credit Agreement, the Pre-REIT Conversion Borrower merged with and into Catellus Operating Limited Partnership, a Delaware limited partnership (the “Post-REIT Conversion Borrower” or the “OP Borrower”), with the Post-REIT Conversion Borrower being the surviving entity of such merger. The Post-REIT Conversion Borrower has assumed all of the obligations and liabilities of the Pre-REIT Conversion Borrower under the Credit Agreement and the other Loan Documents, and is and shall be the “OP Borrower” for all purposes under the Credit Agreement and the other Loan Documents. As of the date of the execution of this Guaranty, the Guarantor hereunder owns 100% of the outstanding membership interests in the Post-REIT Conversion Borrower.

C. It is a condition precedent to the obligation of the Swing Line Lender, the L/C Issuer and each Lender to maintain its Commitment under the Credit Agreement and to continue to honor requests for Borrowings and issuances of Letters of Credit under the Credit Agreement that the Guarantor guarantee the indebtedness and other obligations of the Borrowers to the Guaranteed Parties under or in connection with the Credit Agreement, as set forth herein. The Guarantor will derive substantial direct and indirect benefits from the making of the Loans to, and issuances of Letters of Credit for the account of, the Borrowers pursuant to the Credit Agreement (which benefits are hereby acknowledged by the Guarantor).

NOW THEREFORE, to induce the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Other Agents, and the Lenders to maintain its Commitment under the Credit Agreement and to continue to honor requests for Borrowings and issuances of Letters of Credit

F(1)- 1

Form of Guaranty (REIT Guarantor)

under the Credit Agreement, and in consideration thereof, the Guarantor hereby agrees as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guaranteed Parties” means the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Syndication Agent, the Documentation Agent, the Managing Agents, and the Lenders, and their successors and assigns.

“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered by or on behalf of the Guarantor to any Guaranteed Party under or in connection with this Guaranty and the Loan Documents.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.

“Solvent” means, with respect to any Person, that as of the date of determination: (a) the fair valuation of the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation on a going-concern basis; (b) the Person reasonably expects to be able to pay the liabilities on such Person’s then existing debts as they become absolute and matured; (c) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Subordinated Debt” has the meaning set forth in Section 7(a).

“Subordinated Debt Payment” has the meaning set forth in Section 7(b).

F(1)- 2

Form of Guaranty (REIT Guarantor)

(c) Interpretation. The rules of interpretation set forth in Sections 1.02 to 1.05 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

SECTION 2 Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrowers to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all amounts owing in respect of the L/C Obligations, all interest accrued thereon, all fees due under the Credit Agreement, all indemnification obligations of the Borrowers under or in connection with the Credit Agreement, the Notes and the other Loan Documents, and all other amounts payable by the Borrowers to the Guaranteed Parties thereunder or in connection therewith. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest that accrues after the commencement by or against any Borrower or any Loan Document Party thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of the Borrowers, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

SECTION 3 Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

(i) the Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against any Borrower or any other Person, or against any Collateral or any other collateral securing the Guaranteed Obligations;

(ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii) the Guaranteed Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any of the Guaranteed Parties and any Borrower with respect to the existence of such Event of Default; provided that no Guarantor shall be deemed to have waived any defenses based on the defense that the Guaranteed Obligations have been paid in full;

F(1)- 3

Form of Guaranty (REIT Guarantor)

(iv) the Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v) the Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:

(A) any Insolvency Proceeding with respect to any Borrower, the Guarantor, any other Loan Document Party or any other Person;

(B) any limitation, discharge, or cessation of the liability of any Borrower, the Guarantor, any other Loan Document Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C) any merger, acquisition, consolidation or change in structure of any Borrower, the Guarantor or any other Loan Document Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Borrower, the Guarantor, any other Loan Document Party or other Person, including, without limitation, the transactions occurring upon the REIT Conversion, including the assumption by the Post-REIT Conversion Borrower of the obligations of the Pre-REIT Conversion Borrower under the Loan Documents;

(D) any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any of the Collateral or any other collateral securing the Guaranteed Obligations;

(E) any claim, defense, counterclaim or setoff, other than that of prior performance, that any Borrower, the Guarantor, any other Loan Document Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F) any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral or any other collateral securing the Guaranteed Obligations, or any Guaranteed Party’s exchange, release, or waiver of any Collateral or any other collateral securing the Guaranteed Obligations;

(G) any Guaranteed Party’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral or any other collateral securing the Guaranteed Obligations, including any Guaranteed Party’s compromise, release, settlement or waiver with or of any Borrower, any other Loan Document Party or any other Person;

(H) any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

F(1)- 4

Form of Guaranty (REIT Guarantor)

(I) any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

(J) any other guaranty, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Borrower to any Guaranteed Party.

SECTION 4 Consents of the Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:

(i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

(iii) the time for any Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;

(iv) any Guaranteed Party may discharge or release, in whole or in part, any other Loan Document Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall any Guaranteed Party be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;

(v) in addition to the Collateral, the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(vi) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrowers to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

F(1)- 5

Form of Guaranty (REIT Guarantor)

(vii) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any of the Collateral or any other collateral securing the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against any Borrower;

all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5 Guarantor Waivers.

(a) Certain Waivers. The Guarantor waives and agrees not to assert:

(i) any right to require any Guaranteed Party to marshal assets in favor of the Borrowers, the Guarantor, any other Loan Document Party or any other Person, to proceed against any Borrower, any other Loan Document Party or any other Person, to proceed against or exhaust any of the Collateral or any other collateral securing the Guaranteed Obligations, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9611 of the California UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, the Guarantor, any other Loan Document Party or any other Person;

(iv) any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;

(v) any rights to set-offs and counterclaims;

(vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against any Borrower, any other Loan Document Party or any other obligor of the Guaranteed Obligations for reimbursement; and

(vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any rights and defenses available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code and any and all benefits that otherwise might be available to the Guarantor under California Civil Code

F(1)- 6

Form of Guaranty (REIT Guarantor)

§§1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726. Accordingly, the Guarantor waives all rights and defenses that the Guarantor may have because any Borrower’s debt is or may be secured by real property. This means, among other things: (A) the Guaranteed Parties may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrowers; and (B) if the Administrative Agent forecloses on any real property collateral pledged by the Borrowers: (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Parties may collect from the Guarantor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from any Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because any Borrower’s debt is or may be secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(b) Additional Waivers. The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrowers, the Guarantor, any other Loan Document Party or any other Person with respect to the Guaranteed Obligations.

(c) Independent Obligations. The obligations of the Guarantor hereunder are independent of and separate from the obligations of the Borrowers and any other Loan Document Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not any Borrower or any such other Loan Document Party is joined therein or a separate action or actions are brought against any Borrower or any such other Loan Document Party.

(d) Financial Condition of the Borrowers. The Guarantor shall not have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of any Borrower or any other Loan Document Party or the ability of any Borrower or any other Loan Document Party to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral or any other collateral securing the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6 Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, the Guarantor shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate

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in any right, remedy or security of any Guaranteed Party as against any Borrower or other Loan Parties, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 7 Subordination.

(a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other payment obligations of the Borrowers to the Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to the Borrowers or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Borrowers to the Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

(b) No Payments. Except as otherwise permitted under the Credit Agreement, as long as any of the Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not accept or receive any payment or distribution by or on behalf of any Borrower, directly or indirectly, of assets of any Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt (“Subordinated Debt Payments”), except that if no Event of Default exists, the Guarantor shall be entitled to accept and receive regularly scheduled payments and other payments in the ordinary course on the Subordinated Debt, in accordance with the terms of the documents and instruments governing the Subordinated Debt and other Subordinated Debt Payments in respect of Subordinated Debt not evidenced by documents or instruments, in each case to the extent permitted under Article VII of the Credit Agreement. During the existence of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and until such Event of Default is cured or waived, the Guarantor shall not make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by the Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Guaranteed Parties and shall be paid over or delivered to the Administrative Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to any Guaranteed Party in respect of the Guaranteed Obligations.

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(c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not, without the prior written consent of the Administrative Agent:

(i) accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

(ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrowers or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

(iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of the Guarantor to any Borrower against any of the Subordinated Debt; or

(iv) commence, or cause to be commenced, or join with any creditor other than any Guaranteed Party in commencing, any Insolvency Proceeding.

(d) Subordination Upon Any Distribution of Assets of any Borrower. In the event of any payment or distribution of assets of any Borrower of any kind or character, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving any Borrower, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the rate set forth in the Credit Agreement both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Administrative Agent (on behalf of the other Guaranteed Parties) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to any Guaranteed Party in respect of such Guaranteed Obligations.

(e) Authorization to Administrative Agent. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced by or against any Borrower or its respective property constituting an Event of Default:

(i) the Administrative Agent, when so instructed by the Required Lenders, is hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties or in the name of the Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including

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voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and

(ii) the Guarantor shall promptly take such action as the Administrative Agent (on instruction from the Required Lenders) may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8 Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and the Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.

SECTION 9 Payments.

(a) Payment Obligation. The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to any Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in any such Insolvency Proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars, in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as the Administrative Agent shall specify in writing to the Guarantor.

(b) Free and Clear Payments. Any and all payments by the Guarantor to or for the account of any Guaranteed Party under the Guarantor Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of any Guaranteed Party, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such Guaranteed Party is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts,

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deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Guarantor shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under the Guarantor Document to any Guaranteed Party then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such other Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions, (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Guarantor shall furnish to the Administrative Agent (which shall forward the same to such Guaranteed Party) the original or a certified copy of a receipt evidencing payment thereof or, if such receipts are not obtainable, other evidence of such payments by the Guarantor reasonably satisfactory to the applicable Guaranteed Party or the Administrative Agent, as applicable.

(c) Other Taxes. In addition, the Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under the Guarantor Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, the Guarantor Document (hereinafter referred to as “Other Taxes”).

(d) Indemnification. The Guarantor agrees to indemnify the Administrative Agent and each other Guaranteed Party for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Guaranteed Party, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto (other than such liability directly arising from the gross negligence or willful misconduct of the Administrative Agent or such Guaranteed Party), in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Guaranteed Party or the Administrative Agent makes a demand therefor. Notwithstanding the foregoing, the Guarantor will not be required to pay any additional amounts in respect of United States federal income tax pursuant to Section 9(b) above to any Guaranteed Party (i) if the obligation to pay such additional amounts arose solely as a result of such Guaranteed Party’s failure to comply with its obligation under Section 10.15 of the Credit Agreement; or (ii) if, but only to the extent that, at the time such Guaranteed Party becomes a party to the Credit Agreement such Guaranteed Party was subject to United States federal withholding taxes on amounts payable pursuant to the terms of the Credit Agreement (except to the extent that such Guaranteed Party’s assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Guarantor with respect to Taxes).

(e) Order of Payment. Any payments by the Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement.

(f) Survival. The agreements in this Section 9 shall survive the payment of all Guaranteed Obligations.

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SECTION 10 Representations and Warranties. The Guarantor represents and warrants to each Guaranteed Party that:

(a) Organization and Powers. The Guarantor and each of its Subsidiaries and each Controlled Investment Affiliate (i) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business and (B) to execute, deliver, and perform its obligations under this Guaranty and the other Guarantor Documents to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance in all material respects with all Laws, except in each case referred to in clause (ii)(A), clause (iii) or clause (iv), to the extent that failure to do so individually or in the aggregate is not reasonably expected to have a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and any other Guarantor Documents, and the execution, delivery and performance by any of its Subsidiaries of any Loan Document to which such Subsidiary is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which such Person or its property is subject; or (iii) violate any Law applicable to such Person, except in subclauses (ii) and (iii) above where such conflict or contravention is not reasonably expected to have a Material Adverse Effect.

(c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty or any other Guarantor Document, or any of its Subsidiaries of any Loan Document to which such Subsidiary is a party, other than such filings or actions contemplated under the Loan Documents in connection with the pledging of security interests.

(d) Binding Obligation. This Guaranty has been, and the other Guarantor Documents, when executed and delivered by the Guarantor, will have been, duly executed and delivered by the Guarantor. This Guaranty constitutes, and each other Guarantor Document when so executed and delivered will constitute, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability. When executed and delivered by any of the Guarantor’s Subsidiaries, the Loan Documents to which such Subsidiary is a party will be duly executed and delivered by such Subsidiary. When so executed and delivered, such Loan Documents will constitute, a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws

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affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability.

(e) Governmental Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty or any other Guarantor Documents, other than such filings or actions contemplated under the Guarantor Documents in connection with the pledging of security interests.

(f) Litigation. Except as specifically disclosed to the Administrative Agent on or before the date hereof, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Guarantor after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Guarantor, and after giving effect to applicable reserves therefor, any of its Subsidiaries or any Controlled Investment Affiliate or against any of their respective properties or revenues that (i) purport to affect or pertain to this Guaranty or any Guarantor Document or any other Loan Document to which the Guarantor or such Subsidiary is a party, or any of the transactions contemplated hereby, or (ii) either individually or in the aggregate, if determined adversely, and after giving effect to applicable reserves therefor, is reasonably expected to have a Material Adverse Effect.

(g) No Default. None of the Guarantor, nor any of its Subsidiaries or Controlled Investment Affiliates, is in default under or with respect to any Contractual Obligation which, either individually or in the aggregate, is reasonably expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Guaranty or any Guarantor Document or any other Loan Document to which the Guarantor or any of its Subsidiaries is a party.

(h) Ownership of Property; Liens. The Guarantor and each of its Subsidiaries has good record and valid title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as are not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The properties owned by the Guarantor and each of its Subsidiaries are subject to no Liens, other than (a) Permitted Liens, (b) Liens in connection with any Indebtedness listed on Schedule 7.03 of the Credit Agreement, and (c) such other Liens after the Closing Date that are not prohibited under the Loan Documents.

(i) Environmental Compliance. The Guarantor and each of its Subsidiaries and each Controlled Investment Affiliate conducts in the Ordinary Course of Business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Guarantor has reasonably concluded that such Environmental Laws and claims are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, after giving effect to applicable reserves therefor.

(j) Insurance. The properties of the Guarantor and each of its Subsidiaries and each Controlled Investment Affiliate are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party (or otherwise as reasonably acceptable to

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the Administrative Agent), in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Guarantor, Subsidiary or Controlled Investment Affiliate (as applicable) operates.

(k) Taxes. The Guarantor and each of its Subsidiaries and each Controlled Investment Affiliate has filed all Federal, state and other material tax returns and reports required to be filed, and have paid prior to delinquency all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the Guarantor’s knowledge, there is no proposed tax assessment against any of the Guarantor or any Subsidiary or any Controlled Investment Affiliate that would, if made, have a Material Adverse Effect.

(l) ERISA Compliance. The representations and warranties set forth in Section 5.12 of the Credit Agreement are true and correct with respect to each such matter concerning the Guarantor and each of its Subsidiaries.

(m) Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(i) The Guarantor has not, nor has any Subsidiary of the Guarantor that is also a guarantor of the Guaranteed Obligations, engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(ii) None of the Guarantor, any Person controlling Guarantor, or any Subsidiary of the Guarantor (A) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (B) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(n) Disclosure. The Guarantor has disclosed or caused to be disclosed to the Administrative Agent and the Lenders, all agreements, instruments and corporate or other restrictions to which any the Guarantor or any of its Subsidiaries or Controlled Investment Affiliates is subject, and all other matters known to it, that, individually or in the aggregate, is reasonably expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other information furnished by or on behalf of the Guarantor or any of its Subsidiaries or Controlled Investment Affiliates to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Guaranty, any other Guarantor Document or any other Loan Document and delivered pursuant to the Loan Documents (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided

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that, with respect to projected financial information, the Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(o) Compliance with Laws. Each of the Guarantor and its Subsidiaries and Controlled Investment Affiliate is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (ii) the failure to comply therewith, either individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect.

(p) Intellectual Property; Licenses, Etc. Except as is not reasonably expected to have a Material Adverse Effect, each of the Guarantor and its Subsidiaries and each Controlled Investment Affiliate owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Guarantor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Guarantor or any of its Subsidiaries or Controlled Investment Affiliates infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Guarantor, threatened, which, either individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

(q) Violation of Laws; Permits. No Unencumbered Pool Property owned by the Guarantor or any of its Subsidiaries is being operated in violation of (i) any Law or (ii) any building permits, restrictions of record, or any agreement affecting any such property, or (iii) any judgment, decree or order applicable to such property, except where such violation is not to reasonably expected to result in a Material Adverse Effect. All governmental permits (including, without limitation, building permits and certificates of occupancy) necessary under applicable Law to lawfully construct, own, lease, occupy, use and operate each Unencumbered Pool Property owned by the Guarantor or any of its Subsidiaries and the improvements thereon, including, but not limited to, all applicable environmental and zoning laws, ordinances and regulations, have been obtained.

(r) No Prior Assignment. The Guarantor has not previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than the Guarantor owns an interest in any of the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Guarantor.

(s) Solvency. Immediately prior to and after and giving effect to the incurrence of the Guarantor’s obligations under this Guaranty, the Guarantor is and will be Solvent.

(t) Consideration. The Guarantor has received at least “reasonably equivalent value” (as such phrase is used in §548 of the Bankruptcy Code, in §3439.04 of the California

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Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Collateral Documents to which it is a party.

(u) Independent Investigation. The Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of each Borrower and each other Loan Document Party and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Party with respect thereto. The Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of each Borrower and any other Loan Document Party and any other matters pertinent hereto that the Guarantor may desire. The Guarantor is not relying upon or expecting any Guaranteed Party to furnish to the Guarantor any information now or hereafter in any Guaranteed Party’s possession concerning the financial condition of each Borrower or any other Loan Document Party or any other matter.

(v) Additional Representations and Warranties. In order to induce the Lenders to maintain their Loan Commitments and to continuing making Loans to the Borrowers after the REIT Conversion Date, the Guarantor makes the following additional representations and warranties to the Administrative Agent and the other Guaranteed Parties as of the REIT Conversion Date:

(i) The shares of common stock of the Guarantor are listed on the New York Stock Exchange.

(ii) (A) Each of the Subsidiaries of the OP Borrower and of the Guarantor is listed in the corporate organizational chart attached as Schedule 1 to the REIT Conversion Compliance Certificate; (B) neither the OP Borrower nor the Guarantor has any direct or indirect Investments in any other Person, other than the Subsidiaries and those specifically disclosed in Schedule 9 attached to the REIT Compliance Conversion Certificate; (C) each of the Investment Affiliates that are not Subsidiaries are disclosed in Schedule 9 attached to the REIT Conversion Compliance Certificate; (D) each of the Subsidiaries of the Borrowers or the Guarantor that owns any Unencumbered Pool Property is disclosed in Schedule 3 attached to the REIT Conversion Compliance Certificate; (E) each of the Material Subsidiaries is disclosed in Schedule 2 attached to the REIT Conversion Compliance Certificate; and (F) each member of the Consolidated Group that has executed a Pledge Agreement in favor of the Administrative Agent as of the REIT Conversion Date is disclosed in Schedule 4 attached to the REIT Conversion Compliance Certificate. The Administrative Agent has, for the benefit of the Guaranteed Parties, a first priority, perfected Lien in and to the Collateral described in each Pledge Agreement (after giving effect to the deliveries and filings required under the Pledge Agreement and applicable law), subject to no other Lien.

(iii) Schedule 5 attached to the REIT Conversion Compliance Certificate contains a list of each Note Receivable in an outstanding principal amount of more than $1,000,000 that is owned by any Loan Party or any Subsidiary. Other than as set forth in Schedule 5 attached to the REIT Conversion Compliance Certificate, no Loan Party or

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Subsidiary owns any Note Receivable in an outstanding principal amount of more than $1,000,000.

(iv) No Default or Event of Default has occurred and is continuing as of the REIT Conversion Date, and no Default or Event of Default will result from REIT Conversion.

(w) Additional Representations and Warranties as of the REIT Election Date. In order to induce the Lenders to maintain their Loan Commitments and to continuing making Loans to the Borrowers after the REIT Election Date, the Guarantor makes the following representations and warranties to the Administrative Agent and the other Guaranteed Parties as of the REIT Election Date:

(i) Each of the representations and warranties set forth in Section 10(v) are true and correct as of the REIT Election Date as if made on the REIT Election Date.

(ii) The Guarantor has been organized in conformity with the requirements for qualification as a REIT under the Code. The Guarantor has elected to be taxed as a REIT under the Code beginning with its taxable year ending December 31 of the taxable year for which it has filed the REIT Election and for each tax year thereafter, and such election has not been and will not be revoked or terminated. The Guarantor’s method of operation has enabled it, and its proposed method of operation will continue to enable it since the year to which the REIT Election applies, on a continuous basis, to meet the requirements for qualification and taxation as a REIT under the Code. The Guarantor is entitled to a dividends paid deduction for the tax year of the REIT Election and each tax year thereafter that meets the requirements of Section 857 of the Internal Revenue Code.

(iii) As of the REIT Election Date, no Default or Event of Default has occurred and is continuing as of the REIT Election Date, and no Default or Event of Default will result from REIT Election.

SECTION 11 Affirmative Covenants. So long as any Lender shall have any Commitment under the Credit Agreement, any Loan or other Obligation under the Credit Agreement shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

(a) Financial Statements. The Guarantor shall deliver or cause the OP Borrower to deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent, the financial statements described in Section 6.01 of the Credit Agreement, together with the certificates and other information described in Section 6.02 of the Credit Agreement.

(b) Notices. The Guarantor shall furnish to the Administrative Agent prompt written notice, in each case as soon as any Responsible Officer of the Guarantor becomes aware thereof (i) of any condition or event which has resulted, or that is reasonably expected to result, in a Material Adverse Effect including, to the extent applicable, (A) breach or non-performance of, or any default under, a Contractual Obligation of the Guarantor or any of its Subsidiaries or Controlled Investment Affiliates; (B) any dispute, litigation, investigation, proceeding or suspension between the Guarantor or any of its Subsidiaries or Controlled Investment Affiliates

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and any Governmental Authority; or (C) the commencement of, or any material development in, any litigation or proceeding affecting the Guarantor or any of its Subsidiaries or Controlled Investment Affiliates, including pursuant to any applicable Environmental Laws; (ii) of the occurrence of any Default relating to the Guarantor’s obligations hereunder or under any Guarantor Document or the covenants relating to the Guarantor or any of its Subsidiaries or Controlled Investment Affiliates hereunder or under the Credit Agreement; (iii) of the occurrence of any ERISA Event; (iv) of any material change in accounting policies or financial reporting practices by the Guarantor or any of its Subsidiaries; (v) of from and after the REIT Election Date, of the failure of the Guarantor to maintain its status as a REIT; and (vi) of such other information respecting the business, financial or corporate affairs of the Guarantor or any of its Subsidiaries or any of its Controlled Investment Affiliates as the Administrative Agent, at the request of any Guaranteed Party, may from time to time reasonably request.

(c) Payment of Obligations. The Guarantor shall, and shall cause each of its Subsidiaries and Controlled Investment Affiliates to, pay and discharge, prior to delinquency, all its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith Permitted Contests; (ii) all lawful claims which, if unpaid and not bonded, would by law become a Lien upon its property (other than Permitted Liens); provided, however, that notwithstanding the foregoing, the Guarantor or any Subsidiary may contest under a Permitted Contest such Lien resulting from such lawful claim on any property that is not Collateral or an Eligible Borrowing Base Asset, as long as such Lien (or the underlying claim) is not expected to, and does not, cause a Material Adverse Effect or an Event of Default under Sections 8.01(e), 8.01(f), 8.01(g), or 8.01(h) of the Credit Agreement; and (iii) any Indebtedness, prior to delinquency, if the failure to make such payment would result in an Event of Default under Section 8.01(e) of the Credit Agreement, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

(d) Preservation of Existence, Etc. The Guarantor shall, and shall cause each of its Subsidiaries and Controlled Investment Affiliates to (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction otherwise permitted under the Credit Agreement; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or advisable in the normal conduct of its business, except to the extent that failure to do so is not reasonably expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which is reasonably expected to have a Material Adverse Effect.

(e) Maintenance of Properties. The Guarantor shall, and shall cause each other Loan Party, each Subsidiary and each Controlled Investment Affiliate to (i) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so is not reasonably expected to have a Material Adverse Effect; (ii) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so is not reasonably expected to have a Material Adverse Effect; and (iii) use the standard of care typical in the industry in similar localities in the operation and maintenance of its facilities.

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(f) Maintenance of Insurance. The Guarantor shall, and shall cause each of its Subsidiaries and Controlled Investment Affiliates to, maintain with financially sound and reputable insurance companies not Affiliates of the Guarantor (or as is otherwise acceptable to the Administrative Agent), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. At the request of the Administrative Agent (but no more often than once in any 12 month period, unless an Event of Default exists or any insurance required hereunder is due to expire or has expired), the Guarantor shall, and shall cause and shall cause each of its Subsidiaries and Controlled Investment Affiliates to, deliver to the Administrative Agent a certificate of all insurance required hereunder then in force.

(g) Compliance with Laws. The Guarantor shall, and shall cause each of its Subsidiaries and each Controlled Investment Affiliates to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith is not reasonably expected to have a Material Adverse Effect.

(h) Books and Records. The Guarantor shall, and shall cause each of its Subsidiaries and Controlled Investment Affiliates to, (i) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied (except , to the extent applicable, for financial performances measured by Funds From Operations, as described in the Guarantor’s reports and statements filed with the SEC) shall be made of all financial transactions and matters involving the assets and business of such Person; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Person.

(i) Inspection Rights. The Guarantor shall, and shall cause each of its Subsidiaries and Controlled Investment Affiliates to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice; provided, however, that if no Event of Default exists, the Administrative Agent may conduct no more than one inspection of such properties in any fiscal year and be reimbursed for the Administrative Agent’s reasonable and out-of-pocket expenses incurred for such inspection, each Guaranteed Party may conduct no more than one inspection of such properties in any fiscal year; and provided further, however, that when an Event of Default exists the Administrative Agent or any Guaranteed Party (or any of their respective representatives or independent contractors) may do any of the foregoing any number of times at the expense of the Guarantor at any time during normal business hours and without advance notice. The Administrative Agent and each Guaranteed Party shall make reasonable efforts to minimize disruption to the business and tenants at the properties so visited and inspected.

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(j) Additional Guarantors and Pledge of Capital Stock. The Guarantor shall notify or cause the OP Borrower to notify the Administrative Agent at the time that any of its Subsidiaries becomes a Material Subsidiary or an owner of Unencumbered Pool Property and promptly thereafter (and in any event within 15 days):

(i) subject to subclause (v) below, the Guarantor shall cause such Subsidiary (if not already a Guarantor) to become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty in the form attached to the Credit Agreement as Exhibit F(2) or such other document as the Administrative Agent shall deem appropriate for such purpose, and deliver to the Administrative Agent documents of the types referred to in clauses (viii), (ix), and (xvi) of Section 4.01(a) of the Credit Agreement and, if requested by the Administrative Agent, favorable opinions of counsel to such Subsidiary (which may be an opinion of its in-house counsel) and shall cover the matters covered in the opinion delivered on the Credit Agreement Closing Date as applicable to such Subsidiary and such other matters as may be reasonably required by the Administrative Agent, all in form, content and scope satisfactory to the Administrative Agent; and

(ii) subject to subclause (v) below, the Guarantor shall execute, or cause any of its Subsidiaries that is an owner of the Capital Stock of the Subsidiary identified in clause (i) above (if not already delivered), to duly execute and deliver to the Administrative Agent (A) an accession agreement to the Pledge Agreement substantially in the form of Exhibit I to the Credit Agreement, and (B) to the extent certificated, certificates evidencing all of the issued and outstanding Capital Stock of such Subsidiary owned by the Guarantor or such Subsidiary, which certificates shall be accompanied by undated stock powers executed in blank or the equivalent under applicable law; and

(iii) subject to subclause (v) below, the Guarantor shall deliver or caused to be delivered evidence satisfactory to the Administrative Agent that the Lien granted to the Administrative Agent for the benefit of the Lenders in the Collateral described in subclause (ii) above is a perfected security interest (after giving effect to the deliveries and filings required under the Pledge Agreement and applicable law), and no other Lien exists on any such Collateral; and

(iv) at any time and from time to time, the Guarantor shall promptly execute and deliver, or cause any of its Subsidiaries to execute and deliver, any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or appropriate in obtaining the full benefits of, or in perfecting and preserving the Liens of, the pledges and guaranties contemplated by, this Section 11(j).

(v) Until the Guaranty, the Pledge Agreement or Pledge Agreement accession agreements, and all items described in the foregoing Section 11(j) are delivered to the Administrative Agent, the Unencumbered Property owned in fee simple title by such Person shall not be included in the Borrowing Base. Notwithstanding the foregoing, (A) if the execution of the Guaranty by any of the Guarantor’s Subsidiaries is prohibited under the then-current financing arrangements of such Person, then such Guaranty will not be required hereunder, provided, however, that in such event, the Unencumbered Property owned by such Subsidiary shall not be included in the Borrowing Base; and (B) if the execution of the Pledge Agreement or accession agreement to the Pledge Agreement by the owner of the Capital Stock of such

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Subsidiary is prohibited under the then-current financing arrangements of such Person, then such Pledge Agreement will not be required hereunder.

(k) Delivery of Notes Receivable. The Guarantor shall notify or cause the Borrowers to notify the Administrative Agent at the time that any of its Subsidiaries owns or gains possession of (y) any Intercompany Notes Receivable (of any amount) or (z) any other Note Receivable in an outstanding principal amount of more than $1,000,000, and promptly thereafter (and in any event within 15 days):

(i) if such Subsidiary owning such Note Receivable is not already a party to a Pledge Agreement, the Guarantor shall cause such Subsidiary owning such Note Receivable to duly execute and deliver to the Administrative Agent (A) an accession agreement to the Pledge Agreement substantially in the form of Exhibit I(2) to the Credit Agreement (with respect to Intercompany Notes Receivable) or Exhibit I(1) (with respect to other Notes Receivable in an outstanding principal amount of more than $1,000,000, and (B) each original Intercompany Notes Receivable (of any amount) and any other original Notes Receivable in an outstanding amount of more than $1,000,000 owned by such Subsidiary, accompanied by allonges or endorsements in favor of the Administrative Agent, or the equivalent under applicable law;

(ii) if such Note Receivable is owned by the Guarantor, the Guarantor shall deliver to the Administrative Agent any original Intercompany Notes Receivable (of any amount), and any other original Notes Receivable that is in an outstanding amount of more than $1,000,000 owned by the Guarantor, accompanied by allonges or endorsements in favor of the Administrative Agent, or the equivalent under applicable law; and

(iii) the Guarantor shall deliver or caused to be delivered evidence satisfactory to the Administrative Agent that the Lien granted to the Administrative Agent for the benefit of the Lenders in the Notes Receivable is a perfected security interest (after giving effect to the deliveries and filings required under the Pledge Agreement and applicable law), and no other Lien exists on any such Notes Receivable.

Notwithstanding anything herein to the contrary, neither the Guarantor nor any of its applicable Subsidiaries will be required to pledge such Note Receivable hereunder if such Note Receivable is not included in the Borrowing Base and if the Administrative Agent determines in its sole and reasonable discretion that (A) such Note Receivable matures within six months or less, (B) such Note Receivable is not capable of being pledged by the Guarantor or such Subsidiary, (C) the pledge of such Note Receivable would cause an unreasonable hardship to the Guarantor or such Subsidiary, or (D) the pledge of such Note Receivable would not add any significant value to the Collateral granted to the Administrative Agent, for the benefit of the Lenders.

(iv) At any time and from time to time, the Guarantor shall promptly execute and deliver, or cause any of its Subsidiaries to execute and deliver, any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or advisable in obtaining the full benefits of, or in perfecting and preserving the pledge and Liens contemplated by, this Section 11(k).

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SECTION 12 Negative Covenants. So long as any Lender shall have any Commitment under the Credit Agreement, any Loan or other Obligation under the Credit Agreement shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

(a) Liens.

(i) The Guarantor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien upon its interest in any of its Subsidiaries that owns Unencumbered Pool Property, other than Liens in favor of the Administrative Agent.

(ii) The Guarantor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any Collateral pledged under any Pledge Agreement, other than Liens in favor of the Administrative Agent.

(iii) The Guarantor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any Unencumbered Property owned by it or upon any lease or Ground Lease of any Unencumbered Property, other than Permitted Liens, except as specifically permitted under Section 7.01(c) of the Credit Agreement.

(b) Investments and Development Costs.

(i) The Guarantor shall not, and shall not permit any of its Subsidiaries to, make any Investments, except:

(A) Investments held by the Guarantor or such Subsidiary in the form of Cash Equivalents;

(B) advances to officers, directors and employees of the Guarantor and its Subsidiaries in the Ordinary Course of Business, for travel, entertainment, relocation and analogous ordinary business purposes;

(C) subject to the limitations set forth in Section 12(b)(ii), Investments of the Guarantor in any Subsidiary or Investment Affiliate or other Person that is engaged in any of the lines of business described in Section 7.07 of the Credit Agreement; provided, however, the foregoing provision shall not permit the Guarantor or any of its Subsidiaries to make any Investments in the form of a Guarantee of Unsecured Indebtedness, other than a Guaranty of such Unsecured Indebtedness (as defined in Schedule 7.11 of the Credit Agreement) of the Guarantor and any of its Subsidiaries that is specifically permitted under Section 7.03(a) of the Credit Agreement;

(D) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

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(E) without limiting clause (C) above, Guarantees permitted under Section 12(c);

(F) Investments in the form of seller financing of dispositions of Real Property or Unimproved Land in transactions permitted under Section 7.05 of the Credit Agreement, provided that such financing is documented by a Note Receivable and such Note Receivable, if representing an outstanding payment obligation of more than $1,000,000, is pledged to the Administrative Agent pursuant to Section 6.13(b) of the Credit Agreement (subject to the limitations set forth in the last sentence of Section 6.13(b) of the Credit Agreement);

(G) Investments of the Guarantor or any of its Subsidiaries in revenue bonds issued pursuant to an Eligible Bond Transaction or a Permitted Bond Transaction;

(H) Investments of the Guarantor or any of its Subsidiaries in loans advanced pursuant to Safe Harbor Transactions; and

(I) intercompany Indebtedness to the Guarantor or any of its Subsidiaries permitted under Section 12(c)(i)(F), provided that the Note Receivable of the obligor thereunder is pledged as contemplated by such section.

(ii) The Guarantor shall, and shall cause each of its Subsidiaries to, observe, perform and comply with the covenant set forth in Section 7.02(b) of the Credit Agreement.

(c) Indebtedness.

(i) The Guarantor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(A) Indebtedness under the Loan Documents;

(B) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 to the Credit Agreement and refinancings of such Indebtedness, provided that the principal amount of such Indebtedness so refinanced does not increase, and provided further that the terms of such refinancing are not substantially more onerous to the Guarantor or any of its Subsidiaries (as applicable) than the terms of the original financing;

(C) Guarantees of the Guarantor or any of its Subsidiaries in respect of (1) Indebtedness otherwise permitted hereunder of the Guarantor or any of its Subsidiaries; (2) Investments permitted under Section 12(b)(i)(C); and (3) Unsecured Indebtedness to providers of credit support or credit enhancement supporting obligations to Community Facility Districts or other Mello Roos type assessment and/or tax districts, in an amount not to exceed $250,000,000 at any time outstanding;

(D) obligations (contingent or otherwise) of the Guarantor or any of its Subsidiaries existing or arising under any Swap Contract, provided that (y) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets,

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or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (z) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(E) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested under a Permitted Contest; and

(F) intercompany Indebtedness to the Guarantor or any Subsidiary of the Guarantor, provided that the obligor thereunder has issued a Note Receivable in favor of the lender thereunder, which Note Receivable is in form and substance satisfactory to the Administrative Agent, and such Note Receivable has been pledged to the Administrative Agent pursuant to Section 11(k), without regards to the dollar amount of such Note Receivable;

(G) to the extent constituting Indebtedness, (1) capital leases of assets; provided that the assets leased are owned by the lessor or are collateral for the lease obligations; and (2) tax obligations of the Guarantor or any Subsidiary of the Guarantor owing to Community Facility Districts or other Mello Roos type assessment and/or tax districts, which tax obligations support bonds issued by such districts;

(H) Secured Indebtedness (as defined in Schedule 7.11 to the Credit Agreement), provided that the Lien securing such Indebtedness is not prohibited under Section 12(a) hereof, Section 7.01 of the Credit Agreement, and subject to the limitations set forth in clauses (c) and (f) of Schedule 7.11 to the Credit Agreement; and

(I) other Indebtedness in an amount not to exceed $2,000,000 at any time outstanding.

(ii) The Guarantor shall, and shall cause each of its Subsidiaries to, observe, perform and comply with the covenant set forth in Section 7.03(b) of the Credit Agreement.

(d) Fundamental Changes. The Guarantor shall not, and shall not permit any of its Subsidiaries to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except as specifically permitted under Section 7.04 of the Credit Agreement.

(e) Dispositions. The Guarantor shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise Dispose of any Unencumbered Pool Property, except as specifically permitted under Section 7.05 of the Credit Agreement.

(f) Restricted Payments. The Guarantor shall not declare or make, or permit any of its Subsidiaries to declare or make, any Distributions, except as specifically permitted under Section 7.06 of the Credit Agreement.

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(g) Change in Nature of Business. The Guarantor shall not, and shall not permit any of its Subsidiaries to, engage in any material new line of business substantially different from those lines of business conducted by the Guarantor and any of its Subsidiaries on the date hereof, including the ownership, acquisition, development, construction, management and rental of Real Property and Unimproved Land and, in each case, any business substantially related, necessary or incidental thereto.

(h) Transactions with Affiliates. Except as otherwise expressly permitted under the Credit Agreement, the Guarantor shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

(i) Burdensome Agreements. The Guarantor shall not, and shall not permit any of its Subsidiaries to, enter into any Contractual Obligation (other than any Loan Document) that limits the ability of the Guarantor or such Subsidiary (i) to pay dividends and distributions to the Guarantor, any Borrower or any other Loan Party, other than during a default or an event of default under and as defined in any document evidencing Indebtedness of such Loan Document Party; (ii) to transfer property to the Guarantor any Borrower or any other Loan Party (other than property that is subject to a Lien securing Indebtedness of such Subsidiary that is permitted under Section 12(a) hereof, Section 7.03(a)(ii) or Section 7.03(a)(viii) of the Credit Agreement); (iii) that is a Material Subsidiary or an owner of Unencumbered Pool Property, to Guarantee the Indebtedness of any Borrower; or (iv) to grant and perfect, in favor of the Administrative Agent, a Lien in and to the Notes Receivable owned by such Loan Document Party or Subsidiary and required to be pledged hereunder or under the Credit Agreement.

(j) Financial Covenants. The Guarantor shall observe, perform and comply with the covenants set forth in Section 7.11 of the Credit Agreement.

(k) Fundamental Changes and REIT Covenants.

(i) Except for any such amendment (A) that is required under any requirement of Law imposed by any Governmental Authority or in order for the Guarantor to qualify as a REIT under the Code, (B) that is necessary to enable any Loan Document Party or Subsidiary to execute a Guaranty or Pledge Agreement as contemplated under Section 11(j) or Section 11(k) hereof, Section 6.12 or Section 6.13 of the Credit Agreement; (C) that is necessary to effectuate the REIT Conversion or any transaction permitted under Section 7.04 or Section 7.05 of the Credit Agreement (as long as such amendments do not have an adverse effect on the Guaranteed Parties or their rights hereunder); or (D) that are described in Schedule 7.12 to the Credit Agreement (as long as such amendments do not have an adverse effect on the Guaranteed Parties or their rights hereunder), the Guarantor shall not, and shall not permit any Subsidiary of the Guarantor, to amend its Organizational Documents (except for non-substantive amendments or technical amendments that do not have an adverse effect on the Guaranteed Parties or their rights hereunder), except in each case (Y) upon at least ten Business Days’ prior written notice to the Administrative Agent, and (Z) if the Administrative Agent notifies the Guarantor within such ten-Business Day period that such amendment is, in Administrative

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Agent’s reasonable judgment, a material amendment, with the prior written consent of the Required Lenders which consent will not be unreasonably withheld or delayed.

(ii) The Guarantor shall not fail to comply in all material respects with all rules and regulations of the Securities Exchange Commission and shall file all reports required by the Securities Exchange Commission relating to the Guarantor’s publicly-held securities.

(iii) The Guarantor shall, at all times, not cease to have its common stock listed on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Exchange.

(iv) After the REIT Election Date, the Guarantor shall not cease to qualify as a REIT under the Code.

(v) The Guarantor shall not cease to own the majority of the outstanding Capital Stock in, and serve as the general partner of, the OP Borrower.

(vi) Except as permitted under Section 7.04 of the Credit Agreement, the Guarantor shall not cease to own the majority of the outstanding stock, membership interests or other entity interests in, any of its Subsidiaries that is a Guarantor (other than such Guarantors or such Subsidiaries (but not including the TRS Borrower) that are Taxable REIT Subsidiaries) and, with respect to any such Guarantor that is not a corporation, a Loan Party shall not cease to serve as the managing member or general partner of, each such Guarantor.

SECTION 13 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, emailed (subject to the provisions of the final sentence of this Section 13) or delivered, in the case of the Guarantor, to the address or facsimile number or email address specified on the signature page hereof, and in the case of any Guaranteed Party, to the address or facsimile number or email address specified in the Credit Agreement, or to such other address, facsimile number or email address as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone, when delivered; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of the final sentence of this Section 13), when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, and to distribute documents for execution by the parties thereto, and may not be used for any other purpose.

SECTION 14 No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 15 Costs and Expenses; Indemnification.

(a) Costs and Expenses. The Guarantor shall: (i) pay or reimburse the Administrative Agent for all reasonable, out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Guaranty and the other Guarantor Documents and any other certificates executed by the Guarantor in connection herewith, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs; and (ii) pay or reimburse the Administrative Agent and each other Guaranteed Party for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or the other Guarantor Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing and recording fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or, during the existence of an Event if Default, any Guaranteed Party.

(b) Indemnification. Whether or not the transactions contemplated hereby are consummated, the Guarantor agrees to indemnify, save and hold harmless each Agent-Related Person, each other Guaranteed Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Guarantor Document or other Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower, any Subsidiary, any other owner of Unencumbered Pool Property, or any other Loan Document Party, or any Environmental Liability related in any way to any Borrower, any Subsidiary, any other owner of Unencumbered Pool Property, or any other Loan Document Party (provided, however, that the Guarantor shall not have any indemnification obligation to an Indemnitee under this subclause (iii) with respect to any property currently or formerly owned or operated by any Loan Party or any Environmental Liability related to any Loan Party if such Indemnitee has any Indebtedness outstanding to such Loan Party outside of any Guarantor Document or other Loan Document and if such Indemnitee’s claim for indemnification arises in connection with such other Indebtedness and not the Indebtedness arising under any Guarantor

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Document or other Loan Document), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Guaranty or the Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Guaranty, the Credit Agreement or any other Guaranty Document or Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(c) Interest. Any amounts payable to by the Guarantor under this Section 15 or otherwise under this Guaranty if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

(d) Payment. All amounts due under this Section 15 shall be payable within ten Business Days after demand therefor.

(e) Survival. The agreements in this Section 15 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.

SECTION 16 Right of Set-Off. In addition to any rights and remedies of the Administrative Agent, the Swing Line Lender, the L/C Issuer, the Other Agents and the Lenders provided by law, during the existence of any Event of Default, each of the Lenders is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Guaranty or any other Guarantor Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each of the Lenders agrees (by its acceptance hereof) promptly to notify the Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 17 Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Guaranteed Party shall be under any obligation to marshal any assets in favor of the Guarantor or any other Person or against or in payment of any or all of the Guaranteed

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Obligations. To the extent that the Guarantor makes a payment to any Guaranteed Party, or any Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 18 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Indemnitee specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.

SECTION 19 Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.

(b) Assignment. Except to the extent otherwise provided in the Credit Agreement, the Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 10.07 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the participant, to the extent such participant has been disclosed to the Borrowers in accordance with Section 10.07(d) of the Credit Agreement, shall be deemed to have a right of setoff under Section 16 in respect of its participation to the same extent as if it were such “Guaranteed Party.”

SECTION 20 Governing Law and Jurisdiction.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

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(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c) The Guarantor hereby irrevocably appoints the OP Borrower, with an office as listed in Schedule 10.02 of the Credit Agreement, as its authorized agent (in such capacity, the “Process Agent”) with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Guaranty and the other Guarantor Documents in any of the courts in and of the State of California. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent’s address and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to the Guarantor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof. If for any reason the OP Borrower shall cease to act as Process Agent, the Guarantor shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of California and acceptable to the Administrative Agent.

(d) Nothing in this Section 20 shall affect the right of the Guaranteed Parties to serve legal process in any other manner permitted by law or limit the right of the Guaranteed Parties to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.

SECTION 21 Waiver of Jury Trial. THE GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE GUARANTOR DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THE GUARANTOR DOCUMENTS, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY AGREES AND CONSENTS THAT ANY SUCH

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CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 22 Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire agreement of the Guarantor with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of the Guarantor, verbal or written, relating to the subject matter hereof and thereof and, unless otherwise provided in the Credit Agreement, shall not be amended except by written agreement of the Guarantor, the Administrative Agent and the Required Lenders. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent and the Required Lenders, or the Administrative Agent (with the written consent of the Required Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23 Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 24 Confidentiality. By its acceptance hereof, each Guaranteed Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to the Credit Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Guaranty or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower, the Guarantor and their respective obligations, (g) with the consent of the Guarantor or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to a Guaranteed Party on a nonconfidential basis from a source other than any Borrower or the Guarantor; provided that such source is not bound by a confidentiality agreement with any Loan Party. For purposes of this Section, “Information” means all information received from the Guarantor relating to the Guarantor, any of its

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Subsidiaries or Affiliates or any of their respective businesses, other than any such information that is available to a Guaranteed Party on a nonconfidential basis prior to disclosure by the Guarantor or any other Loan Document Party, provided that, in the case of information received from the Guarantor or any other Loan Document Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the “tax treatment” and “tax structure” of the transactions contemplated by this Guaranty and (ii) each Guaranteed Party (and each of its employees, representatives, or other agents) may disclose without limitation of any kind, any information with respect to the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any such Guaranteed Party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Guaranteed Obligations and transactions contemplated hereby, and provided further, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated hereby, including a confidential communication with its attorney or a confidential communication with a federally authorized practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

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Form of Guaranty (REIT Guarantor)

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, as of the date first above written.

CATELLUS SUBCO, INC.

By

Name: Title:
Address:

Attn.:

Fax No.

Email:

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Form of Guaranty (REIT Guarantor)

GUARANTY

(SUBSIDIARY GUARANTOR)

THIS GUARANTY (this “Guaranty”), dated as of September 15, 2003, is made by each Guarantor named in the signature pages hereof (each a “Guarantor” and, collectively, the “Guarantors”), in favor of the Lenders party to the Credit Agreement referred to below, Fleet National Bank, as Syndication Agent, Bank One, NA, as Documentation Agent, Wells Fargo Bank, National Association, as Managing Agent, Union Bank of California, N.A., as Managing Agent (Syndication Agent, Documentation Agent, and Managing Agents, collectively, the “Other Agents”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the letter of credit issuer (in such capacity, the “the L/C Issuer”), and the swing line lender (in such capacity, the “Swing Line Lender”).

A. Catellus Development Corporation, a Delaware corporation, and its permitted successors and assigns, as a borrower (the “OP Borrower” or “Pre-REIT Conversion Borrower”), Catellus Land and Development Corporation, a Delaware corporation, as a borrower (the “TRS Borrower,” and together with the OP Borrower, each a “Borrower” and together, the “Borrowers”), the Lenders from time to time party to the Credit Agreement, as defined below (each a “Lender” and, collectively, the “Lenders”), the Other Agents, and Bank of America, N.A., as Administrative Agent, the L/C Issuer, and the Swing Line Lender, are parties to a Credit Agreement dated as of September 15, 2003 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”).

B. It is a condition precedent to the Borrowings and issuances of Letters of Credit under the Credit Agreement that each Guarantor guarantee the indebtedness and other obligations of the Borrowers to the Guaranteed Parties under or in connection with the Credit Agreement as set forth herein. Each Guarantor, as a Material Subsidiary of any Borrower or of the REIT Guarantor or an owner of Unencumbered Pool Property, will derive substantial direct and indirect benefits from the making of the Loans to, and issuances of Letters of Credit for the account of, the Borrowers pursuant to the Credit Agreement (which benefits are hereby acknowledged by each Guarantor).

NOW THEREFORE, to induce the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Other Agents, and the Lenders to enter into the Credit Agreement, and in consideration thereof, each Guarantor hereby agrees as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement . All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

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(b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guaranteed Parties” means the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Syndication Agent, the Documentation Agent, the Managing Agents, and the Lenders, and their successors and assigns.

“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered by or on behalf of any Guarantor to any Guaranteed Party under or in connection with this Guaranty and the Loan Documents.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.

“Solvent” means, with respect to any Person, that as of the date of determination: (a) the fair valuation of the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation on a going-concern basis; (b) the Person reasonably expects to be able to pay the liabilities on such Person’s then existing debts as they become absolute and matured; (c) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Subordinated Debt” has the meaning set forth in Section 7(a).

“Subordinated Debt Payment” has the meaning set forth in Section 7(b).

(c) Interpretation. The rules of interpretation set forth in Sections 1.02 to 1.05 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

SECTION 2 Guaranty.

(a) Guaranty. Each Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the

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indebtedness, liabilities and other obligations of the Borrowers to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all amounts owing in respect of the L/C Obligations, all interest accrued thereon, all fees due under the Credit Agreement, all indemnification obligations of the Borrowers under or in connection with the Credit Agreement, the Notes and the other Loan Documents, and all other amounts payable by the Borrowers to the Guaranteed Parties thereunder or in connection therewith. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest that accrues after the commencement by or against any Borrower or any Loan Document Party thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of the Borrowers, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantors in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

(b) Limitation of Guaranty. Notwithstanding anything to the contrary contained herein, to the extent that any Guarantor shall, under this Guaranty, repay any of the Guaranteed Obligations, the liability of such Guarantor hereunder shall be limited to an amount equal to the maximum amount of liability for payments on the Guaranteed Obligations which could be asserted against such Guarantor hereunder without (i) rendering such Guarantor “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) rendering such Guarantor no longer Solvent, or (iii) rendering such Guarantor’s obligations hereunder unlawful or subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (the greatest amount payable by such Guarantor without rendering such Guarantor’s obligations hereunder unlawful or being subject to avoidance under the Fraudulent Transfer Laws being at any time, the “Maximum Liability”). To the extent that any Guarantor shall, under this Guaranty, repay any of the Guaranteed Obligations, then such Guarantor shall, subject to the provisions of Section 6 below, be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors with respect thereto in an amount, for each other Guarantor, equal to a fraction of such payment, the numerator of which fraction is such other Guarantor’s Maximum Liability as of the date of determination and the denominator of which is the sum of the Maximum Liability of such Guarantor and all of the other Guarantors as of the date of determination.

SECTION 3 Liability of Guarantors. The liability of the Guarantors under this Guaranty and each other Guarantor Document shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a

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discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i) such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against any Borrower or any other Person, or against any Collateral or any other collateral securing the Guaranteed Obligations;

(ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii) the Guaranteed Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any of the Guaranteed Parties and any Borrower with respect to the existence of such Event of Default; provided that no Guarantor shall be deemed to have waived any defense based on the defense that the Guaranteed Obligations have been paid in full;

(iv) such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v) such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(A) any Insolvency Proceeding with respect to any Borrower, such Guarantor, any other Loan Document Party or any other Person;

(B) any limitation, discharge, or cessation of the liability of any Borrower, such Guarantor, any other Loan Document Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C) any merger, acquisition, consolidation or change in structure of any Borrower, such Guarantor or any other Loan Document Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Borrower, such Guarantor, any other Loan Document Party or other Person, including, without limitation, the transactions contemplated to occur upon the REIT Conversion, including the assumption by the Post-REIT Conversion Borrower of the obligations of the Pre-REIT Conversion Borrower under the Loan Documents;

(D) any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any of the Collateral or any other collateral securing the Guaranteed Obligations;

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(E) any claim, defense, counterclaim or setoff, other than that of prior performance, that any Borrower, such Guarantor, any other Loan Document Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F) any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral or any other collateral securing the Guaranteed Obligations, or any Guaranteed Party’s exchange, release, or waiver of any Collateral or any other collateral securing the Guaranteed Obligations;

(G) any Guaranteed Party’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral or any other collateral securing the Guaranteed Obligations, including any Guaranteed Party’s compromise, release, settlement or waiver with or of any Borrower, any other Loan Document Party or any other Person;

(H) any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(I) any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

(J) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Borrower to any Guaranteed Party.

SECTION 4 Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

(iii) the time for any Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;

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(iv) any Guaranteed Party may discharge or release, in whole or in part, any other Loan Document Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall any Guaranteed Party be liable to the Guarantors for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;

(v) in addition to the Collateral, the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(vi) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrowers to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

(vii) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any of the Collateral or any other collateral securing the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantors against any Borrower;

all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5 Guarantor Waivers.

(a) Certain Waivers. Each Guarantor waives and agrees not to assert:

(i) any right to require any Guaranteed Party to marshal assets in favor of the Borrowers, such Guarantor, any other Loan Document Party or any other Person, to proceed against any Borrower, any other Loan Document Party or any other Person, to proceed against or exhaust any of the Collateral or any other collateral securing the Guaranteed Obligations, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9611 of the California UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

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(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor, any other Loan Document Party or any other Person;

(iv) any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;

(v) any rights to set-offs and counterclaims;

(vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower, any other Loan Document Party or any other obligor of the Guaranteed Obligations for reimbursement; and

(vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any rights and defenses available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code and any and all benefits that otherwise might be available to such Guarantor under California Civil Code §§1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726. Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because any Borrower’s debt may be secured by real property. This means, among other things: (A) the Guaranteed Parties may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrowers; and (B) if the Administrative Agent forecloses on any real property collateral pledged by the Borrowers: (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if such collateral is worth more than the sale price, and (2) the Guaranteed Parties may collect from such Guarantor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from any Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because any Borrower’s debt is or may be secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(b) Additional Waivers. Each Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrowers, such Guarantor, any other Loan Document Party or any other Person with respect to the Guaranteed Obligations.

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(c) Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the obligations of the Borrowers and any other Loan Document Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against such Guarantor, whether or not any Borrower or any such other Loan Document Party is joined therein or a separate action or actions are brought against any Borrower or any such other Loan Document Party.

(d) Financial Condition. No Guarantor shall have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of any Borrower or any other Loan Document Party or the ability of any Borrower or any other Loan Document Party to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral or any other collateral securing the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6 Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, no Guarantor shall directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against any Borrower or other Loan Parties, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 7 Subordination.

(a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other payment obligations of the Borrowers to each Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to the Borrowers or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Borrowers to such Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

(b) No Payments. Except as otherwise permitted under the Credit Agreement, as long as any of the Guaranteed Obligations shall remain outstanding and unpaid, no Guarantor shall accept or receive any payment or distribution by or on behalf of any Borrower, directly or

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indirectly, of assets of any Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt (“Subordinated Debt Payments”), except that if no Event of Default exists, a Guarantor shall be entitled to accept and receive regularly scheduled payments and other payments in the ordinary course on the Subordinated Debt, in accordance with the terms of the documents and instruments governing the Subordinated Debt and other Subordinated Debt Payments in respect of Subordinated Debt not evidenced by documents or instruments, in each case to the extent permitted under Article VII of the Credit Agreement. During the existence of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and until such Event of Default is cured or waived, such Guarantor shall not make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by any Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Guaranteed Parties and shall be paid over or delivered to the Administrative Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to any Guaranteed Party in respect of the Guaranteed Obligations.

(c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, no Guarantor shall, without the prior written consent of the Administrative Agent:

(i) accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

(ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrowers or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

(iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of such Guarantor to any Borrower against any of the Subordinated Debt; or

(iv) commence, or cause to be commenced, or join with any creditor other than any Guaranteed Party in commencing, any Insolvency Proceeding.

(d) Subordination Upon Any Distribution of Assets of any Borrower. In the event of any payment or distribution of assets of any Borrower of any kind or character, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving any

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Borrower, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the rate set forth in the Credit Agreement both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Administrative Agent (on behalf of the other Guaranteed Parties) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to any Guaranteed Party in respect of such Guaranteed Obligations.

(e) Authorization to Administrative Agent. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced by or against any Borrower or its respective property constituting an Event of Default:

(i) the Administrative Agent, when so instructed by the Required Lenders, is hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties or in the name of any Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and

(ii) each Guarantor shall promptly take such action as the Administrative Agent (on instruction from the Required Lenders) may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8 Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and the Guarantors expressly acknowledge that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantors until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.

SECTION 9 Payments.

(a) Payment Obligation. Each Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against such Guarantor by virtue hereof, upon

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the failure of the Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), such Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to any Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in any such Insolvency Proceeding). Each Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as the Administrative Agent shall specify in writing to such Guarantor.

(b) Free and Clear Payments. Any and all payments by any Guarantor to or for the account of any Guaranteed Party under any Guarantor Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of any Guaranteed Party, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such Guaranteed Party is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Guarantor shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Guarantor Document to any Guaranteed Party then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such other Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Guarantor shall furnish to the Administrative Agent (which shall forward the same to such Guaranteed Party) the original or a certified copy of a receipt evidencing payment thereof or, if such receipts are not obtainable, other evidence of such payments by such Guarantor reasonably satisfactory to the applicable Guaranteed Party or the Administrative Agent, as applicable.

(c) Other Taxes. In addition, each Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by such Guarantor under any Guarantor Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Guarantor Document (hereinafter referred to as “Other Taxes”).

(d) Indemnification. Each Guarantor agrees to indemnify the Administrative Agent and each other Guaranteed Party for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable

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under this Section) paid by the Administrative Agent and such Guaranteed Party, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto (other than such liability directly arising from the gross negligence or willful misconduct of the Administrative Agent or such Guaranteed Party), in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Guaranteed Party or the Administrative Agent makes a demand therefor. Notwithstanding the foregoing, the Guarantors will not be required to pay any additional amounts in respect of United States federal income tax pursuant to Section 9(b) above to any Guaranteed Party (i) if the obligation to pay such additional amounts arose solely as a result of such Guaranteed Party’s failure to comply with its obligation under Section 10.15 of the Credit Agreement; or (ii) if, but only to the extent that, at the time such Guaranteed Party becomes a party to the Credit Agreement such Guaranteed Party was subject to United States federal withholding taxes on amounts payable pursuant to the terms of the Credit Agreement (except to the extent that such Guaranteed Party’s assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Guarantor with respect to Taxes).

(e) Order of Payment. Any payments by any Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement.

(f) Survival. The agreements in this Section 9 shall survive the payment of all Guaranteed Obligations.

SECTION 10 Representations and Warranties. Each Guarantor represents and warrants to each Guaranteed Party that:

(a) Organization and Powers. Each Guarantor (i) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business and (B) to execute, deliver, and perform its obligations under this Guaranty and the other Guarantor Documents to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance in all material respects with all Laws, except in each case referred to in clause (ii)(A), clause (iii) or clause (iv), to the extent that failure to do so individually or in the aggregate is not reasonably expected to have a Material Adverse Effect.

(b) Authorization; No Conflict. The execution, delivery and performance by each Guarantor of this Guaranty and any other Guarantor Documents have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Guarantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which such Guarantor or its property is subject; or (iii) violate any

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Law applicable to such Guarantor, except in subclauses (ii) and (iii) above where such conflict or contravention is not reasonably expected to have a Material Adverse Effect.

(c) Binding Obligation. This Guaranty has been, and the other Guarantor Documents, when executed and delivered by each Guarantor that is party thereto, will have been, duly executed and delivered by each such Guarantor that is party thereto. This Guaranty constitutes, and each other Guarantor Document when so executed and delivered will constitute, a legal, valid and binding obligation of such Guarantor, enforceable against each Guarantor that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability.

(d) Governmental Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Guarantor of this Guaranty or any other Guarantor Documents, other than such filings or actions contemplated under the Guarantor Documents in connection with the pledging of security interests.

(e) No Prior Assignment. No Guarantor has previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than a Guarantor owns an interest in any of the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Guarantors.

(f) Solvency. Immediately prior to and after and giving effect to the incurrence of each Guarantor’s obligations under this Guaranty such Guarantor is and will be Solvent.

(g) Consideration. Each Guarantor has received at least “reasonably equivalent value” (as such phrase is used in §548 of the Bankruptcy Code, in §3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Collateral Documents to which it is a party.

(h) Independent Investigation. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of each Borrower, each other Guarantor and each other Loan Document Party and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Party with respect thereto. Each Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of each Borrower, each other Guarantor and each other Loan Document Party and any other matters pertinent hereto that any Guarantor may desire. No Guarantor is relying upon or expecting any Guaranteed Party to furnish to such Guarantor any information now or hereafter in any Guaranteed Party’s possession concerning the financial condition of each Borrower, any other Guarantor or any other Loan Document Party, or any other matter.

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SECTION 11 Reporting Covenant. So long as any Guaranteed Obligations shall remain unsatisfied or any Guaranteed Party shall have any Commitment, each Guarantor agrees that it shall furnish to the Administrative Agent prompt written notice, in each case as soon as a Responsible Officer of such Guarantor becomes aware, of (a) any condition or event which has resulted, or that is reasonably expected to result, in a Material Adverse Effect; (b) the occurrence of any Default relating to such Guarantor’s obligations hereunder or the covenants relating to such Guarantor under the Credit Agreement; (c) the occurrence of any ERISA Event; (d) any material change in accounting policies or financial reporting practices by such Guarantor or any of its Subsidiaries; and (e) such other information respecting the business, financial or corporate affairs of such Guarantor or its Subsidiaries or its Controlled Investment Affiliates, or compliance with the terms of the Guaranty Documents or any other Loan Document by any Guarantor or its respective Subsidiaries or Controlled Investment Affiliates, as the Administrative Agent or any Guaranteed Party may from time to time reasonably request.

SECTION 12 Additional Affirmative Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or any Guaranteed Party shall have any Commitment, each Guarantor agrees that:

(a) Preservation of Existence, Etc. Each Guarantor shall (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction otherwise permitted under the Credit Agreement; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or advisable in the normal conduct of its business, except to the extent that failure to do so is not reasonably expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, tradenames and service marks, the non-preservation of which is reasonably expected to have a Material Adverse Effect.

(b) Further Assurances and Additional Acts. Each Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Administrative Agent or the Required Lenders shall deem necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide the Administrative Agent with evidence of the foregoing satisfactory in form and substance to the Administrative Agent and the Required Lenders.

(c) Credit Agreement Covenants. Each Guarantor shall observe, perform and comply with all covenants applicable to such Guarantor set forth in Articles VI and VII of the Credit Agreement, which by their terms each Borrower is required to cause such Guarantor to observe, perform and comply with, as if such covenants were set forth in full herein.

(d) Governmental Consents. Each Guarantor shall maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, required in connection with this Guaranty or any other Guarantor Documents.

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SECTION 13 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, emailed (subject to the provisions of the final sentence of this Section 13) or delivered, in the case of any Guarantor, to the address or facsimile number or email address specified on the signature page hereof, and in the case of any Guaranteed Party, to the address or facsimile number or email address specified in the Credit Agreement, or to such other address, facsimile number or email address as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone, when delivered; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of the final sentence of this Section 13), when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, and to distribute documents for execution by the parties thereto, and may not be used for any other purpose.

SECTION 14 No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 15 Costs and Expenses; Indemnification.

(a) Costs and Expenses. Each Guarantor shall: (i) pay or reimburse the Administrative Agent for all reasonable, out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Guaranty and the other Guarantor Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs; and (ii) pay or reimburse the Administrative Agent and each other Guaranteed Party for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or the other Guarantor Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing and recording fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administration Agent or, during the existence of an Event of Default, any Guaranteed Party.

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(b) Indemnification. Whether or not the transactions contemplated hereby are consummated, each Guarantor shall indemnify, save and hold harmless each Agent-Related Person, each other Guaranteed Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Guarantor Document or other Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower, any Subsidiary, any owner of Unencumbered Pool Property, or any other Loan Document Party, or any Environmental Liability related in any way to any Borrower, any Subsidiary, any other owner of Unencumbered Pool Property or any other Loan Document Party (provided, however, that no Guarantor shall have any indemnification obligation to an Indemnitee under this subclause (iii) with respect to any property currently or formerly owned or operated by any Loan Party or any Environmental Liability related to any Loan Party if such Indemnitee has any Indebtedness outstanding to such Loan Party outside of any Guarantor Document or other Loan Document and if such Indemnitee’s claim for indemnification arises in connection with such other Indebtedness and not the Indebtedness arising under any Guarantor Document or other Loan Document), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Guaranty or the Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Guaranty, the Credit Agreement or any other Guaranty Document or Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(c) Interest. Any amounts payable to by any Guarantor under this Section 15 or otherwise under this Guaranty if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

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(d) Payment. All amounts due under this Section 15 shall be payable within ten Business Days after demand therefor.

(e) Survival. The agreements in this Section 15 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.

SECTION 16 Right of Set-Off. In addition to any rights and remedies of the Administrative Agent, the Swing Line Lender, the L/C Issuer, the Other Agents and the Lenders provided by law, during the existence of any Event of Default, each of the Lenders is authorized at any time and from time to time, without prior notice to any Guarantor, any such notice being waived by such Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of such Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Guaranty or any other Guarantor Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each of the Lenders agrees (by its acceptance hereof) promptly to notify such Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 17 Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Guarantor makes a payment to any Guaranteed Party, or any Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 18 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Indemnitee specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantors, and such obligations shall be limited to those expressly stated herein.

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SECTION 19 Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.

(b) Assignment. Except to the extent otherwise provided in the Credit Agreement, no Guarantor shall have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by any Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 10.07 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the participant, to the extent such participant has been disclosed to the Borrowers in accordance with Section 10.07(d) of the Credit Agreement, shall be deemed to have a right of setoff under Section 16 in respect of its participation to the same extent as if it were such “Guaranteed Party.”

SECTION 20 Governing Law and Jurisdiction.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c) Each Guarantor hereby irrevocably appoints the OP Borrower, with an office as listed in Schedule 10.02 of the Credit Agreement, as its authorized agent (in such capacity, the “Process Agent”) with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action

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or proceeding arising out of or relating to this Guaranty and the other Guarantor Documents in any of the courts in and of the State of California. Such service may be made by mailing or delivering a copy of such process to each Guarantor in care of the Process Agent at the Process Agent’s address and such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to such Guarantor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, such Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Guarantor at its address specified on the signature page hereof. If for any reason the OP Borrower shall cease to act as Process Agent, such Guarantor shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of California and acceptable to the Administrative Agent.

(d) Nothing in this Section 20 shall affect the right of the Guaranteed Parties to serve legal process in any other manner permitted by law or limit the right of the Guaranteed Parties to bring any action or proceeding against any Guarantor or its property in the courts of other jurisdictions.

SECTION 21 Waiver of Jury Trial. EACH GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE GUARANTOR DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THE GUARANTOR DOCUMENTS, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 22 Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire agreement of the Guarantors with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and, unless otherwise provided in the Credit Agreement, shall not be amended except by written agreement of the Guarantors, the Administrative Agent and the Required Lenders. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent and the Required Lenders, or the Administrative Agent (with the written consent of the Required Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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SECTION 23 Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 24 Confidentiality. By its acceptance hereof, each Guaranteed Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to the Credit Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Guaranty or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower, any Guarantor and their respective obligations; (g) with the consent of the applicable Guarantor; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to a Guaranteed Party on a nonconfidential basis from a source other than any Borrower or any Guarantor; provided that such source is not bound by a confidentiality agreement with any Loan Party. For purposes of this Section, “Information” means all information received from any Guarantor relating to such Guarantor, any of its Subsidiaries or Affiliates or any of their respective businesses, other than any such information that is available to a Guaranteed Party on a nonconfidential basis prior to disclosure by such Guarantor or any other Loan Document Party, provided that, in the case of information received from such Guarantor or any other Loan Document Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the “tax treatment” and “tax structure” of the transactions contemplated by this Guaranty and (ii) each Guaranteed Party (and each of its employees, representatives, or other agents) may disclose without limitation of any kind, any information with respect to the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any such

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Guaranteed Party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Guaranteed Obligations and transactions contemplated hereby, and provided further, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated hereby, including a confidential communication with its attorney or a confidential communication with a federally authorized practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

SECTION 25 Future Guarantors. At such time following the date hereof as any Material Subsidiary or any owner of Unencumbered Pool Property (an “Acceding Subsidiary”) is required to accede hereto pursuant to the terms of Section 6.12 of the Credit Agreement, such Acceding Subsidiary shall execute and deliver to the Administrative Agent an accession agreement substantially in the form of Annex 1 (the “Accession Agreement”), signifying its agreement to be bound by the provisions of this Guaranty as a Guarantor to the same extent as if such Acceding Subsidiary had originally executed this Guaranty as of the date hereof.

SECTION 26 Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty, as of the date first above written.

SF PACIFIC PROPERTIES INC.

By:
Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

Address:

c/o Catellus Development Corporation

201 Mission Street, 2nd Floor

San Francisco, CA 94105

Attn.: William M. Lau, Vice President Finance

and Treasurer

Phone No. 415.974-3809

Fax No. 415.974-4502

Email: William_lau@catellus.com

CCG ONTARIO, LLC

By:
Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

Address:

c/o Catellus Development Corporation

201 Mission Street, 2nd Floor

San Francisco, CA 94105

Attn.: William M. Lau, Vice President Finance

and Treasurer

Phone No. 415.974-3809

Fax No. 415.974-4502

Email: William_lau@catellus.com

S-1

CATELLUS RESIDENTIAL GROUP, INC.

By:
Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

Address:

c/o Catellus Development Corporation

201 Mission Street, 2nd Floor

San Francisco, CA 94105

Attn.: William M. Lau, Vice President Finance

and Treasurer

Phone No. 415.974-3809

Fax No. 415.974-4502

Email: William_lau@catellus.com

SANTA FE BAYFRONT VENTURE By its general partner, Catellus Development Corporation

By:
Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

By its general partner, Cato REIT, Co.

By:
Name:	William M. Lau
Title:	Chief Financial Officer and Treasurer

Address:

c/o Catellus Development Corporation

201 Mission Street, 2nd Floor

San Francisco, CA 94105

Attn.: William M. Lau, Vice President Finance

and Treasurer

Phone No. 415.974-3809

Fax No. 415.974-4502

Email: William_lau@catellus.com

S-2

CATELLUS WESTMINSTER COMPANY, LLC

By:
Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

Address:

c/o Catellus Development Corporation

201 Mission Street, 2nd Floor

San Francisco, CA 94105

Attn.: William M. Lau, Vice President Finance

and Treasurer

Phone No. 415.974-3809

Fax No. 415.974-4502

Email: William_lau@catellus.com

PLATO REIT, LLC

By:
Name:	William M. Lau
Title:	Chief Financial Officer and Treasurer

Address:

c/o Catellus Development Corporation

201 Mission Street, 2nd Floor

San Francisco, CA 94105

Attn.: William M. Lau, Vice President Finance

and Treasurer

Phone No. 415.974-3809

Fax No. 415.974-4502

Email: William_lau@catellus.com

S-3

Annex 1

to the Guaranty

FORM OF ACCESSION AGREEMENT

To:	Bank of America, N.A. as Administrative Agent

Re:

Ladies and Gentlemen:

This Accession Agreement is made and delivered pursuant to Section 25 of that certain Guaranty dated as of September 15, 2003 (as amended, modified, renewed or extended from time to time, the “Guaranty”), made by each Guarantor named in the signature pages thereof (each a “Guarantor”), in favor of the Lenders party to the Credit Agreement referred to below, and Fleet National Bank, as Syndication Agent, Bank One, NA, as Documentation Agent, Wells Fargo Bank, National Association, as Managing Agent, and Union Bank of California, N.A., as Managing Agent, the L/C Issuer, the Swing Line Lender and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Guaranty or the Credit Agreement.

Catellus Development Corporation, a Delaware corporation, and its permitted successors and assigns, as borrower (the “OP Borrower”) and Catellus Land and Development Corporation, a Delaware corporation, as a borrower (the “TRS Borrower,” and together with the OP Borrower, each a “Borrower” and together, the “Borrowers”), is party to that certain Credit Agreement dated as of September 15, 2003 (the “Credit Agreement”) by and among the Borrower, the Lenders from time to time party thereto (the “Lenders”), the Syndication Agent, the Documentation Agent, the Managing Agents, the L/C Issuer, the Swing Line Lender and the Administrative Agent.

The undersigned,                                                   [insert name of acceding Guarantor], a                                          [corporation, partnership, limited liability company, etc.], is a Material Subsidiary of any Borrower or of the REIT Guarantor or an owner of Unencumbered Pool Property and hereby acknowledges for the benefit of the Guaranteed Parties that it shall be a “Guarantor” for all purposes of the Guaranty effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 10 of the Guaranty are true and correct as to the undersigned as of the date hereof.

Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, including Section 11 and Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto.

A-1

This Accession Agreement shall constitute a Loan Document under the Credit Agreement.

THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement, as of the date first above written.

[GUARANTOR]

By
Title

Address for Notices:
c/o

Attn.:
Fax No.:
Email:

A-2

GUARANTY

(BORROWER GUARANTOR)

THIS GUARANTY (this “Guaranty”), dated as of September 15, 2003, is made by Catellus Development Corporation, a Delaware corporation (the “OP Guarantor”), Catellus Land and Development Corporation, a Delaware corporation (the “TRS Guarantor,” and together with the OP Guarantor, each, a “Guarantor” and together, the “Guarantors”), in favor of the Lenders party to the Credit Agreement referred to below, Fleet National Bank, as Syndication Agent, Bank One, NA, as Documentation Agent, Wells Fargo Bank, National Association, as Managing Agent, Union Bank of California, N.A., as Managing Agent (Syndication Agent, Documentation Agent, and Managing Agents, collectively, the “Other Agents”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the letter of credit issuer (in such capacity, the “the L/C Issuer”), and the swing line lender (in such capacity, the “Swing Line Lender”).

A. Catellus Development Corporation, a Delaware corporation, and its permitted successors and assigns, as a borrower (the “OP Borrower” or “Pre-REIT Conversion Borrower”), Catellus Land and Development Corporation, a Delaware corporation, as a borrower (the “TRS Borrower,” and together with the OP Borrower, each a “Borrower” and together, the “Borrowers”), the Lenders from time to time party to the Credit Agreement, as defined below (each a “Lender” and, collectively, the “Lenders”), the Other Agents, and Bank of America, N.A., as Administrative Agent, the L/C Issuer, and the Swing Line Lender, are parties to a Credit Agreement dated as of September 15, 2003 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”).

B. It is a condition precedent to the Borrowings and issuances of Letters of Credit under the Credit Agreement that each Guarantor guarantee the indebtedness and other obligations of each Borrower to the Guaranteed Parties under or in connection with the Credit Agreement as set forth herein. Each Guarantor, will derive substantial direct and indirect benefits from the making of the Loans to, and issuances of Letters of Credit for the account of, the Borrowers pursuant to the Credit Agreement (which benefits are hereby acknowledged by each Guarantor).

NOW THEREFORE, to induce the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Other Agents, and the Lenders to enter into the Credit Agreement, and in consideration thereof, each Guarantor hereby agrees as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

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“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guaranteed Parties” means the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Syndication Agent, the Documentation Agent, the Managing Agents, and the Lenders, and their successors and assigns.

“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered by or on behalf of any Guarantor to any Guaranteed Party under or in connection with this Guaranty and the Loan Documents.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.

“Solvent” means, with respect to any Person, that as of the date of determination: (a) the fair valuation of the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation on a going-concern basis; (b) the Person reasonably expects to be able to pay the liabilities on such Person’s then existing debts as they become absolute and matured; (c) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Subordinated Debt” has the meaning set forth in Section 7(a).

“Subordinated Debt Payment” has the meaning set forth in Section 7(b).

(c) Interpretation. The rules of interpretation set forth in Sections 1.02 to 1.05 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

SECTION 2 Guaranty.

(a) Guaranty. Each Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the

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indebtedness, liabilities and other obligations of each Borrower to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all amounts owing in respect of the L/C Obligations, all interest accrued thereon, all fees due under the Credit Agreement, all indemnification obligations of the Borrowers under or in connection with the Credit Agreement, the Notes and the other Loan Documents, and all other amounts payable by the Borrowers to the Guaranteed Parties thereunder or in connection therewith. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest that accrues after the commencement by or against any Borrower or any Loan Document Party thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of each Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantors in connection with this Guaranty (including any and all amounts due under Section 14), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

(b) Limitation of TRS Guarantor’s Guaranty. Notwithstanding anything to the contrary contained herein, to the extent that the TRS Guarantor shall, under this Guaranty, repay any of the Guaranteed Obligations, the liability of the TRS Guarantor hereunder shall be limited to an amount equal to the maximum amount of liability for payments on the Guaranteed Obligations which could be asserted against the TRS Guarantor hereunder without (i) rendering the TRS Guarantor “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), or (ii) rendering such Guarantor no longer Solvent, or (iii) rendering the TRS Guarantor’s obligations hereunder unlawful or subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of the TRS Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (the greatest amount payable by the TRS Guarantor without rendering the TRS Guarantor’s obligations hereunder unlawful or being subject to avoidance under the Fraudulent Transfer Laws being at any time, the “Maximum Liability”). To the extent that any Guarantor shall, under this Guaranty, repay any of the Guaranteed Obligations on behalf of, or otherwise due and owing as a direct obligation of, the other Guarantor, then such paying Guarantor shall, subject to the provisions of Section 6 below, be entitled to contribution and indemnification from, and be reimbursed by, such other Guarantor with respect thereto in an amount equal to such payment.

SECTION 3 Liability of Guarantors. The liability of the Guarantors under this Guaranty and each other Guarantor Document shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i) such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against any Borrower or any other Person, or against any Collateral or any other collateral securing the Guaranteed Obligations;

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(ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii) the Guaranteed Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any of the Guaranteed Parties and any Borrower with respect to the existence of such Event of Default; provided that no Guarantor shall be deemed to have waived any defense based on the defense that the Guaranteed Obligations have been paid in full;

(iv) such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v) such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(A) any Insolvency Proceeding with respect to any Borrower, such Guarantor, any other Loan Document Party or any other Person;

(B) any limitation, discharge, or cessation of the liability of any Borrower, such Guarantor, any other Loan Document Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C) any merger, acquisition, consolidation or change in structure of any Borrower, such Guarantor or any other Loan Document Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Borrower, such Guarantor, any other Loan Document Party or other Person, including, without limitation, the transactions contemplated to occur upon the REIT Conversion, including the assumption by the Post-REIT Conversion Borrower of the obligations of the Pre-REIT Conversion Borrower under the Loan Documents;

(D) any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any of the Collateral or any other collateral securing the Guaranteed Obligations;

(E) any claim, defense, counterclaim or setoff, other than that of prior performance, that any Borrower, such Guarantor, any other Loan Document Party or other

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Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F) any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral or any other collateral securing the Guaranteed Obligations, or any Guaranteed Party’s exchange, release, or waiver of any Collateral or any other collateral securing the Guaranteed Obligations;

(G) any Guaranteed Party’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral or any other collateral securing the Guaranteed Obligations, including any Guaranteed Party’s compromise, release, settlement or waiver with or of any Borrower, any other Loan Document Party or any other Person;

(H) any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(I) any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

(J) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Borrower to any Guaranteed Party.

SECTION 4 Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

(iii) the time for any Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;

(iv) any Guaranteed Party may discharge or release, in whole or in part, any other Loan Document Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any

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result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall any Guaranteed Party be liable to the Guarantors for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;

(v) in addition to the Collateral, the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(vi) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrowers to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

(vii) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any of the Collateral or any other collateral securing the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of any Guarantor against any Borrower;

all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5 Guarantor Waivers.

(a) Certain Waivers. Each Guarantor waives and agrees not to assert:

(i) any right to require any Guaranteed Party to marshal assets in favor of any Borrower, such Guarantor, any other Loan Document Party or any other Person, to proceed against any Borrower, any other Loan Document Party or any other Person, to proceed against or exhaust any of the Collateral or any other collateral securing the Guaranteed Obligations, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9611 of the California UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

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(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor, any other Loan Document Party or any other Person;

(iv) any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;

(v) any rights to set-offs and counterclaims;

(vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower, any other Loan Document Party or any other obligor of the Guaranteed Obligations for reimbursement; and

(vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any rights and defenses available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code and any and all benefits that otherwise might be available to such Guarantor under California Civil Code §§1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726. Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because any Borrower’s debt may be secured by real property. This means, among other things: (A) the Guaranteed Parties may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrowers; and (B) if the Administrative Agent forecloses on any real property collateral pledged by the Borrowers: (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if such collateral is worth more than the sale price, and (2) the Guaranteed Parties may collect from such Guarantor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from any Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because any Borrower’s debt is or may be secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(b) Additional Waivers. Except for such notice as expressly required under the Credit Agreement to be delivered to any Guarantor in its capacity as a Borrower, each Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Except for such notice as expressly required under the Credit Agreement to be delivered to any Guarantor in its capacity as a Borrower, each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrowers, such Guarantor, any other Loan Document Party or any other Person with respect to the Guaranteed Obligations.

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(c) Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the obligations of the Borrowers and any other Loan Document Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against such Guarantor, whether or not any Borrower or any such other Loan Document Party is joined therein or a separate action or actions are brought against any Borrower or any such other Loan Document Party.

(d) Financial Condition. No Guarantor shall have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of any Borrower or any other Loan Document Party or the ability of any Borrower or any other Loan Document Party to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral or any other collateral securing the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6 Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, no Guarantor shall directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against any Borrower or other Loan Parties, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 7 Subordination.

(a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other payment obligations of any Borrower to each Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to the Borrowers or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by any Borrower to such Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

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(b) No Payments. Except as otherwise permitted under the Credit Agreement, as long as any of the Guaranteed Obligations shall remain outstanding and unpaid, no Guarantor shall accept or receive any payment or distribution by or on behalf of any Borrower, directly or indirectly, of assets of any Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt (“Subordinated Debt Payments”), except that if no Event of Default exists, a Guarantor shall be entitled to accept and receive regularly scheduled payments and other payments in the ordinary course on the Subordinated Debt, in accordance with the terms of the documents and instruments governing the Subordinated Debt and other Subordinated Debt Payments in respect of Subordinated Debt not evidenced by documents or instruments, in each case to the extent permitted under Article VII of the Credit Agreement. During the existence of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and until such Event of Default is cured or waived, such Guarantor shall not make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by any Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Guaranteed Parties and shall be paid over or delivered to the Administrative Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to any Guaranteed Party in respect of the Guaranteed Obligations.

(c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, no Guarantor shall, without the prior written consent of the Administrative Agent:

(i) accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

(ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrowers or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

(iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of such Guarantor to any Borrower against any of the Subordinated Debt; or

(iv) commence, or cause to be commenced, or join with any creditor other than any Guaranteed Party in commencing, any Insolvency Proceeding.

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(d) Subordination Upon Any Distribution of Assets of any Borrower. In the event of any payment or distribution of assets of any Borrower of any kind or character, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving any Borrower, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the rate set forth in the Credit Agreement both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Administrative Agent (on behalf of the other Guaranteed Parties) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to any Guaranteed Party in respect of such Guaranteed Obligations.

(e) Authorization to Administrative Agent. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced by or against any Borrower or its respective property constituting an Event of Default:

(i) the Administrative Agent, when so instructed by the Required Lenders, is hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties or in the name of any Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and

(ii) each Guarantor shall promptly take such action as the Administrative Agent (on instruction from the Required Lenders) may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8 Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and the Guarantors expressly acknowledge that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantors until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.

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SECTION 9 Payments.

(a) Payment Obligation. Each Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against such Guarantor by virtue hereof, upon the failure of the Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), such Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to any Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in any such Insolvency Proceeding). Each Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as the Administrative Agent shall specify in writing to such Guarantor.

(b) Free and Clear Payments. Any and all payments by any Guarantor to or for the account of any Guaranteed Party under any Guarantor Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of any Guaranteed Party, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such Guaranteed Party is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Guarantor shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Guarantor Document to any Guaranteed Party then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such other Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Guarantor shall furnish to the Administrative Agent (which shall forward the same to such Guaranteed Party) the original or a certified copy of a receipt evidencing payment thereof or, if such receipts are not obtainable, other evidence of such payments by such Guarantor reasonably satisfactory to the applicable Guaranteed Party or the Administrative Agent, as applicable.

(c) Other Taxes. In addition, each Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by such Guarantor under any Guarantor

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Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Guarantor Document (hereinafter referred to as “Other Taxes”).

(d) Indemnification. Each Guarantor agrees to indemnify the Administrative Agent and each other Guaranteed Party for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Guaranteed Party, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto (other than such liability directly arising from the gross negligence or willful misconduct of the Administrative Agent or such Guaranteed Party), in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Guaranteed Party or the Administrative Agent makes a demand therefor. Notwithstanding the foregoing, the Guarantors will not be required to pay any additional amounts in respect of United States federal income tax pursuant to Section 9(b) above to any Guaranteed Party (i) if the obligation to pay such additional amounts arose solely as a result of such Guaranteed Party’s failure to comply with its obligation under Section 10.15 of the Credit Agreement; or (ii) if, but only to the extent that, at the time such Guaranteed Party becomes a party to the Credit Agreement such Guaranteed Party was subject to United States federal withholding taxes on amounts payable pursuant to the terms of the Credit Agreement (except to the extent that such Guaranteed Party’s assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Guarantor with respect to Taxes).

(e) Order of Payment. Any payments by any Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement.

(f) Survival. The agreements in this Section 9 shall survive the payment of all Guaranteed Obligations.

SECTION 10 Representations and Warranties. Each Guarantor represents and warrants to each Guaranteed Party that:

(a) Organization and Powers. Each Guarantor (i) is validly existing and in good standing under the Laws of the jurisdiction of its incorporation and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver, and perform its obligations under this Guaranty and the other Guarantor Documents to which it is a party.

(b) Authorization; No Conflict. The execution, delivery and performance by each Guarantor of this Guaranty and any other Guarantor Documents have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Guarantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which such Guarantor or its property is subject; or (iii) violate any

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Law applicable to such Guarantor, except in subclauses (ii) and (iii) above where such conflict or contravention is not reasonably expected to have a Material Adverse Effect.

(c) Binding Obligation. This Guaranty has been, and the other Guarantor Documents, when executed and delivered by each Guarantor that is party thereto, will have been, duly executed and delivered by each such Guarantor that is party thereto. This Guaranty constitutes, and each other Guarantor Document when so executed and delivered will constitute, a legal, valid and binding obligation of such Guarantor, enforceable against each Guarantor that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability.

(d) Governmental Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Guarantor of this Guaranty or any other Guarantor Documents, other than such filings or actions contemplated under the Guarantor Documents in connection with the pledging of security interests.

(e) No Prior Assignment. No Guarantor has previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than a Guarantor owns an interest in any of the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Guarantors.

(f) Solvency. Immediately prior to and after and giving effect to the incurrence of each Guarantor’s obligations under this Guaranty such Guarantor is and will be Solvent.

(g) Consideration. Each Guarantor has received at least “reasonably equivalent value” (as such phrase is used in §548 of the Bankruptcy Code, in §3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Collateral Documents to which it is a party.

(h) Independent Investigation. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of each Borrower, each other Guarantor and each other Loan Document Party and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Party with respect thereto. Each Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of each Borrower, each other Guarantor and each other Loan Document Party and any other matters pertinent hereto that any Guarantor may desire. No Guarantor is relying upon or expecting any Guaranteed Party to furnish to such Guarantor any information now or hereafter in any Guaranteed Party’s possession concerning the financial condition of each Borrower, any other Guarantor or any other Loan Document Party, or any other matter.

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SECTION 11 Additional Affirmative Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or any Guaranteed Party shall have any Commitment, each Guarantor agrees that it shall comply with all of its obligations under the Credit Agreement and that:

(a) Preservation of Existence, Etc. Each Guarantor shall (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction otherwise permitted under the Credit Agreement; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or advisable in the normal conduct of its business, except to the extent that failure to do so is not reasonably expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, tradenames and service marks, the non-preservation of which is reasonably expected to have a Material Adverse Effect.

(b) Further Assurances and Additional Acts. Each Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Administrative Agent or the Required Lenders shall deem necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide the Administrative Agent with evidence of the foregoing satisfactory in form and substance to the Administrative Agent and the Required Lenders.

(c) Credit Agreement Covenants. Each Guarantor shall observe, perform and comply with all covenants applicable to such Guarantor set forth in Articles VI and VII of the Credit Agreement, which by their terms each Borrower is required to cause such Guarantor to observe, perform and comply with, as if such covenants were set forth in full herein.

(d) Governmental Consents. Each Guarantor shall maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, required in connection with this Guaranty or any other Guarantor Documents.

SECTION 12 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, emailed (subject to the provisions of the final sentence of this Section 12) or delivered, in the case of any Guarantor, to the address or facsimile number or email address specified on the signature page hereof, and in the case of any Guaranteed Party, to the address or facsimile number or email address specified in the Credit Agreement, or to such other address, facsimile number or email address as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone, when delivered; and (D) if delivered by electronic mail

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(which form of delivery is subject to the provisions of the final sentence of this Section 12), when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, and to distribute documents for execution by the parties thereto, and may not be used for any other purpose.

SECTION 13 No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 14 Costs and Expenses; Indemnification.

(a) Costs and Expenses. Each Guarantor shall: (i) pay or reimburse the Administrative Agent for all reasonable, out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Guaranty and the other Guarantor Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs; and (ii) pay or reimburse the Administrative Agent and each other Guaranteed Party for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or the other Guarantor Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing and recording fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administration Agent or, during the existence of an Event of Default, any Guaranteed Party.

(b) Indemnification. Whether or not the transactions contemplated hereby are consummated, each Guarantor shall indemnify, save and hold harmless each Agent-Related Person, each other Guaranteed Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Guarantor Document or other Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment

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under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower, any Subsidiary, any owner of Unencumbered Pool Property, or any other Loan Document Party, or any Environmental Liability related in any way to any Borrower, any Subsidiary, any other owner of Unencumbered Pool Property or any other Loan Document Party (provided, however, that no Guarantor shall have any indemnification obligation to an Indemnitee under this subclause (iii) with respect to any property currently or formerly owned or operated by any Loan Party or any Environmental Liability related to any Loan Party if such Indemnitee has any Indebtedness outstanding to such Loan Party outside of any Guarantor Document or other Loan Document and if such Indemnitee’s claim for indemnification arises in connection with such other Indebtedness and not the Indebtedness arising under any Guarantor Document or other Loan Document), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Guaranty or the Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Guaranty, the Credit Agreement or any other Guaranty Document or Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(c) Interest. Any amounts payable to by any Guarantor under this Section 14 or otherwise under this Guaranty if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

(d) Payment. All amounts due under this Section 14 shall be payable within ten Business Days after demand therefor.

(e) Survival. The agreements in this Section 14 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.

SECTION 15 Right of Set-Off. In addition to any rights and remedies of the Administrative Agent, the Swing Line Lender, the L/C Issuer, the Other Agents and the Lenders provided by law, during the existence of any Event of Default, each of the Lenders is authorized at any time and from time to time, without prior notice to any Guarantor, any such notice being waived by such Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other

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indebtedness at any time owing by, such Lender to or for the credit or the account of such Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Guaranty or any other Guarantor Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each of the Lenders agrees (by its acceptance hereof) promptly to notify such Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 16 Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Guarantor makes a payment to any Guaranteed Party, or any Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 17 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Indemnitee specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantors, and such obligations shall be limited to those expressly stated herein.

SECTION 18 Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.

(b) Assignment. Except to the extent otherwise provided in the Credit Agreement, no Guarantor shall have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by any Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment,

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transfer or grant of a participation by such Lender in accordance with Section 10.07 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the participant, to the extent such participant has been disclosed to the Borrowers in accordance with Section 10.07(d) of the Credit Agreement, shall be deemed to have a right of setoff under Section 15 in respect of its participation to the same extent as if it were such “Guaranteed Party.”

SECTION 19 Governing Law and Jurisdiction.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c) Each Guarantor hereby irrevocably appoints the OP Borrower, with an office as listed in Schedule 10.02 of the Credit Agreement, as its authorized agent (in such capacity, the “Process Agent”) with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Guaranty and the other Guarantor Documents in any of the courts in and of the State of California. Such service may be made by mailing or delivering a copy of such process to each Guarantor in care of the Process Agent at the Process Agent’s address and such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to such Guarantor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, such Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Guarantor at its address specified on the signature page hereof. If for any reason the OP Borrower shall cease to act as Process Agent, such Guarantor shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of California and acceptable to the Administrative Agent.

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(d) Nothing in this Section 19 shall affect the right of the Guaranteed Parties to serve legal process in any other manner permitted by law or limit the right of the Guaranteed Parties to bring any action or proceeding against any Guarantor or its property in the courts of other jurisdictions.

SECTION 20 Waiver of Jury Trial. EACH GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE GUARANTOR DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THE GUARANTOR DOCUMENTS, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 21 Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire agreement of the Guarantors with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and, unless otherwise provided in the Credit Agreement, shall not be amended except by written agreement of the Guarantors, the Administrative Agent and the Required Lenders. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent and the Required Lenders, or the Administrative Agent (with the written consent of the Required Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 22 Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 23 Confidentiality. By its acceptance hereof, each Guaranteed Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed

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to keep such Information confidential); (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to the Credit Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Guaranty or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower, any Guarantor and their respective obligations; (g) with the consent of the applicable Guarantor; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to a Guaranteed Party on a nonconfidential basis from a source other than any Borrower or any Guarantor; provided that such source is not bound by a confidentiality agreement with any Loan Party. For purposes of this Section, “Information” means all information received from any Guarantor relating to such Guarantor, any of its Subsidiaries or Affiliates or any of their respective businesses, other than any such information that is available to a Guaranteed Party on a nonconfidential basis prior to disclosure by such Guarantor or any other Loan Document Party, provided that, in the case of information received from such Guarantor or any other Loan Document Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the “tax treatment” and “tax structure” of the transactions contemplated by this Guaranty and (ii) each Guaranteed Party (and each of its employees, representatives, or other agents) may disclose without limitation of any kind, any information with respect to the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any such Guaranteed Party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Guaranteed Obligations and transactions contemplated hereby, and provided further, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated hereby, including a confidential communication with its attorney or a confidential communication with a federally authorized practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

SECTION 24 Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty, as of the date first above written.

CATELLUS DEVELOPMENT CORPORATION

By:
Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

Address: 201 Mission Street, 2nd Floor San Francisco, CA 94105 Attn.: William M. Lau, Vice President Finance and Treasurer Phone No. 415.974-3809 Fax No. 415.974-4502 Email: William_lau@catellus.com

CATELLUS LAND AND DEVELOPMENT CORPORATION

By:
Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

Address:

c/o Catellus Development Corporation

201 Mission Street, 2nd Floor

San Francisco, CA 94105

Attn.: William M. Lau, Vice President Finance

and Treasurer

Phone No. 415.974-3809

Fax No. 415.974-4502

Email: William_lau@catellus.com

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PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of September 15, 2003, is made between each Pledgor named in the signature pages hereof (each a “Pledgor” and, collectively, the “Pledgors”), and Bank of America, N.A., a national banking association, as administrative agent for the Lenders, L/C Issuer and Swing Line Lender referred to below (in such capacity, the “Administrative Agent”) for the benefit of itself and for the ratable benefit of the L/C Issuer, the Swing Line Lender, Fleet National Bank, as Syndication Agent, Bank One, NA, as Documentation Agent, Wells Fargo Bank, National Association, as Managing Agent, Union Bank of California, N.A., as Managing Agent (Syndication Agent, Documentation Agent and Managing Agents, collectively, the “Other Agents”), and the Lenders.

Catellus Development Corporation, a Delaware corporation, and its permitted successors and assigns, as a borrower (the “OP Borrower or “Pre-REIT Conversion Borrower”), Catellus Land and Development Corporation, a Delaware corporation, as a borrower (the “TRS Borrower,” and together with the OP Borrower, each a “Borrower” and together, the “Borrowers”) certain financial institutions as lenders (the “Lenders”), the Other Agents, Bank of America, N.A., as issuer of letters of credit for the account of the Borrowers (in such capacity, the “L/C Issuer”), Bank of America, N.A., as swing line lender (in such capacity, the “Swing Line Lender”) and the Administrative Agent, are parties to a Credit Agreement dated as of September 15, 2003 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”). It is a condition precedent to the honor of any Request for Credit Extension under the Credit Agreement that each Pledgor enter into this Pledge Agreement and grant to the Administrative Agent, for itself and for the ratable benefit of the L/C Issuer, the Swing Line Lender, the Other Agents and the Lenders, the security interests hereinafter provided to secure the Secured Obligations (as defined below).

NOW THEREFORE, to induce the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Other Agents and the Lenders to enter into the Credit Agreement, and in consideration thereof, each Pledgor hereby agrees as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Pledge Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Pledge Agreement (including in the recitals hereof), the following terms shall have the following meanings:

“Additional Pledged Collateral” means the Additional Pledged Debt Collateral, the Additional Pledged LLC Collateral, the Additional Pledged Partnership Collateral and the Additional Pledged Stock Collateral.

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Pledge Agreement

“Additional Pledged Debt Collateral” means any and all (i) additional Notes Receivable required to be pledged to the Administrative Agent pursuant to the Credit Agreement, (ii) securities, property, interest and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Debt, and (iii) cash and non-cash proceeds and supporting obligations of or with respect to the Pledged Debt, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Pledgor.

“Additional Pledged LLC Collateral” means any and all interest in (a) any and all additional interests in any limited liability company owned by any Pledgor that is a Pledged Subsidiary hereafter acquired by such Pledgor, including any additional membership interests in any such Pledged Subsidiary, any and all of such Pledgor’s other additional rights and interests in and to such Pledged Subsidiary and any and all of such Pledgor’s rights to and interests in any proceeds and distributions under or pursuant to any Operating Agreements of or with respect to such Pledged Subsidiary or otherwise, including (i) all rights of such Pledgor to receive moneys in repayment of loans made to such Pledged Subsidiary pursuant to any Operating Agreements or otherwise, (ii) all rights of such Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged LLC Interests in such Pledged Subsidiary, (iii) all claims of such Pledgor for damages arising out of or for breach of or default or misrepresentation under any Operating Agreements or any documents, instruments or opinions delivered pursuant thereto, (iv) any right of such Pledgor to terminate any Operating Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (v) all rights of such Pledgor to vote and give appraisals, consents, decisions and directions and exercise any other similar rights with respect to any lawful action of such Pledged Subsidiary; and (b) to the extent not included in the foregoing, all cash and non-cash proceeds and supporting obligations of or with respect to the Pledged LLC Interests in such Pledged Subsidiary and any such Additional Pledged LLC Collateral, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, such Pledgor.

“Additional Pledged Partnership Collateral” means any and all interests in (a) any and all additional interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Pledgor that is a Pledged Subsidiary hereafter acquired by such Pledgor, any and all of such Pledgor’s other additional rights and interests in and to such Pledged Subsidiary and any and all of such Pledgor’s rights to and interests in any proceeds and distributions under or pursuant to the Partnership Agreement relating to the Pledged Partnership Interests in such Pledged Subsidiary or otherwise, including (i) all rights of such Pledgor to receive moneys in repayment of loans made to such Pledged Subsidiary pursuant to such Partnership Agreement or otherwise, (ii) all rights of such Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Partnership Interests in such Pledged Subsidiary, (iii) all claims of such Pledgor for damages arising out of or for breach of or default or misrepresentation under such Partnership Agreement or any documents, instruments or opinions delivered pursuant thereto, (iv) any right of such Pledgor to terminate such Partnership Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (v) all rights of such Pledgor to vote and give appraisals, consents, decisions and directions and exercise any other similar rights with respect to any lawful

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Pledge Agreement

action of such Pledged Subsidiary; and (b) to the extent not included in the foregoing, all cash and non-cash proceeds and supporting obligations of or with respect to the Pledged Partnership Interests in such Pledged Subsidiary and any such Additional Pledged Partnership Collateral, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, such Pledgor.

“Additional Pledged Stock Collateral” means any and all (i) additional capital stock or other equity securities issued by, or interests in, any Pledged Subsidiary hereafter acquired by any Pledgor, (ii) warrants, options or other rights entitling such Pledgor to acquire any interest in capital stock or other equity securities of or other equity interests in such Pledged Subsidiary, (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares of such Pledged Subsidiary or such additional capital stock or other equity securities or other interests in such Pledged Subsidiary, and (iv) cash and non-cash proceeds and supporting obligations of or with respect to the Pledged Shares of such Pledged Subsidiary and any such Additional Pledged Stock Collateral, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, such Pledgor.

“Exchange Act” means the Securities Exchange Act of 1934 (as amended).

“Notes Receivable” means any negotiable instrument or other writing that evidences a right to the payment of a monetary obligation and that is not itself a security agreement or a lease and that is of a type that, in the ordinary course of business, is transferred by delivery by an endorsement or assignment.

“Operating Agreement” means each operating or similar agreement to which any Pledgor is a party with respect to any Pledged LLC Interests.

“Partnership Agreement” means each limited partnership agreement, general partnership agreement or other partnership agreement to which any Pledgor is a party with respect to any Pledged Partnership Interests.

“Pledged Collateral” has the meaning set forth in Section 2(a).

“Pledged Debt” means all Notes Receivable pledged by any Pledgor hereunder required to be pledged to the Administrative Agent under the Credit Agreement, including the Notes Receivable identified on Schedule 1 (as amended or supplemented from time to time).

“Pledged Equity Interests” means the Pledged LLC Interests, the Pledged Partnership Interests and the Pledged Shares.

“Pledged LLC Interests” means all interests in any limited liability company owned by any Pledgor that is a Pledged Subsidiary, including the interests in each limited liability company identified on Schedule 1 (as amended or supplemented from time to time).

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Pledge Agreement

“Pledged Partnership Interests” means all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Pledgor that is a Pledged Subsidiary, including the interests in each general partnership, limited partnership, limited liability partnership and other partnership identified on Schedule 1 (as amended or supplemented from time to time).

“Pledged Shares” means all of the issued and outstanding shares of the capital stock, whether certificated or uncertificated, of any Pledged Subsidiary owned by any Pledgor, including all shares of capital stock identified on Schedule 1 (as amended or supplemented from time to time).

“Pledged Subsidiary” means each Material Subsidiary and each Subsidiary that is the owner of Unencumbered Pool Property, subject to the limitations contained in Section 6.12(c) of the Credit Agreement), including each such Subsidiary identified on Schedule 1 (as amended or supplemented from time to time).

“Secured Obligations” means the indebtedness, liabilities and other obligations of the Borrowers, the Guarantors, the other Pledgors and each other Loan Document Party to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Other Agents and the Lenders under or in connection with the Credit Agreement, the Notes, the Letters of Credit, each Guaranty, each Pledge Agreement and the other Loan Documents, including all unpaid principal of the Loans, all amounts owing in respect of the L/C Obligations, all interest accrued thereon, all fees due under the Credit Agreement, all amounts due under each Guaranty, Pledge Agreement and other Loan Document, and all other amounts payable by each Borrower, each Guarantor and each other Pledgor to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Other Agents and the Lenders thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against any Borrower, any Guarantor or any other Pledgor of any proceeding under any Debtor Relief Laws naming any such Person as the debtor in such proceeding.

“Securities Act” means the Securities Act of 1933 (as amended).

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Pledge Agreement shall have the meanings assigned to them in the UCC.

(d) Interpretation. The rules of interpretation set forth in Sections 1.02 to 1.07 of the Credit Agreement shall be applicable to this Pledge Agreement and are incorporated herein by this reference.

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Pledge Agreement

SECTION 2 Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, each Pledgor hereby pledges to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders, and hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the Other Agents, L/C Issuer, the Swing Line Lender and the Lenders, a security interest in, all of such Pledgor’s right, title and interest in, to and under (i) the Pledged Debt, the Pledged Equity Interests and the Additional Pledged Collateral and any certificates and instruments now or hereafter representing the Pledged Debt, the Pledged Equity Interests and the Additional Pledged Collateral, (ii) all rights, interests and claims with respect to the Pledged Debt, the Pledged Equity Interests and Additional Pledged Collateral, including under any and all Partnership Agreements, Operating Agreements and other related agreements, instruments and other documents, and (iii) all books, records and other documentation of such Pledgor related to the Pledged Debt, the Pledged Equity Interests and Additional Pledged Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the “Pledged Collateral”).

(b) Delivery of Pledged Debt and Pledged Equity Interests; Certificates. Each Pledgor hereby agrees to deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, all instruments evidencing the Pledged Debt and any certificates representing the Pledged Equity Interests (to the extent certificated), which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. Each Pledgor shall (i)(A) deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, a consent from each member, manager or partner or other Person where such consent is required as a condition for the admission of any transferee (including the Administrative Agent) as member or partner to an applicable Pledged Subsidiary as a result of the exercise by the Administrative Agent of any remedy hereunder or under applicable law, and (B) covenant that any new member, manager or partner or other Person of an applicable Pledged Subsidiary shall deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, its respective consent allowing the admission of any transferee (including the Administrative Agent) as member or partner to such Pledged Subsidiary as a result of the exercise by the Administrative Agent of any remedy hereunder or under applicable law, or (ii) take all actions necessary to cause each Operating Agreement relating to Pledged LLC Interests, and each Partnership Agreement relating to any Pledged Partnership Interests, to provide specifically at all times that no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of the applicable Pledged Subsidiary of any transferee (including the Administrative Agent) that acquires ownership of the Pledged LLC Interests or Pledged Partnership Interest as a result of the exercise by the Administrative Agent of any remedy hereunder or under applicable law.

(c) Additional Pledged Subsidiaries and Pledged Debt. In the event that any Pledgor acquires rights in any Pledged Subsidiary or any interest in any Pledged Debt after the date hereof, it shall deliver to the Administrative Agent a completed pledge supplement, substantially in the form of Annex 1 (the “Pledge Supplement”), together with all schedules

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thereto, reflecting such new Pledged Subsidiary or Pledged Debt, as the case may be. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to any such Pledged Subsidiary or Pledged Debt, as the case may be, immediately upon any Pledgor’s acquisition of rights or interest therein and shall not be affected by the failure of any Pledgor to deliver a Pledge Supplement.

(d) Delivery of Additional Pledged Collateral. If any Pledgor shall become entitled to receive or shall receive any Additional Pledged Collateral, such Pledgor shall accept any such Additional Pledged Collateral as the agent for the Administrative Agent, shall hold it in trust for the Administrative Agent, shall segregate it from other property or funds of such Pledgor, and shall deliver all Additional Pledged Collateral and all certificates (to the extent certificated), instruments and other writings representing such Additional Pledged Collateral forthwith to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall request, to be held by the Administrative Agent subject to the terms hereof, as part of the Pledged Collateral.

(e) Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral of any Pledgor cannot be delivered to or for the account of the Administrative Agent as provided in subsections (b) and (d), such Pledgor shall promptly take such other steps as shall be requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders pursuant to the UCC (provided, however, subject to Section 5(d) hereof, no Pledgor shall be required to issue certificated Pledged Equity Interests in exchange for uncertificated Pledged Equity Interests as long as the Administrative Agent can perfect its security interest by the filing of a financing statement under the UCC). To the extent practicable, such Pledgor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in subsections (b) and (d) other than uncertificated Pledged Equity Interests.

(f) Financing Statements and Other Action. Each Pledgor shall execute and deliver to the Administrative Agent concurrently with the execution of this Pledge Agreement, and each Pledgor hereby authorizes the Administrative Agent to file (with or without such Pledgor’s signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to the Administrative Agent, and take all other action, as the Administrative Agent may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of the Administrative Agent in the Pledged Collateral and to accomplish the purposes of this Pledge Agreement; provided that no financing statements shall be required to be filed with respect to any Pledged Collateral constituting Notes Receivable as long as the original

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instruments evidencing such Pledged Collateral, accompanied by duly executed instruments of transfer, are delivered to the Administrative Agent. Without limiting the generality of the foregoing, each Pledgor ratifies and authorizes the filing by the Administrative Agent of any financing statements covering the Pledged Collateral filed prior to the date hereof. Each Pledgor shall cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Pledged Collateral consisting of investment property. Each Pledgor shall join with the Administrative Agent in notifying any third party who has possession of any Pledged Collateral of the Administrative Agent’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Pledged Collateral for the benefit of the Administrative Agent.

(g) Continuing Security Interest. Each Pledgor agrees that this Pledge Agreement shall create a continuing security interest in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 24.

(h) Limited Recourse to Pledgors. Except as may be otherwise provided in any separate Loan Document or other agreement executed by any Pledgor, the liability of any Pledgor hereunder with respect to the Secured Obligations (but not under any other Loan Document to which such Pledgor may be a party) shall be limited to the Pledged Collateral. The recourse of the Administrative Agent, the Other Agents and the Lenders against any Pledgor hereunder with respect to the Secured Obligations (but not under any other Loan Document to which such Pledgor may be a party) shall be limited to the Pledged Collateral, and such Pledgor shall have no personal liability hereunder with respect to the Secured Obligations; provided, however, that such Pledgor shall have personal liability to the Administrative Agent, the Other Agents and the Lenders for (i) any damages, costs or other expense suffered by the Administrative Agent, the Other Agents, the L/C Issuer or the Lenders as a result of the lack of authenticity or genuineness of the Pledged Collateral delivered to the Administrative Agent hereunder or the failure of such Pledgor to deliver Pledged Collateral hereunder; (ii) the payment of expenses under Section 13(a) or under any other Loan Documents to which it is a party; (iii) the breach of any representation, warranty or other covenant contained herein or made in connection herewith or failure otherwise to perform its obligations hereunder or under any other Loan Documents to which it is a party (including any indemnity obligations); or (iv) any obligations under any other Loan Document to which such Pledgor is a party.

SECTION 3 Representations and Warranties. Each Pledgor represents and warrants to the Other Agents, L/C Issuer, the Swing Line Lender, each Lender and the Administrative Agent as follows:

(a) Existence, Power and Authority. Each Pledgor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Pledge Agreement.

(b) Authorization. The execution, delivery and performance by each Pledgor of this Pledge Agreement have been duly authorized by all necessary action of such Pledgor, and this Pledge Agreement constitutes the legal, valid and binding obligation of such Pledgor,

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enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability.

(c) Filings and Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person (including any party to any shareholders agreement, Partnership Agreement or Operating Agreement), is required for the due execution, delivery or performance by any Pledgor of this Pledge Agreement, other than such filings or actions contemplated under the Loan Documents in connection with the pledging of the security interests.

(d) Valid Issuance of Pledged Collateral. All the Pledged Equity Interests have been, and upon issuance any Additional Pledged Collateral will be, duly and validly issued, and are and will be fully paid and non-assessable.

(e) Ownership of Pledged Collateral. With respect to the Pledged Debt and the Pledged Equity Interests of any Pledgor such Pledgor is, and with respect to any Additional Pledged Collateral such Pledgor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Pledge Agreement.

(f) Capitalization of the Pledged Subsidiaries. The Pledged Equity Interests constitute the percentage of the issued and outstanding shares of capital stock and other ownership interests of each Pledged Subsidiary as is disclosed on Schedule 1 (as amended or supplemented from time to time).

(g) Options, Warrants, Etc. No securities convertible into or exchangeable for any shares of capital stock or other ownership interests of the Pledged Subsidiaries, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock or other ownership interests of the Pledged Subsidiaries, are issued and outstanding, other than as disclosed on Schedule 1 (as amended or supplemented from time to time).

(h) Transfer Restrictions. There are no restrictions on the transferability of the Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, other than as disclosed on Schedule 1 (as amended or supplemented from time to time).

(i) Shareholders Agreements. There are no shareholders, partners or members agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral, other than as disclosed on Schedule 1 (as amended or supplemented from time to time).

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(j) No Violation of Securities Laws. None of the Pledged Equity Interests has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

(k) Location of Chief Executive Office. Each Pledgor’s chief executive office and principal place of business, and all books and records of such Pledgor concerning the Pledged Collateral, are located at its address set forth in this Pledge Agreement; such Pledgor’s jurisdiction of organization is as set forth in Schedule 1 (as amended or supplemented from time to time); and such Pledgor’s exact legal name as of the date hereof is as set forth on the signature pages of this Pledge Agreement.

(l) Other Financing Statements. Other than (i) financing statements disclosed to the Administrative Agent and (ii) financing statements in favor of the Administrative Agent on behalf of the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders, no effective financing statement naming any Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

(m) Enforceability; Priority of Security Interest. This Pledge Agreement (i) creates an enforceable perfected and first priority security interest in and pledge of the Pledged Collateral upon delivery thereof pursuant to Section 2(b), and (ii) will create an enforceable perfected and first priority security interest in and pledge of the Additional Pledged Collateral upon delivery thereof pursuant to Section 2(d) (or upon the taking of such other action with respect thereto as may be requested by the Administrative Agent pursuant to Section 2(e) or the making of the filings contemplated under Section 2(f)), in each case securing the payment and performance of the Secured Obligations.

(n) Control Agreements. No control agreements exist with respect to any Pledged Collateral other than control agreements in favor of the Administrative Agent.

(o) Partnership Agreements and Operating Agreements. Each Partnership Agreement and each Operating Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified (except as so disclosed to the Administrative Agent), and is in full force and effect in accordance with its terms. To the best knowledge of each Pledgor, there exists no material violation or material default under any Partnership Agreement or Operating Agreement by such Pledgor or the other parties thereto.

(p) Pledged Debt. To each Pledgor’s knowledge, (i) all of the respective Pledged Debt is the legal, valid and binding obligation of the obligors thereof and (ii), except as otherwise disclosed to the Administrative Agent in writing, is not in default or subject to any adverse claims, counterclaims, setoffs, disputes, defenses, discounts, retainages or holdbacks, and no Pledgor has assigned any of its rights in respect of the Pledged Debt except as provided in this Pledge Agreement.

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Each Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral by it hereunder.

SECTION 4 Covenants. So long as any of the Secured Obligations remain unsatisfied or any Lender shall have any Commitment, each Pledgor agrees that:

(a) Defense of Pledged Collateral. Each Pledgor shall, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of the Administrative Agent therein and the pledge to the Administrative Agent thereof.

(b) Preservation of Collateral. Each Pledgor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral.

(c) Compliance with Laws, Etc. Each Pledgor shall comply with all laws, regulations and ordinances relating in a material way to the possession, maintenance and control of the Pledged Collateral other than as is not reasonably expected to have a Material Adverse Effect.

(d) Location of Books and Chief Executive Office. Each Pledgor shall: (i) keep all books and records pertaining to the Pledged Collateral at the respective location for such Pledgor set forth in Section 3(k); and (ii) give at least 30 days’ prior written notice to the Administrative Agent of (A) any changes in any such location where such Pledgor’s books and records pertaining to the Pledged Collateral are kept, or (B) any change in the location of such Pledgor’s chief executive office or principal place of business.

(e) Change in Name, Identity or Structure. Each Pledgor shall give at least 30 days’ prior written notice to the Administrative Agent of: (i) any change in its name; (ii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (iii) any change in its registration as an organization (or any new such registration); and (iv) any change in its jurisdiction of organization. No Pledgor shall change its jurisdiction of organization to a jurisdiction outside of the United States.

(f) Disposition of Pledged Collateral. No Pledgor shall surrender or lose possession of (other than to the Administrative Agent or, with the prior consent of the Administrative Agent, to a depositary or financial intermediary), exchange, sell, convey, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein, other than as permitted under the Credit Agreement.

(g) Liens. No Pledgor shall create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to the Administrative Agent created by this Pledge Agreement.

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(h) Shareholders Agreements. No Pledgor shall enter into any shareholders, partners or members agreement, voting trust, proxy agreement or other agreement or understanding after the date hereof which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

(i) Issuance of Additional Shares. No Pledgor shall consent to or approve, or allow any Pledged Subsidiary to consent to or approve, the issuance to any Person of any additional shares of any class of capital stock or other ownership interests of such Pledged Subsidiary, or of any securities convertible into or exchangeable for any such shares or other ownership interests, or any warrants, options or other rights to purchase or otherwise acquire any such shares or other ownership interests, except as permitted under the Credit Agreement.

(j) Notices. Each Pledgor shall deliver promptly to the Administrative Agent all reports and notices received by such Pledgor from the Pledged Subsidiaries in respect of any Material Adverse Effect relating to the Pledged Collateral.

(k) Securities Accounts. Each Pledgor shall give the Administrative Agent immediate notice of the establishment of (or any change in or to) any securities account pertaining to any Pledged Collateral.

(l) Compliance With Partnership Agreements, Operating Agreements and Shareholders Agreements; Enforcement. Each Pledgor shall comply with all of its obligations under any Partnership Agreement, Operating Agreement or shareholders agreement relating to any Pledged Equity Interests and shall enforce all of its rights with respect to any Pledged Equity Interests. Each Pledgor shall enforce all of its rights with respect to any Pledged Debt in accordance with such Pledgor’s Ordinary Course of Business.

(m) Amendments to Partnership Agreements, Operating Agreements or Organization Documents. No Pledgor shall vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any Partnership Agreement, Operating Agreement or Organization Documents in any way that materially changes the rights of such Pledgor with respect to any Pledged Equity Interests in a manner adverse to the Administrative Agent or the Lenders or that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.

(n) Pledged Debt. Each Pledgor (i) shall with such frequency as the Administrative Agent may reasonably require, furnish to the Administrative Agent full and complete reports, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the outstanding balances of the Pledged Debt; (ii) shall promptly notify the Administrative Agent of any defaults in respect of the Pledged Debt following a Responsible Officer’s knowledge thereof; (iii) upon the request of the Administrative Agent (A) at any time, shall notify all or any designated portion of the obligors on the Pledged Debt of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, shall notify the obligors on the Pledged Debt or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; (iv) subject to the following clauses, shall diligently

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collect all amounts due or to become due on or with respect to the Pledged Debt; (v) with respect to any of the Intercompany Notes Receivable, shall not forgive, waive any default under, grant any extension of the time for payment or enter into any agreement to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount of, any of such Intercompany Notes Receivable; and (vi) with respect to any of the Pledged Debt (other than the Intercompany Notes Receivable), during the continuance of an Event of Default, shall not forgive, waive any default under, grant any extension of the time for payment or enter into any agreement to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount of, any of such Pledged Debt.

(o) Further Assurances. Each Pledgor shall promptly, upon the written request from time to time of the Administrative Agent, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to carry out the purposes of this Pledge Agreement.

SECTION 5 Administration of the Pledged Collateral.

(a) Distributions and Voting Prior to an Event of Default. Unless an Event of Default shall exist: (i) each Pledgor shall be entitled to receive and retain for its own account any interest, cash dividend on or other cash or asset distribution, if any, in respect of the Pledged Collateral, to the extent consistent with the Loan Documents; and (ii) each Pledgor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Pledged Subsidiaries to the same extent as such Pledgor would if the Pledged Collateral were not pledged to the Administrative Agent pursuant to this Pledge Agreement; provided, however, that no Pledgor shall be entitled to receive (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of the Pledged Subsidiaries or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving the Pledged Subsidiaries except, in each case, to the extent otherwise permitted under the Credit Agreement; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of impairing the position or interest of the Administrative Agent in respect of the Pledged Collateral or which would adversely alter such Pledgor’s voting rights with respect to the stock of or other ownership interests in the Pledged Subsidiaries or any Pledgor’s rights to control or otherwise direct the affairs of the Pledged Subsidiaries or be inconsistent with or violate any provision of this Pledge Agreement, the Credit Agreement, any Guaranty or any other Loan Document. If applicable, a Pledgor shall be deemed the beneficial owner of all Pledged Collateral of such Pledgor for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the applicable Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (a) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (a).

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(b) General Authority upon an Event of Default. Upon and after the occurrence and during the continuance of any Event of Default:

(i) the Administrative Agent shall be entitled to receive all interest, distributions and payments of any nature with respect to the Pledged Collateral, to be held by the Administrative Agent as part of the Pledged Collateral;

(ii) the Administrative Agent shall have the right following prior written notice to any Pledgor to vote or consent to take any action with respect to the Pledged Collateral of such Pledgor and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such Pledged Collateral as if the Administrative Agent were the absolute owner thereof; and

(iii) the Administrative Agent shall have the right, for and in the name, place and stead of any Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral of such Pledgor, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to any Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as the Administrative Agent may deem necessary or desirable to protect, collect, realize upon and preserve any Pledged Collateral, to enforce the Administrative Agent’s rights with respect to any Pledged Collateral and to accomplish the purposes of this Pledge Agreement.

(c) Distributions to Be Held for Administrative Agent. Interest, distributions and other payments which are received by any Pledgor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor, and be forthwith paid over or delivered to the Administrative Agent in the same form as so received.

(d) Certain Other Administrative Matters. During the continuance of an Event of Default, the Administrative Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). During the continuance of an Event of Default, the Administrative Agent shall have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Pledge Agreement.

(e) Appointment of Administrative Agent as Attorney-in-Fact. For the purpose of enabling the Administrative Agent to exercise its rights under this Section 5 or otherwise in connection with this Pledge Agreement, each Pledgor hereby (i) constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers, employees or agents designated by the Administrative Agent) its true and lawful attorney-in-fact, with full power and authority during the continuance of an Event of Default to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things

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for and on behalf of such Pledgor, which the Administrative Agent may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce the Administrative Agent’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, (ii) revokes all previous proxies with regard to the Pledged Collateral, and (iii) appoints the Administrative Agent as its proxyholder, to be exercised during the existence of an Event of Default with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders, partners or members of the Pledged Subsidiaries held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Secured Obligations have not been paid and performed in full. Such Pledgor hereby ratifies, to the extent permitted by law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.

(f) Partnership Agreements and Operating Agreements. Anything herein to the contrary notwithstanding, (i) each Pledgor shall remain liable under all Partnership Agreements and Operating Agreements to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Pledge Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights hereunder shall not release such Pledgor from any of its duties and obligations under all Partnership Agreements and Operating Agreements, and (iii) the Administrative Agent shall not have any obligation or liability under any Partnership Agreement or Operating Agreement by reason of this Pledge Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of such Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 6 Administrative Agent Performance of Pledgor Obligations. After demand, the Administrative Agent may perform or pay any obligation which any Pledgor has agreed to perform or pay under or in connection with this Pledge Agreement (but has so failed to perform following the foregoing demand), and such Pledgor shall reimburse the Administrative Agent within ten Business Days following demand for any amounts paid by the Administrative Agent pursuant to this Section 6.

SECTION 7 Administrative Agent’s Duties. Notwithstanding any provision contained in this Pledge Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Pledgor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent agrees that it shall upon request promptly deliver any Pledged Debt to the Pledgor thereof where any instrument representing such Pledged Debt is required to be presented in connection with the administration thereof (or any amendment or modification thereof not prohibited hereunder), including without limitation in connection with the making and receipt of payments under such Pledged Debt.

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SECTION 8 Remedies.

(a) Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Pledge Agreement, the Credit Agreement, each Guaranty or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, each Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as the Administrative Agent shall determine; provided, however, that such Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent. The Administrative Agent shall give each Pledgor such notice of any private or public sales as may be required by the UCC or other applicable law. Each Pledgor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. The Administrative Agent and each of the Lenders shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption each Pledgor hereby releases to the extent permitted by law.

(b) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under the Letters of Credit) at such time as there may exist an Event of Default, the Administrative Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Pledged Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose (as to which each Pledgor hereby grants a security interest and which shall constitute part of the Pledged Collateral hereunder) until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and each Pledgor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Pledged Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. Each Pledgor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Pledgor shall not have any right of withdrawal with respect to such funds. Accordingly, such Pledgor irrevocably waives until the termination of this Pledge Agreement in accordance with Section 24 the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.

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(c) Application of Proceeds. Subject to subsection (b), the cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts of the Pledged Collateral (including any cash contained in the Pledged Collateral) the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to each Pledgor entitled thereto or otherwise disposed of in accordance with the UCC or other applicable law. The Pledgors (to the extent of their liability as obligors with respect to the Secured Obligations) shall remain liable to the Administrative Agent , the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

SECTION 9 Registration Rights.

(a) Registration of Pledged Collateral. If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 8, and if the Administrative Agent shall determine that it is necessary or advisable to have the Pledged Collateral consisting of Pledged Equity Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, each Pledgor shall execute and deliver, and shall cause each Pledged Subsidiary and such Pledgor’s and such Pledged Subsidiary’s respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things as may, in the view of the Administrative Agent, be advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the view of the Administrative Agent, are necessary or be necessary or advisable, all in conformity with the requirements of the SEC applicable thereto. Each Pledgor agrees to comply, and to cause each Pledged Subsidiary to comply, with the provisions of the securities or “Blue Sky” laws of any jurisdiction which the Administrative Agent shall designate, and to cause each Pledged Subsidiary to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act. Each Pledgor shall cause to be furnished to the Administrative Agent a copy of each preliminary prospectus and prospectus, shall promptly notify the Administrative Agent of the happening of any event (upon becoming aware thereof) as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances and shall cause the Administrative Agent to be furnished with a copy of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or correct such omission.

(b) No Obligation to Delay Private Sale. The Administrative Agent and the Lenders shall be under no obligation to delay a private sale of any of the Pledged Collateral (as contemplated by subsection (a)) for the period of time necessary to permit the issuer thereof to

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register such Pledged Collateral for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(c) Further Acts. Each Pledgor further agrees to do or to use its reasonable efforts to cause to be done all such other acts and things as may be necessary to make any sales of all or any portion of the Pledged Collateral pursuant to subsections (a) and (b) valid and binding and in compliance with any and all applicable laws (including the Exchange Act), regulations, orders, writs, injunctions, decrees or awards of any and all Governmental Authorities having jurisdiction over any such sale or sales.

(d) Equitable Relief. Each Pledgor acknowledges that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 9 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the provisions of the Credit Agreement.

(e) Costs and Expenses. Each Pledgor shall bear all costs and expenses of carrying out its obligations under this Section 9.

SECTION 10 Certain Waivers.

(a) Each Pledgor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or the Lenders (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Administrative Agent’s , the L/C Issuer’s, the Swing Line Lender’s, any Other Agent’s or any of the Lenders’ power, or (D) except, with respect to any Pledgor that is also a Borrower, such notice as is expressly required to be given to such Borrower under the Loan Documents, to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or the Lenders arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral (other than for gross negligence or willful misconduct).

(b) The Administrative Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. The Administrative Agent may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the

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commercial reasonableness of any sale of the Pledged Collateral. If the Administrative Agent sells any of the Pledged Collateral upon credit, the Pledgors shall be credited only with payments actually made by the purchaser, received by Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, the Administrative Agent may resell the Pledged Collateral and the Pledgors shall be credited with the proceeds of the sale.

(c) Each Pledgor agrees that at any time and from time to time, without notice to or the consent of such Pledgor, without incurring responsibility to such Pledgor, and without impairing or releasing the security interests provided for herein or otherwise impairing the rights of the Administrative Agent hereunder, all as the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or the Lenders may deem advisable: (i) the principal amount of the Secured Obligations may be increased or decreased and additional indebtedness or obligations of the Borrowers under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions or otherwise; (ii) the time, manner, place or terms of any payment under the Loan Documents may be extended or changed, including by an increase or decrease in the interest rate on the Loan Documents or any fee or other amount payable under the Loan Documents, by an amendment, modification or renewal of the Loan Documents or otherwise; (iii) the time for each Borrower’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under the Loan Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or the Lenders may deem proper; (iv) the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or the Lenders may discharge or release, in whole or in part, any guarantor or any other Person liable for the payment and performance of all or any part of the Secured Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Secured Obligations, nor shall the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or any Lender be liable to any Pledgor for any failure to collect or enforce payment of the Secured Obligations or to realize on any other collateral therefor; (v) in addition to the Pledged Collateral, the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Secured Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (vi) the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders may request and accept any guaranties of the Secured Obligations and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and (vii) the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of the Loan Documents and any power of sale) granted by the Loan Documents or other security document or agreement, or otherwise

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available to the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or the Lenders, with respect to the Secured Obligations, any of the Pledged Collateral or other security for any or all of the Secured Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of any Pledgor against any Borrower.

(d) Each Pledgor waives and agrees not to assert: (i) any right to require the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or the Lenders to proceed against any Borrower, any guarantor or any other Person, to proceed against or exhaust any other security held for the Secured Obligations or to pursue any other right, remedy, power or privilege of the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or the Lenders whatsoever; (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Secured Obligations; (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Pledgor or any other Person; (iv) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Pledgor or the right of such Pledgor to proceed against any Borrower or any other obligor of the Secured Obligations for reimbursement; and (v) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties or which may conflict with the terms of this Agreement.

(e) Without limiting the generality of the foregoing, to the fullest extent permitted by law, each Pledgor waives any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Pledge Agreement, including any rights and defenses available to any Pledgor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code and any and all benefits that otherwise might be available to such Pledgor under California Civil Code §§1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726. Accordingly, each Pledgor waives all rights and defenses that such Pledgor may have because the Borrowers’ debt is or may be secured by real property. This means, among other things: (A) the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders may collect from the Pledged Collateral pledged by such Pledgor without first foreclosing on any real or personal property collateral pledged by any Borrower; and (B) if the Administrative Agent forecloses on any real property collateral pledged by any Borrower: (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if that collateral is worth more than the sale price, and (2) the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders may collect from the Pledged Collateral pledged by such Pledgor even if the Administrative Agent, by foreclosing on any Borrower’s real property collateral, has destroyed any right such Pledgor may have to collect from the Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses any Pledgor may have because the Borrowers’ debt is secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

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(f) All rights of the Administrative Agent hereunder, and the obligations of each Pledgor hereunder and the Lien created hereby, shall remain in full force and effect without regard to, and shall not be impaired or affected by, (i) any insolvency or bankruptcy, liquidation, winding up or dissolution of any Borrower, such Pledgor or any other Person; (ii) any limitation, discharge, or cessation of the liability of any Borrower, such Pledgor or any other Person for any Secured Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Secured Obligations or the Loan Documents; (iii) any assignment or other transfer, in whole or in part, of the Administrative Agent’s, any Other Agent’s, the L/C Issuer’s, the Swing Line Lender’s or any Lender’s interests in and rights hereunder or in respect of the Loan Documents; (iv) any claim, defense, counterclaim or setoff, other than that of prior performance, that any Borrower, any Pledgor, or any other Person may have or assert; or (v) the Administrative Agent’s, any Other Agent’s, the L/C Issuer’s, the Swing Line Lender’s or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or insolvency case related to the Secured Obligations.

(g) Each Pledgor waives any and all notice of the creation, renewal, modification, extension or accrual of the Secured Obligations. The Secured Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Pledge Agreement. Each Pledgor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon any Borrower, such Pledgor or any other Person with respect to the Secured Obligations; provided that such waiver is limited to such Pledgor in its capacity as a Pledgor hereunder and not in its capacity as a Borrower (if such Pledgor is a Borrower).

(h) No Pledgor shall have any right to require the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or any of the Lenders to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrowers or the ability of the Borrowers to pay and perform the Secured Obligations; (ii) the Secured Obligations; (iii) other security for any or all of the Secured Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Secured Obligations; (v) any action or inaction on the part of the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender, any Lender or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

(i) Until the Secured Obligations shall be satisfied in full, no Pledgor shall have, and no Pledgor shall directly or indirectly exercise, (A) any rights that it may acquire by way of subrogation under or in respect of this Agreement or otherwise, or (B) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Agreement.

SECTION 11 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement, each Guaranty, and/or the signature page hereof, as applicable. All such notices and communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered

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by facsimile, when sent and receipt has been confirmed by telephone, when delivered; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of the final sentence of this Section 11), when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, and to distribute documents for execution by the parties thereto, and may not be used for any other purpose.

SECTION 12 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Pledge Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or any Lender.

SECTION 13 Costs and Expenses; Indemnification; Other Charges.

(a) Costs and Expenses. Each Pledgor jointly and severally agrees to pay on demand:

(i) the out-of-pocket costs and expenses of the Administrative Agent, and the Administrative Agent’s reasonable Attorney Costs, in connection with the negotiation, preparation, execution, delivery and administration of this Pledge Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Pledged Collateral;

(ii) all appraisal (including the allocated cost of internal appraisal services), survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Administrative Agent or, during an Event of Default, any Lender, in connection with this Pledge Agreement or the Pledged Collateral; and

(iii) all costs and expenses of the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders, including Attorney Costs, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interest under, this Pledge Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including any and all losses, costs and expenses sustained by the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and any Lender as a result of any failure by any Pledgor to perform or observe its obligations contained herein.

(b) Indemnification. Each Pledgor shall jointly and severally indemnify, defend and hold the Agent-Related Persons, and each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the

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“Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of this Pledge Agreement or other Loan Document to which such Pledgor is a party or any other agreement, letter or instrument delivered by such Pledgor in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto, including caused by, arising out of or by reason of any alleged untrue statement of a material fact regarding such Pledgor contained in any registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto) contemplated by Section 9(a), or any alleged omission by such Pledgor to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are caused by, arise solely out of or by reason of any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Administrative Agent or any Lender (including information supplied by the Administrative Agent or any Lender) (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. If and to the extent that the foregoing indemnification is for any reason held unenforceable as to any Pledgor, such Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Pledge Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Pledge Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(c) Other Charges. Each Pledgor jointly and severally agrees to indemnify the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and each of the Lenders against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Pledge Agreement.

(d) Interest. Any amounts payable to the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender or any Lender under this Section 13 or otherwise

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under this Pledge Agreement if not paid upon demand shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

(e) Payment. Any and all amounts due under this Section 13 shall be payable within ten Business Days after demand therefor.

(f) Survival. The agreements in this Section 13 shall survive the termination of the Commitments and repayment of all Secured Obligations.

SECTION 14 Binding Effect. This Pledge Agreement shall be binding upon, inure to the benefit of and be enforceable by the Pledgors, the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and each Lender and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Pledge Agreement.

SECTION 15 Governing Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA, PROVIDED THAT THE ADMINISTRATIVE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 16 Forum Selection and Consent to Jurisdiction.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, EACH OF THE PLEDGORS AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PLEDGORS AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH PLEDGOR AND THE ADMINISTRATIVE AGENT EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

(b) Each Pledgor hereby irrevocably appoints the OP Borrower, with an office as listed in Schedule 10.02 of the Credit Agreement, as its authorized agent (in such capacity, the

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“Process Agent”) with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Pledge Agreement in any of the courts in and of the State of California. Such service may be made by mailing or delivering a copy of such process to each Pledgor in care of the Process Agent at the Process Agent’s address and such Pledgor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to such Pledgor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, such Pledgor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Pledgor at its address specified on the signature page hereof. If for any reason the OP Borrower shall cease to act as Process Agent, such Pledgor shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of California and acceptable to the Administrative Agent.

(c) Nothing in this Section 16 shall affect the right of the Administrative Agent, the Other Agents, the Swing Line Lender, the L/C Issuer and the Lenders to serve legal process in any other manner permitted by law or limit the right of the Administrative Agent, the Other Agents, the Swing Line Lender, the L/C Issuer and the Lenders to bring any action or proceeding against any Pledgor or its property in the courts of other jurisdictions.

SECTION 17 Waiver of Jury Trial. THE PLEDGORS, THE LENDERS (BY THEIR ACCEPTANCE HEREOF) AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PLEDGORS, THE LENDERS (BY THEIR ACCEPTANCE HEREOF) AND THE ADMINISTRATIVE AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS PLEDGE AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PLEDGE AGREEMENT.

SECTION 18 Entire Agreement; Amendment. This Pledge Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

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SECTION 19 Severability. If any provision of this Pledge Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Pledge Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 20 Counterparts. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 21 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.

SECTION 22 No Inconsistent Requirements. Each Pledgor acknowledges that this Pledge Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 23 Future Pledgors. At such time following the date hereof as any Person (an “Acceding Pledgor”) is required to accede hereto pursuant to the terms of Section 6.12 or Section 6.13 of the Credit Agreement, such Acceding Subsidiary shall execute and deliver to the Administrative Agent an accession agreement substantially in the form of Annex 2 (the “Accession Agreement”), together with all schedules thereto, signifying its agreement to be bound by the provisions of this Pledge Agreement as a Pledgor to the same extent as if such Acceding Pledgor had originally executed this Pledge Agreement as of the date hereof.

SECTION 24 Termination. Upon termination of the Commitments of the Lenders, surrender of all Letters of Credit and payment and performance in full of all Secured Obligations, the security interests created under this Pledge Agreement shall terminate and the Administrative Agent shall promptly redeliver to each Pledgor any of the Pledged Collateral in the Administrative Agent’s possession and shall execute and deliver to such Pledgor such documents and instruments reasonably requested by such Pledgor as shall be necessary to evidence termination of all security interests given by such Pledgor to the Administrative Agent hereunder.

[Remainder Of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement, as of the date first above written.

THE PLEDGORS

CATELLUS DEVELOPMENT CORPORATION		PLATO REIT, LLC

By:		By:

Name:	William M. Lau	Name:	William M. Lau
Title:	Vice President, Finance and Treasurer	Title:	Chief Financial Officer and Treasurer

CATO REIT, CO.		VISTA RANGE, LLC

		By:	CATELLUS RESIDENTIAL GROUP, INC., Sole and Managing Member

By:

Name:	William M. Lau
Title:	Chief Financial Officer and Treasurer

By:

Name:	William M. Lau
Title:	Vice President, Finance and Treasurer

SF PACIFIC PROPERTIES INC.		CATELLUS RESIDENTIAL GROUP, INC.

By:		By:

Name:	William M. Lau	Name:	William M. Lau
Title:	Vice President, Finance and Treasurer	Title:	Vice President, Finance and Treasurer

Pledge Agreement Signature Page

The address for notice for Catellus Development Corporation is:

201 Mission Street, 2nd Floor

San Francisco, CA 94105

Attn.: William M. Lau, Vice President Finance and Treasurer

Phone No. 415.974-3809

Fax No. 415.974-4502

Email: William_lau@catellus.com

The address for notice for all of the above Pledgors (except Catellus Development Corporation) is:

c/o Catellus Development Corporation

201 Mission Street, 2nd Floor

San Francisco, CA 94105

Attn.: William M. Lau, Vice President Finance and Treasurer

Phone No. 415.974-3809

Fax No. 415.974-4502

Email: William_lau@catellus.com

Pledge Agreement Signature Page

THE ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

Bank of America, N.A. 901 Main Street, 14th Floor Mail Code: TX1-492-14-05 Dallas, TX 75202-3714 Attn: Donna Kimbrough Tel: 214.209-1569 Fax: 214.290-9436 Email: donna.f.kimbrough@bankofamerica.com

By:

Name: Frank H. Stumpf
Title: Principal

Pledge Agreement Signature Page

SCHEDULE 1

to the Pledge Agreement

PLEDGED EQUITY INTERESTS AND PLEDGED DEBT

1. Pledged LLC Interests. Interests in each limited liability company that is a Material Subsidiary or an owner of Unencumbered Pool Property and required to be pledged under the Credit Agreement as follows:

Pledgor (Jurisdiction of Organization)	Subsidiary	Number of Units	Date of Issuance of Units

None.

2. Pledged Partnership Interests. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a Material Subsidiary or an owner of Unencumbered Pool Property and required to be pledged under the Credit Agreement as follows:

Pledgor (Jurisdiction of Organization)	Subsidiary	Type of Partnership Interest (e.g. general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests
Cato REIT, Co., a Delaware corporation	Santa Fe Bayfront Venture, a California general partnership	General	November 27, 1989	50.51%

Catellus Development Corporation, a Delaware corporation	Santa Fe Bayfront Venture, a California general partnership	General	November 27, 1989	49.49%

Schedule 1-1.

3. Pledged Shares. Capital stock of each Material Subsidiary or an owner of Unencumbered Pool Property being represented by stock certificates and required to be pledged under the Credit Agreement as follows:

Pledgor (Jurisdiction of Organization)	Subsidiary	Certificate No.	Certificate Date	Percentage of Shares
SF Pacific Properties Inc. , a Delaware corporation	Catellus Land and Development Corporation, a Delaware corporation	1	September 2, 2003	100%

Schedule 1-2.

4. Pledged Debt. The following Pledged Debt:

Pledgor (Jurisdiction of Organization)	Obligor	Instrument No. (if any)	Instrument Date	Original Principal Amount
Catellus Residential Group, Inc., a California corporation	Warmington Alameda Assoc., L.P.	N/A	05/08/03	$8,000,000

Plato REIT, LLC, a Delaware limited liability company	Bosa Development California II, Inc.	N/A	08/15/03	$12,375,000

Vista Range, LLC, a Delaware limited liability company	104th Avenue Investment Partners LLC	N/A	06/30/03	$21,247,162

Schedule 1-3.

ANNEX 1

to the Pledge Agreement

FORM OF PLEDGE SUPPLEMENT

To:	BANK OF AMERICA, N.A., as Administrative Agent

Re:

Ladies and Gentlemen:

This Pledge Supplement is made and delivered pursuant to Section 2 of that certain Pledge Agreement dated as of September 15, 2003 (as amended, modified, renewed or extended from time to time, the “Pledge Agreement”), made between each Pledgor named in the signature pages thereof (each a “Pledgor” and collectively, the “Pledgors”), and BANK OF AMERICA, N.A., a national banking association (the “Administrative Agent”). All capitalized terms used in this Pledge Supplement and not otherwise defined herein shall have the meanings assigned to them in either the Pledge Agreement or the Credit Agreement.

The undersigned,                                      [insert name of Pledgor], a                                  [corporation, partnership, limited liability company, etc.], confirms and agrees that all Pledged Collateral of the undersigned, including the property described on the supplemental schedule attached hereto, shall be and become part of the Pledged Collateral and shall secure all Secured Obligations.

Schedule 1 to the Pledge Agreement is hereby amended by adding Schedule 1 attached hereto to the Pledge Agreement.

This Pledge Supplement shall constitute a Loan Document under the Credit Agreement.

THIS PLEDGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

Annex A-1.

IN WITNESS WHEREOF, the undersigned has executed this Pledge Supplement, as of the date first above written.

[PLEDGOR]

c/o

By:
	Title:	Attn.:
Fax No.
Email:

Annex A-2.

SUPPLEMENT TO SCHEDULE 1

to the Pledge Agreement

PLEDGED EQUITY INTERESTS AND PLEDGED DEBT

1. Pledged LLC Interests. Interests in each limited liability company that is a Material Subsidiary or an owner of Unencumbered Pool Property and required to be pledged under the Credit Agreement as follows:

Pledgor (Jurisdiction of Organization)	Subsidiary	Number of Units	Date of Issuance of Units

2. Pledged Partnership Interests. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a Material Subsidiary or an owner of Unencumbered Pool Property and required to be pledged under the Credit Agreement as follows:

Pledgor (Jurisdiction of Organization)	Subsidiary	Type of Partnership Interest (e.g., general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests

3. Pledged Shares. Capital stock of each Material Subsidiary or an owner of Unencumbered Pool Property being represented by stock certificates and required to be pledged under the Credit Agreement as follows:

Pledgor (Jurisdiction of Organization)	Subsidiary	Certificate No.	Certificate Date	No. and Class of Shares

Schedule 1 Supplement -1.

4. Pledged Debt. The following Pledged Debt:

Pledgor (Jurisdiction of Organization)	Obligor	Instrument No. (if any)	Instrument Date	Principal Amount

Schedule 1 Supplement -2.

ANNEX 2

to the Pledge Agreement

FORM OF ACCESSION AGREEMENT

To:	BANK OF AMERICA, N.A., as Administrative Agent

Re:

Ladies and Gentlemen:

This Accession Agreement is made and delivered pursuant to Section 23 of that certain Pledge Agreement dated as of September 15, 2003 (as amended, modified, renewed or extended from time to time, the “Pledge Agreement”), made between each Pledgor named in the signature pages thereof (each a “Pledgor” and collectively, the “Pledgors”), Fleet National Bank, as Syndication Agent, Bank One, N.A., as Documentation Agent, Wells Fargo Bank, N.A., as Managing Agent, Union Bank of California, N.A., as Managing Agent (Syndication Agent, Documentation Agent and Managing Agents, collectively, the “Other Agents”) and Bank Of America, N.A., a national banking association (the “Administrative Agent”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Pledge Agreement or the Credit Agreement.

The undersigned,                                  [insert name of acceding Pledgor], a                              [corporation, partnership, limited liability company, etc.], hereby acknowledges for the benefit of the Administrative Agent, the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders that it shall be a “Pledgor” for all purposes of the Pledge Agreement effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 3 of the Pledge Agreement are true and correct as to the undersigned as of the date hereof.

Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Pledgor under, and to be bound in all respects by the terms of, the Pledge Agreement, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. The undersigned (i) hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the Other Agents, the L/C Issuer, the Swing Line Lender and the Lenders, a security interest in all of the undersigned’s right, title and interest in and to all “Pledged Collateral” of the undersigned, in each case whether presently existing or owned or hereafter arising or acquired and wherever located; and (ii) agrees that all Pledged Collateral of the undersigned, including the property described on the supplemental schedule attached hereto, shall become part of the Pledged Collateral and shall secure all Secured Obligations

Schedule 1 to the Pledge Agreement is hereby amended by adding Schedule 1 attached hereto to the Pledge Agreement.

Annex 2-1.

This Accession Agreement shall constitute a Loan Document under the Credit Agreement.

THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement, as of the date first above written.

[PLEDGOR]

c/o

By:
	Title:	Attn.:
Fax No.
Email:

Annex 2-2.

SUPPLEMENT TO SCHEDULE 1

to the Pledge Agreement

PLEDGED EQUITY INTERESTS AND PLEDGED DEBT

1. Pledged LLC Interests. Interests in each limited liability company that is a Material Subsidiary or an owner of Unencumbered Pool Property and required to be pledged under the Credit Agreement as follows:

Pledgor (Jurisdiction of Organization)	Subsidiary	Number of Units	Date of Issuance of Units

2. Pledged Partnership Interests. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a Material Subsidiary or an owner of Unencumbered Pool Property and required to be pledged under the Credit Agreement as follows:

Pledgor (Jurisdiction of Organization)	Subsidiary	Type of Partnership Interest (e.g., general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests

3. Pledged Shares. Capital stock of each Material Subsidiary or owner of Unencumbered Pool Property being represented by stock certificates and required to be pledged under the Credit Agreement as follows:

Pledgor (Jurisdiction of Organization)	Subsidiary	Certificate No.	Certificate Date	No. and Class of Shares

Supplement to Schedule 1-1.

4. Pledged Debt. The following Pledged Debt:

Pledgor (Jurisdiction of Organization)	Obligor	Instrument No. (if any)	Instrument Date	Principal Amount

Supplement to Schedule 1-2.

EXHIBIT K

FORM OF LOAN DOCUMENT ASSUMPTION

AND

AFFIRMATION AGREEMENT

THIS LOAN DOCUMENT ASSUMPTION AND AFFIRMATION AGREEMENT (this “Assumption and Affirmation Agreement”), is entered into as of [                    , 200        ], by Catellus Operating Limited Partnership, a Delaware limited partnership (the “Post-REIT Conversion Borrower”) and Catellus Land and Development Corporation, a Delaware corporation (the “TRS Borrower”), in favor of the Lenders party to the Credit Agreement referred to below, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the letter of credit issuer (in such capacity, the “the L/C Issuer”), and the swing line lender (in such capacity, the “Swing Line Lender”), and the other agents under the Credit Agreement referred to below, and is acknowledged by (i) each Guarantor that is a party to a Guaranty under the Credit Agreement (each a “Guarantor” and collectively, the “Guarantors”); and (ii) each Pledgor that is a party to the Pledge Agreement or a Pledge Agreement accession agreement (each a “Pledgor” and collectively, the “Pledgors”).

R E C I T A L S

A. Catellus Development Corporation, a Delaware corporation, with corporation identification number 2049941, as a borrower (the “Pre-REIT Conversion Borrower” or “OP Borrower”), the TRS Borrower, with corporation identification number 3669767, as a borrower (the TRS Borrower together with the OP Borrower, each a “Borrower” and together, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders,” and individually, a “Lender”), Fleet National Bank, as Syndication Agent, Bank One, NA, as Documentation Agent, Wells Fargo Bank, National Association, as Managing Agent, Union Bank of California, N.A., as Managing Agent, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, are parties to a Credit Agreement dated as of August             , 2003 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”).

B. It is a condition precedent to the restructuring of the Pre-REIT Conversion Borrower, whereby the Pre-REIT Conversion Borrower will merge with and into the Post-REIT Conversion Borrower, with the Post-REIT Conversion Borrower being the surviving entity of such restructuring (the “REIT Conversion”), that the Post-REIT Conversion Borrower and the TRS Borrower execute this Assumption and Affirmation Agreement and an Allonge to each Note, substantially in the Form attached hereto as Exhibit A, and that each other Loan Document Party execute an Acknowledgement and Affirmation substantially in the form attached hereto as Exhibit B or Exhibit C, as applicable.

C. The Post-REIT Conversion Borrower wishes to assume all of the Pre-REIT Conversion Borrower’s Obligations under the Credit Agreement and each other Loan Document to which the Pre-REIT Conversion Borrower is a party, and wishes to become the “OP Borrower” under the Credit Agreement and each such other Loan Document.

Form of Loan Document Assumption and Affirmation Agreement

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 Defined Terms; Interpretation.

(a) All capitalized terms used in this Assumption and Affirmation Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) The rules of interpretation set forth in Sections 1.02 to 1.05 of the Credit Agreement shall be applicable to this Assumption and Affirmation Agreement and are incorporated herein by this reference.

SECTION 2 Assumption; Reaffirmation.

(a) The Post-REIT Conversion Borrower hereby unconditionally and expressly assumes and agrees to pay and perform each and every Obligation of the Pre-REIT Conversion Borrower under the Credit Agreement, the Notes and each other Loan Document, all as though the Credit Agreement, the Notes and each other Loan Document had originally been made, executed and delivered by the Post-REIT Conversion Borrower and it had been named as an original borrower therein. Without limiting the foregoing, the Post-REIT Conversion Borrower acknowledges and agrees that it assumes and agrees to pay to the Lenders (including the L/C Issuer and Swing Line Lender), in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, along with the TRS Borrower, the full principal amount and all other amounts owed to each Lender, the Administrative Agent, the Swing Line Lender, the L/C Issuer and the other agents under the Credit Agreement, the Notes and the other Loan Documents, plus interest thereunder at the rate specified in the Credit Agreement and the Notes.

(b) From and after the Effective Date set forth in Section 4 below, the “OP Borrower” under the Credit Agreement, each of the Notes and each of the other Loan Documents shall mean and refer to Catellus Operating Limited Partnership, a Delaware limited partnership.

(c) The TRS Borrower hereby unconditionally and expressly reaffirms and agrees to pay and perform each and every Obligation of the TRS Borrower under the Credit Agreement, the Notes and each other Loan Document, all as though the Credit Agreement, the Notes and each other Loan Document had originally been made, executed and delivered by both the Post-REIT Conversion Borrower and the TRS Borrower, and that the Post-REIT Conversion Borrower had been named as an original borrower therein. Without limiting the foregoing, the TRS Borrower (i) acknowledges the execution, delivery and performance by the Post-REIT Conversion Borrower of this Assumption and Affirmation Agreement, and (ii) reaffirms its obligation to pay to the Lenders (including the L/C Issuer and Swing Line Lender), in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, along with the Post-REIT Conversion Borrower, the full principal amount and all other amounts and Obligations owed to each Lender, the Administrative Agent, the Swing Line Lender, the L/C Issuer and the other agents under the Credit Agreement, the Notes and the other Loan Documents, plus interest thereunder at the rate specified in the Credit Agreement and the Notes.

Form of Loan Document Assumption and Affirmation Agreement

SECTION 3 Representations and Warranties. Each of the undersigned Post-REIT Conversion Borrower and the TRS Borrower hereby certify to the Administrative Agent and each of the Lenders that the representations and warranties of each Borrower contained in Section 5.24 of the Credit Agreement are true and correct with respect to the Post-REIT Conversion Borrower and TRS Borrower as of the Effective Date (except to the extent such representations and warranties specifically refer to an earlier date in which case they shall be true and correct as of such earlier date).

SECTION 4 Conditions to Effectiveness. The effective date for this Assumption and Affirmation Agreement shall be [                    , 200        ] (the “Effective Date”); provided, however, that the following conditions precedent have been satisfied as of the Effective Date:

(a) this Assumption and Affirmation Agreement shall be executed and delivered to the Administrative Agent by the Post-REIT Conversion Borrower and TRS Borrower;

(b) an Allonge to each Note, substantially in the form attached hereto as Exhibit A, shall be executed by the Post-REIT Conversion Borrower and the TRS Borrower and delivered to each Lender holding a Note;

(c) the Guarantor Acknowledgment and Reaffirmation, substantially in the form attached hereto as Exhibit B, shall be executed and delivered to the Administrative Agent by each Guarantor that is a party to a Guaranty as of the Effective Date;

(d) the Pledgor Acknowledgment and Reaffirmation, substantially in the form attached hereto as Exhibit C, shall be executed and delivered to the Administrative Agent by each Pledgor that is a party to a Pledge Agreement or a Pledge Agreement accession agreement as of the Effective Date;

(e) the representations and warranties of the Post-REIT Conversion Borrower contained in Section 5.24 of the Credit Agreement shall be true and correct as of the Effective Date; and

(f) the conditions precedent contained in Section 4.03 of the Credit Agreement shall have been satisfied.

SECTION 5 Further Assurances. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the Post-REIT Conversion Borrower and the TRS Borrower, each of the Post-REIT Conversion Borrower and TRS Borrower will promptly and duly execute and deliver any and all further instruments and documents, and will take such further action, as the Administrative Agent or any Lender may deem reasonable to effect the purposes of this Assumption and Affirmation Agreement including, without limitation, the execution and delivery of a replacement Note for any Lender requesting such a replacement Note, upon the cancellation of the original Note of such Lender that had been executed by the Pre-REIT Conversion Borrower and the TRS Borrower in connection with the closing of the Credit Agreement.

Form of Loan Document Assumption and Affirmation Agreement

SECTION 6 Successors and Assigns. This Assumption and Affirmation Agreement shall be binding upon each of the Post-REIT Conversion Borrower the TRS Borrower and shall inure to the benefit of the Administrative Agent, the Swing Line Lender, the L/C Issuer, each other agents and each of the Lenders and their respective successors and assigns.

SECTION 7 Governing Law. This Assumption and Affirmation Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of California.

SECTION 8 Counterparts. This Assumption and Affirmation Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

[Remainder of page left blank intentionally]

Form of Loan Document Assumption and Affirmation Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Assumption and Affirmation Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

CATELLUS OPERATING LIMITED PARTNERSHIP

By:	, its general
partner

By:

Name:

Title:

CATELLUS LAND AND DEVELOPMENT CORPORATION

By:

Name:

Title:

ACKNOWLEDGED:

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name Title:

K-Execution 1

Form of Loan Document Assumption and Affirmation Agreement

Exhibit A

To Loan Document Assumption and Affirmation

ALLONGE

This is an Allonge to that certain promissory note (the “Note”) dated as of August         , 2003, in the original principal amount of $                            , executed by Catellus Development Corporation, a Delaware corporation, with a corporate identification number of 2049941 (the “Pre-REIT Conversion Borrower”), and Catellus Land and Development Corporation, a Delaware corporation with a corporate identification number of 3669767 (the “TRS Borrower”) to the order of                              (the “Lender”).

Pursuant to that certain Loan Document Assumption and Affirmation Agreement, dated as of [                , 200        ] (the “Loan Document Assumption and Affirmation”), by each of the undersigned Catellus Operating Limited Partnership, a Delaware limited partnership (the “Post-REIT Conversion Borrower” or the “OP Borrower”), and the TRS Borrower, the Post-REIT Conversion Borrower has assumed all of the obligations and liabilities of the Pre-REIT Conversion Borrower under the Note, and the TRS Borrower has reaffirmed all of the TRS Borrower’s obligations and liabilities under the Note. Each of the undersigned confirms, acknowledges and agrees for the benefit of the Lender that each of the undersigned is and shall be the obligor and a Borrower under the Note, with the obligation to make all payments thereunder to the Lender.

IN WITNESS WHEREOF, the undersigned has executed this Allonge as of this          day of                     , 200        .

CATELLUS OPERATING LIMITED PARTNERSHIP

By:	, its general
partner

By:

Name:

Title:

CATELLUS LAND AND DEVELOPMENT CORPORATION

By:

Name:

Title:

Exhibit A-1

Exhibit B

To Loan Document Assumption and Affirmation

GUARANTOR ACKNOWLEDGMENT AND REAFFIRMATION

Each of the undersigned, a Guarantor pursuant to a Guaranty, dated as of                     , 200         (as amended, modified, renewed or extended from time to time, the “Guaranty”), executed by each of the undersigned in favor of the Lenders party to the Credit Agreement (as described in the Assumption and Affirmation Agreement referred to below), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the letter of credit issuer (in such capacity, the “the L/C Issuer”), and the swing line lender (in such capacity, the “Swing Line Lender”), and the other agents under such Credit Agreement, hereby executes this Acknowledgment and Reaffirmation in favor of the Lenders, the Administrative Agent, the L/C Issuer, the Swing Line Lender, and the other agents as of the date set forth below.

Capitalized terms used and not defined herein shall have the meanings as utilized in the Assumption and Affirmation Agreement referred to below, or if not defined therein, as defined in the Credit Agreement described in such Assumption and Affirmation Agreement.

Each of the undersigned Guarantor hereby certifies and agrees as follows:

1.	Such Guarantor acknowledges the execution, delivery and performance by Catellus Operating Limited Partnership, a Delaware limited partnership (the “Post -REIT Conversion Borrower”), in favor of the Agent, the other agents, the L/C Issuer, the Swing Line Lender and the Lenders, of that certain Loan Document Assumption and Affirmation Agreement, dated as of [ , 200 ] (the “Assumption and Affirmation Agreement”) and consents to all of the terms therein, including, without limitation, the assumption by the Post-REIT Conversion Borrower of each and every Obligation of the Pre-REIT Conversion Borrower under the Credit Agreement, the Notes and each other Loan Document.

2.	Such Guarantor reaffirms and agrees that the Guaranty to which it is a party and all other documents and agreements executed and delivered by such undersigned to the Administrative Agent in connection with the Guaranty are and continue in full force and effect, without defense, offset or counterclaim, and that such Guaranty continues to guarantee the full amount of the Loans and other Obligations assumed by the Post-REIT Conversion Borrower pursuant to the Assumption and Affirmation Agreement.

Dated: [ , 200 ]	[GUARANTOR]

By:
Name: Title:

Exhibit B-1

Exhibit C

To Loan Document Assumption and Affirmation

PLEDGOR ACKNOWLEDGMENT AND REAFFIRMATION

Each of the undersigned, a Pledgor pursuant to that certain Pledge Agreement, dated as of                 , 200        , or a Pledge Agreement accession agreement (collectively, as amended, modified, renewed or extended from time to time, the “Pledge Agreement”), executed by each of the undersigned in favor of the Lenders party to the Credit Agreement (as described in the Assumption and Affirmation Agreement referred to below), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the letter of credit issuer (in such capacity, the “the L/C Issuer”), and the swing line lender (in such capacity, the “Swing Line Lender”), and the other agents under such Credit Agreement, hereby executes this Acknowledgment and Reaffirmation in favor of the Lenders, the Administrative Agent, the L/C Issuer, the Swing Line Lender, and the other agents as of the date set forth below.

Capitalized terms used and not defined herein shall have the meanings as utilized in the Assumption and Affirmation Agreement referred to below, or if not defined therein, as defined in the Credit Agreement described in such Assumption and Affirmation Agreement.

Each of the undersigned Pledgor hereby certifies and agrees as follows:

1.	Such Pledgor acknowledges the execution, delivery and performance by Catellus Operating Limited Partnership, a Delaware limited partnership (the “Post -REIT Conversion Borrower”), in favor of the Agent, the L/C Issuer, the Swing Line Lender and the Lenders, of that certain Loan Document Assumption and Affirmation Agreement, dated as of [ , 200 ] (the “Assumption and Affirmation Agreement”) and consents to all of the terms therein, including, without limitation, the assumption by the Post-REIT Conversion Borrower of each and every Obligation of the Pre-REIT Conversion Borrower under the Credit Agreement, the Notes and each other Loan Document.

2.	Such Pledgor reaffirms and agrees that the Pledge Agreement to which it is a party and all other documents and agreements executed and delivered by such undersigned to the Administrative Agent in connection with the Pledge Agreement are and continue in full force and effect, without defense, offset or counterclaim, and that the collateral pledged under such Pledge Agreement continues to secure the full amount of the Loans and other Obligations assumed by the Post-REIT Conversion Borrower pursuant to the Assumption and Affirmation Agreement.

Dated: [ , 200 ]	[PLEDGOR]

By:
Name: Title:

Exhibit C-1